Exhibit 2.1

PURCHASE AGREEMENT AND PLAN OF MERGER
by and among
ARKA GROUP, L.P.,
BTO AMERGINT FEEDER PARENT L.P.,
CACI, INC. - FEDERAL,
SPATIUM MERGER SUB, LLC,
CACI INTERNATIONAL INC
and
ARKA HOLDCO L.P.
December 19, 2025

i

Table of Contents
(Continued)
Page
ii

Table of Contents
(Continued)
Page

iii

INDEX OF EXHIBITS
Exhibit A    Allocation Schedule
Exhibit B    Restructuring
Exhibit C    Accounting Principles

i

INDEX OF DEFINED TERMS
Accounting Principles....................................................................................................Section 9.01
Action.............................................................................................................................Section 3.12
Affiliate..........................................................................................................................Section 9.01
Affiliate Contract...........................................................................................................Section 3.17
Agreement...........................................................................................................................Preamble
AI Act.............................................................................................................................Section 9.01
AI System.......................................................................................................................Section 9.01
Allocation..................................................................................................................Section 6.10(a)
Allocation Schedule...................................................................................................Section 6.10(a)
Alternative Financing................................................................................................Section 6.14(b)
Anti-Corruption Laws....................................................................................................Section 9.01
Antitrust Laws................................................................................................................Section 9.01
Applicable Data Protection Laws..................................................................................Section 9.01
Applicable Data Protection Requirements.....................................................................Section 9.01
Audited Financial Statements....................................................................................Section 3.06(a)
Authorization Letter.......................................................................................................Section 9.01
Base Purchase Price.......................................................................................................Section 9.01
Blackstone......................................................................................................................Section 9.01
Blackstone Holder..........................................................................................................Section 9.01
Blocker..................................................................................................................................Recitals
Blocker Activities......................................................................................................Section 4.06(a)
Blocker Excess Amount.................................................................................................Section 9.01
Blocker Interests...................................................................................................................Recitals
Blocker Purchase Price..................................................................................................Section 9.01
Blocker Remaining Amount..........................................................................................Section 9.01
Blocker Seller.....................................................................................................................Preamble
Blocker-Owned Interests...............................................................................................Section 9.01
Board..............................................................................................................................Section 9.01
Business Day..................................................................................................................Section 9.01
Cash................................................................................................................................Section 9.01
Certificate of Limited Partnership.................................................................................Section 9.01
Certificate of Merger......................................................................................................Section 2.02
Class A Partnership Interests.........................................................................................Section 9.01
Class B Partnership Interests.........................................................................................Section 9.01
Class C Partnership Interests.........................................................................................Section 9.01
Closing...........................................................................................................................Section 2.01
Closing Date...................................................................................................................Section 2.01
Closing Purchase Price..................................................................................................Section 9.01
Closing Statement..........................................................................................................Section 1.04
COBRA..........................................................................................................................Section 9.01
Code...............................................................................................................................Section 9.01
Collective Bargaining Agreement..................................................................................Section 9.01

Confidentiality Agreement........................................................................................Section 6.03(a)
Continuation Period...................................................................................................Section 6.09(a)
Contract..........................................................................................................................Section 9.01
Current Government Contract........................................................................................Section 9.01
D&O Indemnified Party............................................................................................Section 6.07(a)
DCSA.........................................................................................................................Section 3.20(j)
Debt Financing...............................................................................................................Section 6.13
DGCL.............................................................................................................................Section 9.01
Disclosure Schedules.....................................................................................................Section 9.01
Dispute Resolution Firm................................................................................................Section 1.04
DLLCA.................................................................................................................................Recitals
DRULPA...............................................................................................................................Recitals
Effective Time...............................................................................................................Section 2.02
Enforceability Exceptions..............................................................................................Section 3.02
Environmental Claim.....................................................................................................Section 9.01
Environmental Laws......................................................................................................Section 9.01
Environmental Permits...................................................................................................Section 3.19
Equity Holder.................................................................................................................Section 9.01
Equity Holder Excess Amount.......................................................................................Section 9.01
Equity Holder Remaining Amount................................................................................Section 9.01
Equity Holder Representative.............................................................................................Preamble
Equity Holder Representative Costs and Expenses.......................................................Section 9.01
Equity Interest................................................................................................................Section 9.01
ERISA............................................................................................................................Section 9.01
Escrow Account.............................................................................................................Section 1.06
Escrow Agent.................................................................................................................Section 9.01
Escrow Agreement.........................................................................................................Section 1.06
Escrow Amount.............................................................................................................Section 9.01
Estimated Cash...............................................................................................................Section 1.02
Estimated Closing Statement.........................................................................................Section 1.02
Estimated Indebtedness..................................................................................................Section 1.02
Estimated Net Working Capital.....................................................................................Section 1.02
Estimated Transaction Expenses...................................................................................Section 1.02
Existing Credit Facility..................................................................................................Section 9.01
Export Control Laws......................................................................................................Section 9.01
FAR...........................................................................................................................Section 3.20(d)
Final Excess Purchase Price...........................................................................................Section.1.05
Final Purchase Price.......................................................................................................Section 9.01
Financial Statements..................................................................................................Section 3.06(a)
Financing Related Persons.............................................................................................Section 9.01
Financing Sources..........................................................................................................Section 9.01
Foreign Investment Laws...............................................................................................Section 9.01
Fraud..............................................................................................................................Section 9.01
Funded Indebtedness......................................................................................................Section 9.01
GAAP.............................................................................................................................Section 9.01

General Partner.....................................................................................................................Recitals
Governance Documents.................................................................................................Section 9.01
Government Bid.............................................................................................................Section 9.01
Government Contract.....................................................................................................Section 9.01
Government Official......................................................................................................Section 9.01
Governmental Entity.....................................................................................................Section 9.01
Hazardous Materials......................................................................................................Section 9.01
HSR Act....................................................................................................................Section 3.04(b)
Indebtedness...................................................................................................................Section 9.01
Initial Blocker Excess Amount......................................................................................Section 9.01
Initial Equity Holder Excess Amount............................................................................Section 9.01
Initial Excess Purchase Pric...........................................................................................Section 1.04
Initial Purchase Price Deficit.........................................................................................Section 1.04
Insurance Policies..........................................................................................................Section 3.14
Intellectual Property.......................................................................................................Section 9.01
Interim Financial Statements.....................................................................................Section 3.06(a)
IT Assets........................................................................................................................Section 9.01
knowledge of Purchaser.................................................................................................Section 9.01
knowledge of the Partnership.........................................................................................Section 9.01
Latest Balance Sheet..................................................................................................Section 3.06(a)
Law................................................................................................................................Section 9.01
Law Firm......................................................................................................................Section 10.22
Lease..............................................................................................................................Section 9.01
Leased Real Property.....................................................................................................Section 9.01
Letter of Transmittal..................................................................................................Section 1.03(b)
Liabilities.......................................................................................................................Section 9.01
Liens..............................................................................................................................Section 9.01
Limited Partners.............................................................................................................Section 9.01
Lookback Period............................................................................................................Section 9.01
Losses.............................................................................................................................Section 9.01
Material Adverse Effect.................................................................................................Section 9.01
Material Contract.......................................................................................................Section 3.10(a)
Merger.......................................................................................................................Section 1.01(b)
Merger Purchase Price...................................................................................................Section 9.01
Merger Sub.........................................................................................................................Preamble
Multiemployer Plan.......................................................................................................Section 9.01
National Security Requirements..................................................................................Section 10.08
Net Working Capital......................................................................................................Section 9.01
New Plans..................................................................................................................Section 6.09(b)
NISPOM.....................................................................................................................Section 3.20(j)
Non-Recourse Party.......................................................................................................Section 9.01
Objections Statement.....................................................................................................Section 1.04
OCI...........................................................................................................................Section 3.20(i)
OFAC.............................................................................................................................Section 9.01
Old Plans...................................................................................................................Section 6.09(b)

Omitted Information....................................................................................................Section 10.08
Order..............................................................................................................................Section 3.12
Ordinary Course of Business.........................................................................................Section 9.01
Organizational Documents.............................................................................................Section 9.01
Other Partnership...........................................................................................................Section 9.01
Outside Date..............................................................................................................Section 8.01(d)
Owned Intellectual Property..........................................................................................Section 9.01
Owned Real Property.....................................................................................................Section 9.01
Parties..................................................................................................................................Preamble
Partnership..........................................................................................................................Preamble
Partnership 401(k) Plan.............................................................................................Section 6.09(d)
Partnership Agreement..................................................................................................Section 9.01
Partnership Employees..............................................................................................Section 6.09(a)
Partnership Fundamental Representations.....................................................................Section 9.01
Partnership Interests.......................................................................................................Section 9.01
Partnership Plan.............................................................................................................Section 9.01
Partnership Related Party...............................................................................................Section 9.01
Party....................................................................................................................................Preamble
Pass-Through Tax Return..........................................................................................Section 6.10(b)
Paying Agent..................................................................................................................Section 9.01
Paying Agent Agreement..........................................................................................Section 2.07(c)
Payment Schedule..........................................................................................................Section 9.01
Payoff Indebtedness.............................................................................................Section 2.07(c)(vi)
Payoff Letter..................................................................................................................Section 9.01
Permits...........................................................................................................................Section 3.15
Permitted Liens..............................................................................................................Section 9.01
Person.............................................................................................................................Section 9.01
Personal Data.................................................................................................................Section 9.01
Post-Closing Tax Period................................................................................................Section 9.01
Pre-Closing Tax Amount...............................................................................................Section 9.01
Pre-Closing Tax Period..................................................................................................Section 9.01
Processed........................................................................................................................Section 9.01
Processing......................................................................................................................Section 9.01
Purchase.....................................................................................................................Section 1.01(a)
Purchaser.............................................................................................................................Preamble
Purchaser Fundamental Representations.......................................................................Section 9.01
Purchaser Material Adverse Effect................................................................................Section 9.01
Purchaser Related Party.................................................................................................Section 9.01
Purchaser Releasing Person...........................................................................................Section 6.08
Purchaser’s Draft Allocation.....................................................................................Section 6.10(a)
Reference Time..............................................................................................................Section 9.01
Registered Intellectual Property................................................................................Section 3.11(a)
Release...........................................................................................................................Section 9.01
Remaining Escrow Amount...........................................................................................Section 1.06
Required Amount...........................................................................................................Section 5.06
v

Restricted Cash..............................................................................................................Section 9.01
Restructuring..................................................................................................................Section 6.11
Sanctioned Country........................................................................................................Section 9.01
Sanctioned Person..........................................................................................................Section 9.01
Sanctions Laws..............................................................................................................Section 9.01
Section 280G..............................................................................................................…Section 6.15
Section 280G Payments.................................................................................................Section 6.15
Securities Act.................................................................................................................Section 9.01
Seller............................................................................................................................Section 10.22
Seller Released Person...................................................................................................Section 6.08
Service Provider.............................................................................................................Section 9.01
spot rate........................................................................................................................Section 10.07
Straddle Period...............................................................................................................Section 9.01
Subsidiary......................................................................................................................Section 9.01
Surviving Entity........................................................................................................Section 1.01(b)
Target Net Working Capital Amount............................................................................Section 9.01
Tax.................................................................................................................................Section 9.01
Tax Proceeding..............................................................................................................Section 9.01
Tax Returns....................................................................................................................Section 9.01
Taxes.............................................................................................................................Section 9.01
Transaction Documents.................................................................................................Section 9.01
Transaction Expenses.....................................................................................................Section 9.01
Transaction Tax Deductions..........................................................................................Section 9.01
Transactions...................................................................................................................Section 9.01
Transfer Taxes...............................................................................................................Section 9.01
U.S. dollar equivalent..................................................................................................Section 10.07
WARN Act.....................................................................................................................Section 9.01
Willful Breach................................................................................................................Section 9.01

PURCHASE AGREEMENT AND PLAN OF MERGER
THIS PURCHASE AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 19, 2025, is made and entered into by and among ARKA GROUP, L.P., a Delaware limited partnership (the “Partnership”), BTO AMERGINT FEEDER PARENT L.P., a Delaware limited partnership (“Blocker Seller”), CACI, INC. - FEDERAL, a Delaware corporation (“Purchaser”), SPATIUM MERGER SUB, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Purchaser (“Merger Sub”), solely for purposes of Section 10.23, CACI INTERNATIONAL INC, a Delaware corporation (“Parent”), and, solely in its capacity as the representative of the Equity Holders, ARKA HOLDCO L.P., a Delaware limited partnership (the “Equity Holder Representative”). Each of the Partnership, Blocker Seller, Purchaser, Merger Sub, Parent (solely for purposes of Section 10.23), and the Equity Holder Representative shall be referred to herein from time to time as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article IX below.
WHEREAS, Blocker Seller owns all of the issued and outstanding equity interests (the “Blocker Interests”) in BTO Amergint Feeder L.L.C., a Delaware limited liability company (“Blocker”);
WHEREAS, on the terms and subject to the conditions set forth herein, Purchaser wishes to purchase from Blocker Seller, and Blocker Seller wishes to sell to Purchaser, all of the Blocker Interests, as more fully set forth herein;
WHEREAS, on the terms and subject to the conditions set forth herein and the applicable provisions of the Delaware Revised Uniform Limited Partnership Act, as in effect from time to time (the “DRULPA”), and the Delaware Limited Liability Company Act, as in effect from time to time (the “DLLCA”), on the Closing Date and immediately after the sale of the Blocker Interests from Blocker Seller to Purchaser, Merger Sub will merge with and into the Partnership, with the Partnership being the Surviving Entity;
WHEREAS, in accordance with Section 2.5(c) of the Partnership Agreement, ARKA GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), has declared advisable and in the best interest of the Partnership and its Limited Partners, and approved, this Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement, the DRULPA and its organizational documents;
WHEREAS, the Boards of each of Purchaser (for itself and as the sole equityholder of Merger Sub) and Merger Sub have declared advisable and approved this Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement, the DGCL, the DLLCA and their respective organizational documents; and
WHEREAS, the general partner of Blocker Seller has approved this Agreement and the Transactions, on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Article IPURCHASE AND MERGER; PURCHASE PRICE ADJUSTMENT
1.01Purchase and Merger.
(a)On the terms and subject to the conditions set forth herein, at the Closing and following the Restructuring and immediately prior to the Merger, Blocker Seller shall sell, transfer, convey and deliver all of the Blocker Interests to Purchaser, free and clear of all Liens (other than Liens imposed by applicable securities laws), and Purchaser shall purchase and acquire the Blocker Interests from Blocker Seller (the “Purchase”).
(b)On the terms and subject to the conditions set forth herein, at the Effective Time and immediately following the Purchase, Merger Sub shall be merged with and into the Partnership in accordance with the DRULPA and the DLLCA (the “Merger”), whereupon the separate limited liability company existence of Merger Sub shall cease, and the Partnership shall continue as the surviving partnership in the Merger (the “Surviving Entity”) and shall succeed to and assume all of the rights and obligations of Merger Sub in accordance with the DRULPA and the DLLCA.
1.02Closing Calculations. Not less than two Business Days prior to the Closing Date, the Partnership shall deliver to Purchaser a statement (the “Estimated Closing Statement”) setting forth in reasonable detail (a) a good faith calculation of the Partnership’s estimate of Cash (“Estimated Cash”), Indebtedness (“Estimated Indebtedness”), Net Working Capital (“Estimated Net Working Capital”) and Transaction Expenses (“Estimated Transaction Expenses”) and (b) the Closing Purchase Price. The Estimated Closing Statement shall be prepared, and the components of the Closing Purchase Price contained therein shall be determined, in accordance with the Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement. Following the delivery of the Estimated Closing Statement and prior to the Closing Date, the Partnership shall provide Purchaser and its representatives with reasonable access during normal business hours to the books and records used in preparing the Estimated Closing Statement, any work papers related to the preparation of the Estimated Closing Statement (subject to the execution of any customary work paper access letters required by any of the representatives of the Partnership or any of its Subsidiaries), and to senior management personnel of the Partnership and its Subsidiaries, in each case, to the extent reasonably requested by Purchaser or its representatives in connection with their review of the Estimated Closing Statement, and the Partnership shall, and shall cause its Subsidiaries to, reasonably cooperate with Purchaser and its representatives in connection with such review. If Purchaser disagrees with any portion of the Estimated Closing Statement, including with respect to the calculations of any amounts set forth therein, Purchaser and the Partnership shall cooperate in good faith to resolve such disagreements and, if any disputed items are resolved or the Partnership agrees to any such revisions, the Partnership shall modify the Estimated Closing Statement to reflect such revisions and redeliver the Estimated Closing Statement to Purchaser. If Purchaser and the Partnership fail to resolve any of Purchaser’s disagreements prior to Closing, the Estimated Closing Statement as originally delivered by the Partnership (with any modifications made pursuant to this Section 1.02) shall be conclusive and binding upon Purchaser for purposes of determining the Closing Purchase Price payable by Purchaser at Closing. The Parties acknowledge that a Party’s acceptance of the figures set forth in the Estimated Closing Statement (including any adjustments made in accordance with this Section

1.02), or any failure of a Party to raise any objection or dispute with respect to any of the foregoing estimates or calculations, shall not in any way prejudice such Party’s right to raise any matter in the Closing Statement, including with respect to the appropriate application of the Accounting Principles or other applicable definitions contained in this Agreement.
1.03Payment Schedule; Letter of Transmittal.
(a)Not less than two Business Days prior to the Closing, the Partnership shall deliver, or cause to be delivered, to Purchaser the Payment Schedule. Notwithstanding anything herein to the contrary, Purchaser, the Paying Agent and the Escrow Agent shall be entitled to conclusively and absolutely rely (without any obligation of inquiry) on the Payment Schedule and shall not be liable to Blocker Seller, the Equity Holders or any other Person for the accuracy of any payments to be made in accordance therewith. Any disputes among Blocker Seller, the Equity Holders or any other Person with respect to the allocation of the Closing Purchase Price, Final Purchase Price or other amounts due hereunder, among such Persons shall not interfere in any way with, or give rise to any claim or right upon, Purchaser’s ownership of the Partnership Interests or the Blocker Interests.
(b)Prior to the Closing, the Partnership shall deliver, or cause to be delivered, to each Equity Holder (other than the Blackstone Holder and Blocker) a letter of transmittal in customary form reasonably agreed in good faith by Purchaser and the Equity Holder Representative (the “Letter of Transmittal”). Upon delivery to the Paying Agent of a Letter of Transmittal duly executed and properly completed in accordance with the instructions thereto, and all other required materials as set forth therein or as otherwise required by the Paying Agent, such Equity Holder shall be entitled to receive for such Equity Holder’s Partnership Interests the payments described in Section 2.07(a)(ii).
1.04Final Closing Statement Calculation. Within 90 days after the Closing Date, Purchaser shall deliver to the Equity Holder Representative a statement (the “Closing Statement”) setting forth in reasonable detail (a) Purchaser’s good faith calculation of Cash, Indebtedness, Net Working Capital, and Transaction Expenses and (b) the Closing Purchase Price as determined (solely for purposes of the Closing Statement) based upon the amounts set forth in the preceding clause (a) in lieu of clauses (b), (c), (d), (e) and (f) of the definition thereof. Cash, Indebtedness, Net Working Capital and Transaction Expenses shall be determined in accordance with the Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement. The Accounting Principles used to determine the amount of Cash, Indebtedness and Net Working Capital in the Closing Statement will entirely disregard (i) any and all effects on the Partnership and its Subsidiaries (including the assets and liabilities of the Partnership and its Subsidiaries) as a result of the Transactions or any financing or refinancing arrangements entered into at any time by Purchaser or its Affiliates or any other transaction entered into by Purchaser or its Affiliates in connection with the consummation of the Transactions, and (ii) any of the plans, transactions, fundings, payments or changes that Purchaser or its Affiliates initiates or makes or causes to be initiated or made after the Closing with respect to the Partnership or any of its Subsidiaries or their respective businesses or assets, or any facts or circumstances that are unique or particular to Purchaser or its Affiliates or any of their respective assets or liabilities. If the proposed Closing Purchase Price reflected in the Closing Statement is greater than or equal to the Closing Purchase Price reflected in the

Estimated Closing Statement (the amount of such difference, the “Initial Excess Purchase Price”), the Equity Holder Representative and Purchaser shall promptly (but in any event within five Business Days) deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to release from the Escrow Account the entire Escrow Amount to Blocker Seller, the Paying Agent (on behalf of and as agent of the Equity Holders), and the Blackstone Holder, in each case, in accordance with the Payment Schedule. In addition, Purchaser shall promptly (but in any event within five Business Days) pay, or cause the Partnership or one of its Subsidiaries to pay, to Blocker Seller, the Paying Agent (on behalf of and as agent of the Equity Holders), and the Blackstone Holder, in each case, in accordance with the Payment Schedule, the Initial Excess Purchase Price (it being understood and agreed that such payment shall not limit the rights of the Equity Holder Representative pursuant to this Section 1.04). If the proposed Closing Purchase Price as reflected in the Closing Statement is less than the Closing Purchase Price reflected in the Estimated Closing Statement (the amount of such difference, the “Initial Purchase Price Deficit”), the Equity Holder Representative and Purchaser shall promptly (but in any event within five Business Days) deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to release from the Escrow Account to Blocker Seller, the Paying Agent (on behalf of and as agent of the Equity Holders), and the Blackstone Holder, in each case, in accordance with the Payment Schedule, an aggregate amount equal to the excess, if any, of (A) the entire Escrow Amount over (B) the absolute value of the Initial Purchase Price Deficit (it being understood and agreed that such payment shall not limit the rights of the Equity Holder Representative pursuant to this Section 1.04). During the 45-day period following delivery of the Closing Statement, the Equity Holder Representative and its accountants and other representatives shall be permitted reasonable access at reasonable times during normal business hours to review the Partnership’s and its Subsidiaries’ books and records and any work papers related to the preparation of the Closing Statement (subject to the execution of any customary work paper access letters required by any of the representatives of Purchaser or the Partnership or any of its Subsidiaries), in each case, to the extent reasonably requested by the Equity Holder Representative or its accountants or other representatives in connection with their review of the Closing Statement. The Equity Holder Representative and its accountants and other representatives may make inquiries of Purchaser, the Partnership, its Subsidiaries and their respective accountants and employees regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Purchaser shall use its, and shall cause the Partnership and its Subsidiaries to use their respective, commercially reasonable efforts, to cause any such accountants and employees to reasonably cooperate with and respond to such inquiries. If the Equity Holder Representative has any objections to the Closing Statement, the Equity Holder Representative shall deliver to Purchaser a written statement setting forth their objections thereto (an “Objections Statement”). Any Objection Statement shall describe in reasonable detail the nature of any such objections. For the avoidance of doubt, the Equity Holder Representative shall be deemed to have agreed with all items and amounts set forth in the Closing Statement and not disputed in an Objections Statement delivered prior to the expiration of such 45-day review period. If an Objections Statement is not delivered to Purchaser within 45 days following the delivery of the Closing Statement, the Equity Holder Representative shall be deemed to have accepted the Closing Statement as delivered by Purchaser and the Closing Statement shall be final, binding and non-appealable by the Parties. If the Closing Purchase Price set forth in the Closing Statement is mutually agreed by Purchaser and the Equity Holder Representative, the

Closing Statement and the Closing Purchase Price set forth therein shall be final and binding on the Parties. If the Equity Holder Representative timely delivers an Objections Statement, the Equity Holder Representative and Purchaser shall negotiate in good faith to resolve any such objections as soon as practicable (and all such discussions shall be governed by Rule 408 of the Federal Rules of Evidence, as in effect as of the date hereof), but if they do not reach a final resolution within 30 days after the delivery of the Objections Statement, the Equity Holder Representative and Purchaser shall submit such dispute to an independent boutique specialty firm with an active practice area focused on post-merger and acquisitions purchase price dispute resolution reasonably acceptable to Purchaser and the Equity Holder Representative (the “Dispute Resolution Firm”). Any further submissions to the Dispute Resolution Firm must be written and delivered to each party to the dispute. The Dispute Resolution Firm, acting as an expert and not an arbiter, shall consider only those items and amounts that are identified in the Objections Statement as being items that the Equity Holder Representative and Purchaser were unable to resolve. No Party shall, and each Party shall cause its respective Affiliates and representatives not to, have any ex parte communication with the Dispute Resolution Firm relating to its services under or in connection with this Agreement or the Transactions. The Dispute Resolution Firm’s determination shall be based solely on the definitions of Cash, Indebtedness, Net Working Capital and Transaction Expenses contained herein, other applicable definitions and provisions set forth in this Agreement and the Accounting Principles. The Equity Holder Representative and Purchaser shall use their reasonable best efforts to cause the Dispute Resolution Firm to resolve all disagreements as soon as practicable (and, in any event, within 30 days), and the Dispute Resolution Firm shall not be permitted to resolve the disputed amounts outside of the range of the disputed amounts set forth in the Closing Statement and the Objections Statement (it being understood that the Final Purchase Price shall in no event be less than the Closing Purchase Price reflected in the Closing Statement). Further, the Dispute Resolution Firm’s determination shall be based solely on the submissions by Purchaser and the Equity Holder Representative that are in accordance with the terms and procedures set forth in this Agreement and the Accounting Principles (i.e., not on the basis of an independent review). The Dispute Resolution Firm shall issue a detailed written report that sets forth the resolution of all items in dispute, which, absent manifest error by the Dispute Resolution Firm, shall be final and binding on, and non-appealable by, the Parties. The costs and expenses of the Dispute Resolution Firm shall be allocated by the Dispute Resolution Firm between Purchaser, on the one hand, and the Equity Holders and Blocker Seller, on the other hand, based upon the percentage that the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if the Equity Holder Representative claims the Closing Purchase Price is $1,000 greater than the amount determined by Purchaser, and Purchaser contests only $500 of the amount claimed by the Equity Holder Representative, and if the Dispute Resolution Firm ultimately resolves the dispute by awarding the Equity Holder Representative, collectively, $300 of the $500 contested, then the costs and expenses of dispute resolution shall be allocated 60% (i.e., 300 ÷ 500) to Purchaser and 40% (i.e., 200 ÷ 500) to the Equity Holders and Blocker Seller, collectively (and in accordance with each of their pro rata shares of the Closing Purchase Price).

1.05Post-Closing Adjustment Payment.
(a)If the Final Purchase Price is greater than the Closing Purchase Price reflected in the Estimated Closing Statement (the amount of such difference, the “Final Excess Purchase Price”), Purchaser shall promptly (but in any event within five Business Days) pay, or cause the Partnership or its Subsidiaries to pay, such Final Excess Purchase Price (net of the Initial Excess Purchase Price paid pursuant to Section 1.04) to Blocker Seller, the Paying Agent (on behalf of and as agent of the Equity Holders), and the Blackstone Holder, in each case, in accordance with the Payment Schedule. If the Final Purchase Price is less than the Closing Purchase Price reflected in the Estimated Closing Statement, Purchaser and the Equity Holder Representative shall promptly (but in any event within five Business Days) deliver a joint written instruction to the Escrow Agent to pay to Purchaser the absolute value of such difference by wire transfer of immediately available funds from the Escrow Account to an account designated in writing by Purchaser to the Equity Holder Representative and the Escrow Agent. None of Blocker Seller, the Equity Holders or the Equity Holder Representative shall have any liability for any amounts due pursuant to Section 1.04 or this Section 1.05 except to the extent of the funds available in the Escrow Account.
(b)If Purchaser fails to timely deliver the Closing Statement in accordance with Section 1.04, then, at the election of the Equity Holder Representative in its sole discretion, either (i) the Final Purchase Price shall be deemed to equal the Closing Purchase Price reflected in the Estimated Closing Statement or (ii) the Equity Holder Representative and Purchaser shall retain (at the expense of Purchaser) the Dispute Resolution Firm to provide an audit or other review of the books of the Partnership and its Subsidiaries, review the calculation of the Closing Purchase Price as reflected in the Estimated Closing Statement and make any adjustments necessary thereto in accordance with the Accounting Principles and in a manner consistent with the applicable definitions contained in this Agreement, consistent with the provisions of Section 1.04, following which the Closing Purchase Price, as so adjusted, shall be deemed to be the Final Purchase Price hereunder (the determination of such Dispute Resolution Firm being conclusive and binding on the Parties).
1.06Escrow Account. At the Closing, Purchaser shall deposit the Escrow Amount in immediately available funds into an escrow account (the “Escrow Account”) to be established and maintained by the Escrow Agent pursuant to the terms and conditions of an escrow agreement, to be entered into on the Closing Date by Purchaser, the Equity Holder Representative and the Escrow Agent in customary form reasonably agreed in good faith by Purchaser, the Equity Holder Representative and the Escrow Agent (the “Escrow Agreement”). The Escrow Amount shall serve solely as security for, and as the sole source of payment of, Purchaser’s rights pursuant to Section 1.05, if any. All fees, costs and expenses of the Escrow Agent shall be paid by Purchaser. Prior to the determination of the Final Purchase Price, amounts may be released from the Escrow Account solely in accordance with Section 1.04, if any. Promptly following the determination of the Final Purchase Price, and the making of all payments due pursuant to Section 1.04 and Section 1.05, if any, if there are any amounts remaining in the Escrow Account (the “Remaining Escrow Amount”), then Purchaser and the Equity Holder Representative shall deliver a joint written instruction to the Escrow Agent to pay, to the extent and at the time applicable, the Remaining Escrow Amount to Blocker Seller, the

Paying Agent, on behalf of and as agent of the Equity Holders, and the Blackstone Holder, in each case, in accordance with the Payment Schedule.
1.07Withholding. Any of Purchaser, the Paying Agent, the Escrow Agent, the Partnership and any of its Subsidiaries (and their applicable Affiliates) shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Tax Law. To the extent such deduction and withholding is in respect of the Closing Purchase Price or the Final Purchase Price, Purchaser shall use commercially reasonable efforts to (a) notify Blocker Seller or the Equity Holder Representative, as applicable, of such deduction and withholding at least five Business Days prior to the Closing Date or any subsequent date that the applicable payment is to be made which shall include the legal basis for such deduction or withholding and (b) provide such Person with an opportunity to provide any form or documentation or take such other steps in order to reduce or eliminate such withholding to the extent permitted under applicable Law. Purchaser further agrees that, provided the IRS Form W-9 described in Section 6.10(i) is provided by the Blocker Seller or an Equity Holder, it will not make any such deduction or withholding of U.S. federal Taxes from any payment to be made to or on behalf of the Blocker Seller or such Equity Holder pursuant to Article I (or any other payment made hereunder that is treated as an adjustment to the purchase price for U.S. federal income tax purposes) unless such deduction or withholding becomes required pursuant to a change in applicable Law after the date hereof; provided that the foregoing shall not apply in respect of any withholding in respect of compensatory payments (which payments shall be made by the Partnership or the applicable Subsidiary through such entity’s payroll account or process and shall be made net of any applicable Tax withholding). To the extent that any amounts are so withheld and remitted to the applicable Governmental Entity by Purchaser, the Escrow Agent, the Partnership or any of its Subsidiaries (or their respective applicable Affiliate), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article IITHE CLOSING
2.01The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place telephonically and through the mutual exchange via email of executed copies of documents (including in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), at 9:00 a.m., New York time, on the second Business Day following satisfaction or due waiver of all of the closing conditions set forth in Article VII (other than those to be satisfied at the Closing itself, but subject to the satisfaction or waiver of such conditions) or on such other date and/or time as is mutually agreed in writing by Purchaser and the Partnership. The date on which the Closing occurs is referred to herein as the “Closing Date.”
2.02Effective Time. On the terms and subject to the conditions set forth herein, as soon as practicable on the Closing Date immediately following the Purchase, the Partnership and Merger Sub shall duly execute and file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the DRULPA and the DLLCA and, as soon as practicable on or after the Closing Date, shall make all other filings and recordings required under the DRULPA and the DLLCA in connection with the Merger and Section 2.04. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Office of the Secretary of the State of the State of Delaware, unless Purchaser and the Partnership shall agree and specify a subsequent date or time in the Certificate of Merger, in which case the Merger shall become effective at such subsequent date or time (the time the Merger becomes effective being the “Effective Time”).
2.03Effects of the Merger. The Merger shall have the effects set forth in this Agreement and as provided in the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Partnership and Merger Sub shall vest in the Surviving Entity, and all claims, obligations, liabilities, debts and duties of the Partnership and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.
2.04Certificate of Limited Partnership and Limited Partnership Agreement.
(a)The Certificate of Limited Partnership shall be amended and restated by virtue of the Merger in a form determined by Purchaser prior to the Closing, and as so amended, shall be the certificate of limited partnership of the Surviving Entity until thereafter amended in accordance with applicable Law.
(b)Subject to Section 6.07, the Partnership Agreement, as in effect immediately prior to the Effective Time, shall, by virtue of the Merger, be amended and restated in its entirety as set forth in an amended and restated limited partnership agreement of the Surviving Entity, in such form as determined by Purchaser prior to the Closing, and as so amended and restated shall be the limited partnership agreement of the Surviving Entity until thereafter amended in accordance with the DRULPA and as provided in such limited partnership agreement.
2.05General Partner. At the Effective Time, the General Partner shall withdraw and resign from the Partnership in accordance with the DRULPA and contemporaneously with such withdrawal and resignation, Purchaser shall cause the General Partner to be substituted and replaced by a Person designated by Purchaser who has executed a counterpart of the limited partnership agreement that is amended and restated as of the Effective Time in accordance with Section 2.04(b).
2.06Officers. The officers of Merger Sub shall, from and after the Effective Time, become the officers of the Surviving Entity until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the limited partnership agreement of the Surviving Entity and applicable Law.
2.07The Closing Transactions.
(a)At the Effective Time, by virtue of the Merger and without any action on the part of the Partnership, Purchaser, Merger Sub or any of the Equity Holders:

(i)All issued and outstanding Partnership Interests held by the Partnership shall be automatically cancelled and no consideration shall be issued or paid in respect thereof.
(ii)Each Partnership Interest held by an Equity Holder, other than the Blocker-Owned Interests, shall be converted into the right to receive, in each case, in cash, without interest:
(A)at the Effective Time, a portion of the Closing Purchase Price, as determined as if the Merger Purchase Price was distributed with respect to all Partnership Interests (including Blocker-Owned Interests) in accordance with Section 8.5 of the Partnership Agreement (calculated as if all of the Closing Purchase Price constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement), which amount shall be set forth in the Payment Schedule; plus
(B)promptly following the determination of the Final Purchase Price, and the making of all payments due pursuant to Section 1.04 and Section 1.05, a portion of the Equity Holder Remaining Amount from the Escrow Account, as determined as though all of the Remaining Escrow Amount was distributed to all Equity Holders (including the Equity Holders who held Blocker-Owned Interests and as if the Blocker-Owned Interests were still outstanding) in accordance with Section 8.5 of the Partnership Agreement (calculated as if all of the Remaining Escrow Amount constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement and such distribution was made following the deemed distribution in the foregoing clause (A)); plus
(C)at the time described in Section 1.04, a portion of each of the Initial Equity Holder Excess Amount, if any, and, at the time described in Section 1.05, the Equity Holder Excess Amount, if any, distributable to the Equity Holders (other than the Equity Holders who held Blocker-Owned Interests) under Section 1.04 and Section 1.05, as determined as though all of the Initial Equity Holder Excess Amount and the Equity Holder Excess Amount, respectively, were distributed to all Equity Holders (including the Equity Holders who held Blocker-Owned Interests and as if the Blocker-Owned Interests were still outstanding) in accordance with Section 8.5 of the Partnership Agreement (calculated as if all of such Initial Excess Purchase Price and Final Excess Purchase Price constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement and such distribution was made following the deemed distributions in the foregoing clauses (A) and (B)).
For each of the payments to be made pursuant to Section 2.07(a)(ii)(A), Section 2.07(a)(ii)(B) and Section 2.07(a)(ii)(C), each shall be calculated in accordance with the Payment Schedule.

(iii)Each Blocker-Owned Interest automatically shall be converted into one fully paid and nonassessable partnership interest of the Surviving Entity.
(iv)Each limited liability company interest of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable partnership interest of the Surviving Entity, and Purchaser shall be admitted as the sole limited partner of the Surviving Entity.
(v)All rights in respect of all Partnership Interests shall cease to exist, other than the right to receive the consideration as described in Section 2.07(a)(ii) payable, in each case, at the times provided for therein.
(b)At the Closing, Purchaser shall:
(i)deposit, or cause to be deposited, by wire transfer of immediately available funds with the Paying Agent, to such account or accounts of the Paying Agent as the Paying Agent shall designate in writing to Purchaser at least two Business Days prior to the Closing Date, for the benefit of the Equity Holders (other than the Blackstone Holder and Blocker) an amount equal to the portion of the Merger Purchase Price payable to such Equity Holders;
(ii)pay, or cause to be paid, to the Blackstone Holder an amount equal to the portion of the Merger Purchase Price payable to the Blackstone Holder by wire transfer of immediately available funds to such account as the Blackstone Holder shall designate in writing to Purchaser at least two Business Days prior to the Closing Date;
(iii)pay, or cause to be paid, to Blocker Seller an amount equal to the Blocker Purchase Price by wire transfer of immediately available funds to such account as Blocker Seller shall designate in writing to Purchaser at least two Business Days prior to the Closing Date;
(iv)deposit, or cause to be deposited, the Escrow Amount into the Escrow Account in accordance with the Escrow Agreement to such account as the Escrow Agent shall designate in writing to Purchaser prior to the Closing Date;
(v)pay, or cause to be paid, on behalf of the Partnership and its Subsidiaries, Blocker Seller or Equity Holder Representative, as applicable, the Transaction Expenses to applicable payees thereof who are required to be paid at the Closing by wire transfer of immediately available funds as directed by the Partnership, Blocker Seller or Equity Holder Representative, in amounts and to accounts that are designated in writing to Purchaser at least two Business Days prior to the Closing Date; and
(vi)pay, or cause to be paid, on behalf of the Partnership and its Subsidiaries, by wire transfer of immediately available funds the amounts specified in the Payoff Letters in respect of the indebtedness of the Partnership and its Subsidiaries that will be paid off in connection with the Closing, as listed on Schedule 2.07(b)(vi) (the “Payoff Indebtedness”), to the accounts or accounts designated in such Payoff Letters.
(c)The Paying Agent shall act, at Purchaser’s expense, as paying agent in effecting the exchanges provided for herein pursuant to the terms and conditions of a Payments

Administration Agreement, to be entered into on the Closing Date by Purchaser, the Equity Holder Representative and the Paying Agent in customary form reasonably agreed in good faith by Purchaser, the Equity Holder Representative and the Paying Agent (the “Paying Agent Agreement”). Each Equity Holder (other than the Blackstone Holder and Blocker) shall receive from the Paying Agent in exchange for each Partnership Interest such Equity Holder holds, by wire transfer of same day funds (i) on the Closing Date, such amount of the Merger Purchase Price in accordance with the allocation pursuant to Section 2.07(a)(ii)(A), (ii) such amount of the Equity Holder Remaining Amount, if any, at the time of its distribution in accordance with the allocation pursuant to Section 2.07(a)(ii)(B) and the Escrow Agreement and (iii) such amount of the Initial Equity Holder Excess Amount and the Equity Holder Excess Amount, if any, at the time of its distribution in accordance with Section 2.07(a)(ii)(C). The Blackstone Holder shall receive from Purchaser or the Escrow Agent, as applicable, in exchange for each Partnership Interest such Blackstone Holder holds, by wire transfer of same day funds, (A) on the Closing Date, such amount of the Merger Purchase Price in accordance with the allocation pursuant to Section 2.07(a)(ii)(A), (B) such amount of the Equity Holder Remaining Amount, if any, at the time of its distribution in accordance with the allocation pursuant to Section 2.07(a)(ii)(B) and the Escrow Agreement and (C) such amount of the Initial Equity Holder Excess Amount and the Equity Holder Excess Amount, if any, at the time of its distribution in accordance with Section 2.07(a)(ii)(C). Blocker Seller shall receive from Purchaser or the Escrow Agent, as applicable, in exchange for the Blocker Interests, by wire transfer of same day funds, (1) on the Closing Date, the Blocker Purchase Price in accordance with Section 1.01(a), (2) the Blocker Remaining Amount, if any, at the time of distribution in accordance with Section 1.06 and the Escrow Agreement and (3) the Initial Blocker Excess Amount and Blocker Excess Amount, if any, at the time of its distribution in accordance with Section 1.05.
(d)Subject to the terms and conditions set forth in this Agreement, the Parties shall consummate, or cause to be consummated, the following transactions at or prior to the Closing:
(i)the Equity Holder Representative, Purchaser and the Escrow Agent shall execute and deliver the Escrow Agreement;
(ii)the Equity Holder Representative, Purchaser and the Paying Agent shall execute and deliver the Paying Agent Agreement;
(iii)Blocker Seller shall deliver and execute an assignment of its Blocker Interests; and
(iv)the Partnership shall deliver the Payoff Letters, each duly executed by the applicable holder of Payoff Indebtedness.
Article IIIREPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
Except as set forth in the Disclosure Schedules, the Partnership represents and warrants to Purchaser (it being understood and agreed that the Restructuring will be consummated prior to the Closing, and no representation or warranty in this Article III will be deemed inaccurate as a result thereof) as follows:

3.01Organization and Power.
(a)The Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Partnership has all requisite limited partnership power and authority necessary to own, lease and operate its properties and assets in the manner in which such properties and assets are owned, leased or operated and to carry on its businesses as now conducted, except where the failure to hold such power and authority would not have a Material Adverse Effect. The Partnership is duly licensed, authorized and qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect.
(b)True, correct and complete copies of the Organizational Documents and other Governance Documents of the Partnership, as amended through and in effect as of the date hereof, have been made available to Purchaser. The Partnership is not in violation in any material respect of any of the Organizational Documents.
3.02Authorization. The Partnership has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Partnership will be a party by the Partnership and the consummation of the Transactions have been duly and validly authorized by all requisite limited partnership action, and no other proceedings on their part or the part of any Equity Holder or Limited Partner are necessary to authorize the execution, delivery or performance of this Agreement or each other Transaction Document. This Agreement has been, and such other Transaction Documents will upon delivery be, duly executed and delivered by the Partnership and, assuming due authorization, execution and delivery of each of the other parties hereto and thereto, constitutes a valid and binding obligation of the Partnership, enforceable in accordance with its terms, in each case, except as enforceability may be limited by bankruptcy Law, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (the “Enforceability Exceptions”).
3.03Subsidiaries. Schedule 3.03 sets forth as of the date hereof a true, complete and correct schedule of each Subsidiary of the Partnership, its name and place of incorporation or formation. Each of the Subsidiaries of the Partnership is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent applicable jurisdiction recognizes such concept), has all requisite corporate, or other legal entity, as the case may be, power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership or lease of property or assets, or the conduct of its businesses as now conducted requires it to qualify, except, in each case, where the failure to hold such power and authority or to be so qualified would not have a Material Adverse Effect. All of the issued and outstanding Equity Interests of the Subsidiaries of the Partnership are duly authorized, validly issued, fully paid and non-assessable and all such Equity Interests, directly or indirectly, are owned by the Partnership free and clear of any Liens, other than Liens imposed by applicable securities laws and Liens securing indebtedness for borrowed money that will be released at the

Closing in accordance with the applicable Payoff Letter, and were issued in compliance with all applicable federal and state securities Laws and any preemptive rights or rights of first refusal of any Person. No Subsidiary of the Partnership owns or holds the right to acquire any security, partnership interest or joint venture interest or other equity ownership interest, or any interest convertible or exchangeable into or exercisable for any such equity interests, in any corporation, organization, trust, joint venture, unincorporated organization or entity that is not a wholly-owned Subsidiary of the Partnership or is under any obligation to make any loan or capital contribution to or other investment in any Person other than a direct or indirect wholly-owned Subsidiary of the Partnership. There are no voting trusts, Contracts or understandings to which any Subsidiary of the Partnership is a party or by which any of such Subsidiaries are bound with respect to the voting, dividend rights, or transfer or other disposition of any Equity Interests of such Subsidiaries. True, correct and complete copies of the articles of incorporation, bylaws or equivalent organizational documents or other Governance Documents of the Partnership’s Subsidiaries, in each case, as amended through and as in effect as of the date hereof, have been made available to Purchaser. No Subsidiary of the Partnership is in violation in any material respect of its organizational documents.
3.04No Breach; Governmental Consents.
(a)Assuming the notices, reports and other filings described in or contemplated by Section 3.04(b) have been made or obtained, the execution, delivery, performance and compliance with the terms and conditions of this Agreement or any other Transaction Document by the Partnership and the consummation of the Transactions do not and shall not (i) violate, conflict with, result in any breach of, or constitute a default under any of the provisions of the certificates of limited partnership, limited partnership agreement, equivalent organizational documents or other Governance Documents of the Partnership or any of its Subsidiaries, (ii) require any approval, consent, delivery of notice or other action by any Person under, violate, conflict with or result in a breach of or constitute a violation or default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to the right of payment, acceleration, termination, vesting, amendment or liability under, any Material Contract, (iii) contravene, conflict with or result in a violation or breach of any applicable Law or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any properties, rights or asset of the Partnership or any of its Subsidiaries, except where the failure of any of the representations and warranties contained in the foregoing clauses (ii) through (iv) to be true would not have a Material Adverse Effect.
(b)Except for (i) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) the notices, reports and other filings set forth on Schedule 3.04(b), (iii) the filing of the Certificate of Merger in accordance with the terms hereof and the relevant provisions of the DRULPA and the DLLCA and (iv) such notices, reports and other filings, the failure of which to be obtained or made would not have a Material Adverse Effect, (A) the Partnership is not required to submit any material notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by the Partnership of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions and (B) no material consent, approval, authorization or other Order of any Governmental Entity is required to be obtained by the Partnership in connection with its execution, delivery or performance of this Agreement or the other Transaction Documents and the consummation by the Partnership of the Transactions.
3.05Capitalization.
(a)All the outstanding Partnership Interests have been duly authorized, validly issued, are fully paid and non-assessable, and are not subject to any preemptive or subscription rights or rights of first refusal, in each case, which have been granted by the Partnership or created by Law or the Partnership’s Governance Documents, and were issued in compliance with all applicable securities Laws in all material respects. As of immediately prior to the Effective Time, all of the issued and outstanding Partnership Interests will be owned by Blocker, the Blackstone Holder and the other Equity Holders whose Partnership Interests will be converted by virtue of the Merger pursuant to Section 2.07(a)(ii). The Partnership Interests constitute, and, as of immediately prior to the Effective Time, will constitute, all of the Equity Interests of the Partnership. All of the general partnership interests of the Partnership are held by the General Partner.
(b)Except as set forth on Schedule 3.05(a), there are no Partnership Interests or any other Equity Interests of the Partnership issuable upon conversion or exchange of any issued and outstanding security of the Partnership nor are there any rights, options, warrants, “phantom” stock rights, equity appreciation rights, securities-based performance units or other equity-based compensation awards outstanding or other agreements, commitments or rights to issue or acquire Partnership Interests or any other Equity Interest of the Partnership or its Subsidiaries nor is the Partnership or any of its Subsidiaries contractually obligated to issue, sell, purchase, redeem or otherwise acquire any of its outstanding Partnership Interests or other Equity Interests of the Partnership or its Subsidiaries. No Person is entitled to any preemptive, rights of first refusal or similar rights to subscribe for or purchase Partnership Interests that are applicable to the Transactions or that would survive the Closing. As of the date hereof, there are no declared and unpaid dividends on any Equity Interests of the Partnership. Other than with respect to the Partnership Agreement, there are no (i) proxies, voting trusts, stockholders agreements or other agreements to which the Partnership or any of its Subsidiaries is a party with respect to the voting of any capital stock or equity interests of the Partnership or any such Subsidiary or (ii) obligations or commitments restricting the transfer or other disposition of, or requiring the registration or, other than this Agreement, sale of, any shares of capital stock or other Equity Interests of the Partnership or any such Subsidiary. The Partnership has no outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Equity Holders on any matter.
3.06Financial Statements.
(a)The unaudited consolidated balance sheet of the Partnership and its Subsidiaries as of November 30, 2025 (the “Latest Balance Sheet”) and the related statements of operations of the Partnership and its Subsidiaries for the 11-months then ended, respectively (the “Interim Financial Statements”), and the audited consolidated balance sheets of the Partnership and its Subsidiaries and statements of operations and comprehensive income, partnership equity and cash flows of the Partnership and its Subsidiaries for the fiscal years ended December 31, 2023 and December 31, 2024 (the “Audited Financial Statements” and, together with the Interim

Financial Statements, the “Financial Statements”) have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the consolidated financial condition and results of operations of the Partnership and its Subsidiaries as of the times and for the periods referred to therein, subject in the case of the Interim Financial Statements to (i) the absence of footnote disclosures and other presentation items, (ii) the absence of related statements of stockholders’ equity and cash flow, and (iii) changes resulting from normal and recurring year-end adjustments.
(b)The Partnership and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP in all material respects. During the Lookback Period, to the knowledge of the Partnership, there has been no fraud, whether or not material, with respect to the Partnership and its Subsidiaries that involved management or other employees of the Partnership and its Subsidiaries who have a significant role in the Partnership’s and its Subsidiaries’ internal controls over financial reporting. As of the date hereof, no auditor has or has stated in writing an intention to withdraw or qualify any audit opinion contained in the Financial Statements.
3.07Absence of Certain Developments; Undisclosed Liabilities.
(a)    Since the date of the Latest Balance Sheet to the date hereof, there has not occurred a Material Adverse Effect. Since the date of the Latest Balance Sheet to the date hereof, the Partnership and its Subsidiaries, taken as a whole, (i) have conducted their businesses, in all material respects, in the Ordinary Course of Business, except for matters occurring in connection with the negotiation of this Agreement and the Transactions, interactions with prospective buyers of the Partnership and preparation for other potential strategic alternative transactions available to the Partnership and (ii) have not taken any action that, if taken during the period from the date of this Agreement through the Closing without Purchaser’s prior written consent, would constitute a breach of Section 6.01(b)(ii), Section 6.01(b)(iv), Section 6.01(b)(ix) and Section 6.01(b)(xix).
(b)    The Partnership and its Subsidiaries do not have any liability required under GAAP to be accrued on the financial statements of such Person, except for Liabilities (i) accrued or reserved against in the Latest Balance Sheet, (ii) incurred in the Ordinary Course of Business since the date of the Latest Balance Sheet, (iii) incurred in connection with this Agreement or the Transactions, (iv) arising under any Material Contract (none of which is a liability for breach of contract) or (v) that would not have a Material Adverse Effect.
3.08Real Property.
(a)Schedule 3.08(a) sets forth a true, correct and complete list as of the date hereof of the street address of each parcel of Owned Real Property. With respect to the Owned Real Property: (i) the Partnership or one of its Subsidiaries have fee title to each of the Owned Real Properties, free and clear of all Liens (except for Permitted Liens), except for any such exceptions that would not have a Material Adverse Effect, and (ii) except as set forth in Schedule 3.08(b), neither the Partnership or any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any material portion thereof.

Neither the Partnership nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.
(b)Schedule 3.08(b) sets forth a list as of the date hereof of all Leased Real Property and the corresponding Leases (including all material amendments, extensions, renewals, letters of credit, guaranties and other written agreements with respect thereto). (i) The Partnership or one of its Subsidiaries possesses valid leasehold or license interests, as applicable, in the Leased Real Property pursuant to the Leases, free and clear of any Liens except Permitted Liens, (ii) each Lease is valid and binding on the Partnership or its Subsidiary party thereto, enforceable in accordance with its terms subject to the Enforceability Exceptions and Permitted Liens, and (iii) there are no written or, to the knowledge of the Partnership, oral subleases, licenses, concessions or other Contracts granting to any Person other than the Partnership or one of its Subsidiaries the right to use or occupy any Leased Real Property or any material portion thereof.
(c)Neither the Partnership nor any of its Subsidiaries have received during the Lookback Period notice of any material default under, or intention to terminate or not renew, any Lease and, to the knowledge of the Partnership, no event has occurred or condition exists that after notice or lapse of time or both would constitute a material default. Neither the Partnership nor any of its Subsidiaries have received during the Lookback Period notice of any eminent domain, condemnation or similar Action pending or threatened, against all or any portion of any Leased Real Property or Owned Real Property that would have a Material Adverse Effect and there are no such disputes, Actions or forbearance programs in effect or pending as to such Leased Real Property or Owned Real Property. Neither the whole nor any material portion of any Leased Real Property or Owned Real Property, as applicable, has been materially damaged or destroyed by fire or other casualty during the Lookback Period.
3.09Tax Matters. Except as would not have a Material Adverse Effect:
(a)all Tax Returns required to be filed by or with respect to the Partnership or any of its Subsidiaries have been filed and such Tax Returns are true, correct, and complete;
(b)all Taxes required to be paid by or with respect to the Partnership or any of its Subsidiaries have been paid in full;
(c)no claim, audit, action, suit, examination, investigation, or administrative proceeding with respect to any amount of Taxes of the Partnership or any of its Subsidiaries is pending or being threatened in writing;
(d)no written claim has been made to the Partnership or any of its Subsidiaries by an authority in a jurisdiction where the Partnership or such Subsidiary, as applicable, does not file a particular type of Tax Return (or report or pay a particular type of Tax) that the Partnership or such Subsidiary, as applicable, is required to file such type or Tax Return (or report or pay such type of Tax) in that jurisdiction;
(e)there is not in force as of the date hereof any waiver or agreement for any extension of time for the assessment or payment of any amount of Tax of or with respect to the Partnership or any of its Subsidiaries other than such waiver or extension obtained in the Ordinary Course of Business;

(f)neither the Partnership nor any of its Subsidiaries is a party to any written agreement as of the date hereof binding the Partnership or any of its respective Subsidiaries that provides for the allocation, indemnification or sharing of any Tax other than any such agreement (i) solely among the Partnership or its Subsidiaries, on the one hand, and the Partnership or a Subsidiary, on the other hand, (ii) entered into in the Ordinary Course of Business or (iii) not primarily relating to Taxes;
(g)there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Partnership and its Subsidiaries;
(h)neither the Partnership nor any of its Subsidiaries (i) has filed a Tax Return with another Person (other than the Partnership or any of its Subsidiaries), (ii) has been a member of an affiliated, consolidated, combined or unitary group (other than a group comprising the Partnership or its Subsidiaries), or (iii) has any liability for any Taxes of any Person (other than a group comprising the Partnership or its Subsidiaries) under operation of any applicable Tax Law, including Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) or as transferee or successor;
(i)neither the Partnership nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of any: (i) change in a method of accounting for a Pre-Closing Tax Period; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received or deferred revenue accrued on or before the Closing Date; or (iv) as a result of a “closing agreement” as described in Section 7121 of the Code executed prior to the Closing;
(j)during the Lookback Period, neither the Partnership nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution intended to be governed in whole or in part by Section 355 of the Code (or any corresponding provisions of applicable tax law);
(k)each of the Partnership and its Subsidiaries is in compliance with all applicable Law pertaining to escheat and unclaimed property and does not have any liability under any escheat, unclaimed property or similar Law;
(l)each of the Partnership and its Subsidiaries has withheld or collected and paid over to the applicable Governmental Entity all Taxes required to have been so withheld or collected and paid, and has complied with all information reporting and backup withholding provisions of applicable Law;
(m)each of the Partnership and its Subsidiaries has collected all sales, use, and similar Taxes required to be collected, and has remitted, or will remit, such amounts to the appropriate Governmental Entity, or has been furnished properly completed exemption certificates; and
(n)neither the Partnership nor any of its Subsidiaries has been a party to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2).
(o)Notwithstanding anything in this Agreement to the contrary, (i) this Section 3.09 and, to the extent explicitly pertaining to the Code, Section 3.13, constitute the sole and exclusive representations and warranties of the Partnership with respect to Taxes related to the Partnership and its Subsidiaries, and no other representation or warranty contained in any other section of this Agreement is being made with respect to such Tax matters and (ii) nothing in this Agreement shall be construed as providing a representation or warranty with respect to (A) any taxable period (or portion thereof) beginning after the Closing Date or (B) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute following the Closing Date.
3.10Material Contracts.
(a)Schedule 3.10(a) contains a true, correct and complete list as of the date hereof of each Contract of the Partnership or any of its Subsidiaries (each such Contract, but excluding any purchase orders and invoices, Partnership Plans and Leases, a “Material Contract”):
(i)Contract relating to indebtedness for borrowed money of the Partnership and its Subsidiaries or providing for the creation of or granting any Lien (other than Permitted Liens) upon any of the material property or assets of the Partnership or any of its Subsidiaries, other than relating to indebtedness (A) that will be repaid in connection with the consummation of the Transactions, (B) for an amount less than $5,000,000 or (C) intercompany indebtedness owed by the Partnership or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Partnership;
(ii)Contract containing any future capital expenditure, loan, advancement or investment by the Partnership or any of its Subsidiaries with an outstanding amount of unpaid obligations and commitments as of the date hereof in excess of $25,000,000;
(iii)Contracts containing a minimum purchase requirement for the Partnership or any of its Subsidiaries to purchase during the 12-month period immediately following, or pursuant to which the Partnership or any of its Subsidiaries has purchased during the 11-month period immediately preceding, November 30, 2025, in the aggregate, a minimum of $4,000,000 of goods and/or services on an annual basis;
(iv)Contracts related to programs (A) containing an awarded backlog for the Partnership or any of its Subsidiaries to sell during the 12-month period immediately following December 31, 2025 a minimum of $10,000,000 of goods and/or services in the aggregate, or (B) under which the Partnership or any of its Subsidiaries have sold during the 11-month period immediately preceding November 30, 2025 a minimum of $10,000,000 of goods and/or services in the aggregate;
(v)Contracts entered into since January 1, 2020 relating to (A) the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) under which the Partnership or any of its Subsidiaries has or will have material ongoing obligations, including with respect to an “earn out,” contingent or deferred purchase price or similar contingent payment obligation or indemnification obligations, or (B) any material joint venture, partnership, strategic alliance or other similar agreement, including any agreements involving co-investment or sharing of profits, losses, costs or liabilities between the Partnership or any of its Subsidiaries, on the one hand, and a third party, on the other hand;
(vi)Collective Bargaining Agreements;
(vii)Contract (A) which grants to the Partnership or any of its Subsidiaries any right, license or covenant not to sue under any third-party Intellectual Property or (B) under which the Partnership or any of its Subsidiaries grants to a third-party any right, license or covenant not to sue under any Intellectual Property, in each case, for Intellectual Property that is material to the Partnership or any of its Subsidiaries, taken as a whole, other than non-disclosure agreements entered into in the Ordinary Course of Business, non-exclusive licenses granted to customers and entered into in the Ordinary Course of Business, or non-exclusive licenses for commercially available software that provide for annual payments by the Partnership or any of its Subsidiaries less than $500,000 during the trailing 12-month period ending on the date of the Latest Balance Sheet;
(viii)Contracts (A) for the purchase or sale by the Partnership or any of its Subsidiaries of any material real property or any outstanding right of first offer, right of first refusal, or other option in relation thereto or (B) granting any Person an option or a right of first refusal or first offer or similar preferential right to purchase or acquire any equity or any material asset of the Partnership or any of its Subsidiaries;
(ix)Contracts containing any provision or covenant (other than employee non-solicitation restrictions in Contracts entered in the Ordinary Course of Business) that directly or explicitly limits in any material respect the freedom of the Partnership or any of its Subsidiaries (or, after the Closing, that purports to so limit or restrict Purchaser or any of its Affiliates) to compete in any activity or line of business in any geographic area;
(x)Contracts (A) with any sole-source suppliers of products or services or (B) that include any “most favored nations” provisions, any exclusivity, exclusive dealing or “take or pay” obligations, in each case that is material to the Partnership and its Subsidiaries, taken as a whole;
(xi)Current Government Contracts or Government Bids which are in effect as of the date hereof for which the total contract value is in excess of $50,000,000; and
(xii)Affiliate Contracts.
(b)Except as would not have a Material Adverse Effect, (i) other than expirations or non-renewals following the date of this Agreement in accordance with the terms of the applicable Material Contract, each Material Contract is in full force and effect and is a legal, valid, binding and enforceable obligation of the Partnership or its Subsidiary party thereto and, to the knowledge of the Partnership, each other the other parties thereto, in each case, subject to the Enforceability Exceptions, (ii) during the Lookback Period, neither the Partnership nor any of its Subsidiaries has violated or breached, or committed any default under (with or without notice or lapse of time or both), any Material Contract, (iii) to the knowledge of the Partnership, during the

Lookback Period, no other Person has violated or breached, or committed any default under (with or without notice or lapse of time or both), any Material Contract and (iv) no event has occurred through actions or inactions of the Partnership or its Subsidiaries or, to the knowledge of the Partnership, any other party thereto that will result in a violation or breach of any of the provisions of any Material Contract. A true, correct and complete copy of each Material Contract in effect as of the date hereof, including all material amendments, modifications, extensions, guarantees and supplements thereto, has been made available to Purchaser.
3.11Intellectual Property; Data Privacy. Except as would not have a Material Adverse Effect:
(a)All registrations and applications included in the Owned Intellectual Property as of the date hereof are set forth on Schedule 3.11(a) (collectively, the “Registered Intellectual Property”), specifying as to each such item, as applicable, the (i) owner (and, with respect to any and all domain name registrations, the applicable registrar), (ii) jurisdiction to which the application or registration applies, (iii) application or registration number and (iv) application or registration date. None of the Registered Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the knowledge of the Partnership, all Registered Intellectual Property is otherwise valid, subsisting and enforceable. The Partnership and its Subsidiaries have paid all registration, maintenance and renewal fees and have made all filings required to maintain their respective ownership of, and the validity and enforceability of, the Registered Intellectual Property.
(b)The Partnership and its Subsidiaries solely and exclusively own the Owned Intellectual Property, in each case, free and clear of all Liens except Permitted Liens. The consummation of the Transactions will not alter, encumber, impair or extinguish any Owned Intellectual Property.
(c)During the Lookback Period, (i) neither the Partnership nor any of its Subsidiaries has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, the Intellectual Property of any other Person, (ii) to the knowledge of the Partnership, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, the Owned Intellectual Property, (iii) there have been no Actions pending or, to the knowledge of the Partnership, threatened in writing against the Partnership or any of its Subsidiaries (A) challenging or seeking to deny or restrict, the rights of the Partnership or any of its Subsidiaries in any of the Owned Intellectual Property, or (B) alleging that the use any Intellectual Property or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Partnership or any of its Subsidiaries do or may conflict with, infringe, misappropriate or otherwise violate any Intellectual Property of any third party, or (iv) alleging that the Partnership or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property of any third party.
(d)The Partnership and its Subsidiaries have taken commercially reasonable actions to maintain the confidentiality of its material trade secrets. None of such trade secrets have been disclosed other than to employees, contractors, consultants, representatives and agents of the Partnership or any of its Subsidiaries under written confidentiality agreements or similar circumstances of confidentiality.

(e)During the Lookback Period, the Partnership and its Subsidiaries have entered into binding, written agreements with the current and former employees and independent contractors of the Partnership and its Subsidiaries who have developed any material Intellectual Property for or on behalf of the Partnership or any of its Subsidiaries, the ownership of which does not initially vest with such Persons by operation of law, whereby such employees and independent contractors (i) presently assign to the Partnership or its Subsidiaries any ownership interest and right they may have in all such Intellectual Property and (ii) acknowledge the Partnership’s and its Subsidiaries’ ownership of all such Intellectual Property.
(f)No software included in the Owned Intellectual Property or otherwise distributed or made available by the Partnership or any of its Subsidiaries to any third party (i) contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which can cause software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command, (ii) contains, is derived from, or links to “open source” software or other software code that is licensed under any terms or conditions that require that any software be (A) made available or distributed in source code form, (B) licensed for the purpose of making derivative works, (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind, or (D) redistributable at no charge, or (iii) is subject to any agreement under which any third party has any current or contingent right to access or possess any source code owned by the Partnership or any of its Subsidiaries (except for employees and Service Providers to the extent necessary to provide services to the Partnership or any of its Subsidiaries who are subject to reasonable confidentiality obligations) and no such source code has been released.
(g)No facilities or resources (including funds) of a university, college, other educational institution, research center or Governmental Entity have been used in the development of any Owned Intellectual Property, to the extent that the foregoing would require the Partnership or any of its Subsidiaries to grant ownership of, or a license to, such Intellectual Property to any such Persons. No Governmental Entity has, by Contract or otherwise, any government purpose, march-in rights or ownership interest in or to any Owned Intellectual Property, and neither the Partnership nor any of its Subsidiaries (i) is under any obligation, by Contract or otherwise, to (A) exclusively license, (B) transfer, (C) forfeit or (D) otherwise grant any rights to any Owned Intellectual Property to any Governmental Entity or Governmental Entity designee and (ii) have been notified in writing of any such obligation.
(h)The IT Assets are in good working condition and operate and perform in accordance with their documentation and functional specifications and otherwise in a manner that permits the Partnership and its Subsidiaries to conduct their respective businesses. During the Lookback Period, the Partnership and its Subsidiaries have taken commercially reasonable actions to maintain the confidentiality, operation, continuity, disaster recovery, security and integrity of its material IT Assets and all data, including Personal Data, Processed by or on behalf of the Partnership and its Subsidiaries, and to protect the foregoing against any unauthorized, access, interruption, modification or corruption. During the Lookback Period, there has been no unauthorized access, or other compromise, malfunction, or security breach of any of the IT Assets or any data, including Personal Data, Processed by or on behalf of the Partnership and its Subsidiaries, except for those that have been resolved without material cost, liability or the duty to notify any Person. During the Lookback Period, the Partnership and each of its Subsidiaries have periodically monitored and assessed security risks and timely remediated all material threats, deficiencies, weaknesses and vulnerabilities identified by such monitoring and assessments, and there are no outstanding material threats, deficiencies, weaknesses or vulnerabilities.
(i)The Partnership and each of its Subsidiaries have implemented, and, during the Lookback Period have been in compliance with, commercially reasonable policies and procedures, consistent with current industry standards, with respect to the use of AI Systems by or on behalf of the Partnership or any of its Subsidiaries. The Partnership and its Subsidiaries are in compliance with all Applicable Data Protection Requirements and applicable Laws (including any AI Act) and binding material Contracts and industry standard policies, protocols and procedures, including those relating to the ethical or responsible use of AI Systems, including such policies, protocols and procedures for identifying and mitigating bias in training data or in the algorithmic models used in any AI Systems. During the Lookback Period, no Action (or, to the knowledge of the Partnership, investigation) has been pending or threatened in writing alleging any non-compliance with any Applicable Data Protection Requirements or such applicable Laws (including any AI Act) by the Partnership or any of its Subsidiaries. The Partnership and its Subsidiaries have not included in any prompts or inputs into any public AI Systems, or used for the training of any public AI Systems, any trade secrets or other confidential information of any Person that is owned or held by the Partnership or any its Subsidiaries. The Partnership and any its Subsidiaries have not used any AI Systems in connection with the development of any Owned Intellectual Property, in a manner that would impair the ownership thereof by the Partnership or any of its Subsidiaries.
3.12Litigation. As of the date hereof, there is no legal action, suit, arbitration, claim or legal proceeding (whether federal, state, local or foreign), at Law or in equity, or before or by any Governmental Entity or any arbitrator or arbitration panel (each, an “Action”) pending or, to the knowledge of the Partnership, threatened in writing against the Partnership or any of its Subsidiaries that (a) questions the validity of this Agreement or any other Transaction Documents, (b) seeks any monetary or other obligations on the Partnership or any of its Subsidiaries, or (c) seeks any injunctive or other equitable relief, except in the case of clauses (b) and (c), as would not have a Material Adverse Effect. As of the date hereof, there is no settlement, stipulation, order, writ, judgment, injunction, decree, ruling, decision, subpoena, verdict, determination or award of any court or of any Governmental Entity (“Order”) to which the Partnership or its Subsidiaries is subject or threatened in writing (or, to the knowledge of the Partnership, orally) against the Partnership or any of its Subsidiaries, except as would not have a Material Adverse Effect.
3.13Employee Matters.
(a)Schedule 3.13(a) sets forth a list as of the date hereof of each material Partnership Plan. With respect to each material Partnership Plan, the Partnership has provided or made available to Purchaser true, correct and complete copies, as applicable, of: (i) the plan (including all material amendments thereto) and the most recent summary plan description, (ii) the most recent annual report (Form 5500 series) and accompanying schedules and attachments thereto, if applicable, and (iii) the most recent favorable determination or opinion letter from the

IRS, if any, with respect to each Partnership Plan intended to qualify under Section 401(a) of the Code. Schedule 3.13(a) separately identifies each Partnership Plan that is maintained, sponsored, contributed to, or required to be contributed to primarily for the benefit of employees outside of the United States (each, a “Non-U.S. Benefit Plan”).
(b)Except as would not have a Material Adverse Effect:
(i)    no Partnership Plan is a Multiemployer Plan or a plan that is subject to Title IV of ERISA, and neither the Partnership nor any of its Subsidiaries has, within the last six years, sponsored, administered, maintained or contributed to, or had an obligation to sponsor, administer, maintain or contribute to, or has or had any direct or indirect liability (contingent or otherwise) with respect to, any employee benefit plan that (A) is subject to Title IV of ERISA or any defined benefit pension plan (within the meaning of Section 3(35) of ERISA), (B) is a Multiemployer Plan, (C) is a multiple employer welfare arrangement as defined in ERISA Section 3(40), or (D) is a multiple employer plan (as defined in Section 413 of the Code);
(ii)    no event has occurred that is reasonably likely to result in the Partnership or any of its Subsidiaries or any entity, whether or not incorporated, that is under common control with the Partnership or any of its Subsidiaries within the meaning of Section 4001 of ERISA or is a part of a group that includes the Partnership or any of its Subsidiaries and is treated as a single employer under Section 414 of the Code incurring Liability under Title IV of ERISA;
(iii)    no Partnership Plan provides health or other welfare benefits to former Service Providers of the Partnership or any of its Subsidiaries, and neither the Partnership nor any of its Subsidiaries has incurred any current or projected Liability in respect of, post-employment or post-retirement welfare benefits for current or former Service Providers, in each case, other than health continuation coverage pursuant to COBRA for which the covered individual is responsible for paying the full premium;
(iv)    each Partnership Plan has been maintained, funded and administered in compliance with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws and no event has occurred, and to the knowledge of the Partnership no condition exists, that has subjected, or would reasonably be expected to subject, the Partnership or any of its Subsidiaries to any material Tax, fine, Lien, penalty or other Liability under ERISA, the Code or any other applicable Law;
(v)    each Partnership Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter or is the subject of a favorable opinion letter from the IRS on the form of such Partnership Plan and, to the knowledge of the Partnership, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Partnership Plan;
(vi)    there are no pending, and during the Lookback Period there have not been any, or, to the knowledge of the Partnership, threatened, claims, lawsuits, arbitrations or other Actions and, to the knowledge of the Partnership, no set of circumstances exists that would reasonably give rise to any Action, claim or a lawsuit, against any Partnership Plan or otherwise involving any Partnership Plan. Since the beginning of the Lookback Period, none of the Partnership Plans has been subject to any pending, or to the knowledge of the Partnership, threatened audit or examination by the IRS, the Department of Labor, the PBGC or any other Governmental Entity;
(vii)    all contributions, premiums and payments that are due have been made for each Partnership Plan within the time periods prescribed by the terms of such plan and applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing Date that are not due are properly accrued to the extent required to be accrued under applicable accounting principles;
(x)    each of the Partnership and its Subsidiaries is, and, during the Lookback Period, has been, in material compliance with all applicable Laws relating to employment, labor and wage and hour matters, including those relating to labor management relations, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes. The Partnership and its Subsidiaries are, and have been since the Lookback Period, in material compliance with the WARN Act and have no outstanding Liabilities thereunder;
(xi)    neither the Partnership nor any of its Subsidiaries is a party to any Collective Bargaining Agreement with any labor organization or other representative of any employee, nor is any such Contract presently being negotiated, nor, to the knowledge of the Partnership, are there any union organizing activities involving any current employee of the Partnership or any of its Subsidiaries to authorize representation by any labor organization, nor have there been any such union organizing activities during the Lookback Period. There are no and, during the Lookback Period, there have been no labor-related Actions against the Partnership or any of its Subsidiaries before the National Labor Relations Board or other Governmental Entity, nor, to the Partnership’s knowledge, written threats thereof, and the Partnership and its Subsidiaries have not been found by the National Labor Relations Board or any court to have engaged in any material unfair labor practice in material violation of the National Labor Relations Act or any similar applicable Laws. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body for the Partnership or any of its Subsidiaries is not required to enter into this Agreement or to consummate any of the transactions contemplated hereby;
(xii)    during the Lookback Period, there have been no strikes, material work stoppages, material slowdowns, lockouts or other material labor disputes, pending or, to the knowledge of the Partnership, threatened in writing against or involving any current employees of the Partnership or any of its Subsidiaries;
(xiii)    during the Lookback Period, neither the Partnership nor any of its Subsidiaries has been a party to any material Action or material settlement agreement with a current or former director, officer or executive level employee that relates to any act of sexual harassment or sexual misconduct, nor to the Partnership’s knowledge, has any such Action been threatened in writing; and

(xiv)    to the knowledge of the Partnership, during the Lookback Period, no material allegations of sexual harassment or sexual misconduct have been made against any director, officer or executive level employees of the Partnership or any of its Subsidiaries in his or her capacity of such entity.
(c)Except as set forth on Schedule 3.13(c), neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) would reasonably be expected to (i) cause the accelerated payment, vesting, funding (through a grantor trust or otherwise) or delivery of, or materially increase the amount or value of, any material payment or benefit to any current or former employee, officer or director of the Partnership or any of its Subsidiaries, (ii) entitle any current or former director, officer or employee of the Partnership or any of its Subsidiaries to the forgiveness of any indebtedness, or (iii) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.
3.14Insurance. The Partnership has made available to Purchaser true, correct and complete copies of each of the material insurance policies maintained by the Partnership or any of its Subsidiaries as of the date hereof (the “Insurance Policies”). All of the Insurance Policies are valid, in full force and effect and are enforceable in accordance with the terms of such policies, subject to the Enforceability Exceptions. All premiums with respect to the Insurance Policies have been paid on a timely basis as required, with such exceptions that would not have a Material Adverse Effect. The Partnership and its Subsidiaries are in material compliance with all Insurance Policies and, during the Lookback Period, no written notice of cancellation, termination or material reduction in coverage has been received by the Partnership or its Subsidiaries with respect to any Insurance Policy. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such Insurance Policy, except as would not have a Material Adverse Effect. The Insurance Policies (a) collectively provide adequate insurance coverage for all normal risks incident to the business of the Partnership and its Subsidiaries and their respective assets and properties; (b) collectively are sufficient for compliance with all applicable Laws; (c) are, to the knowledge of the Partnership, issued by an insurer that is financially sound and reputable; and (d) do not provide for any retrospective premium adjustment or other experience-based Liability on the part of the Partnership and its Subsidiaries, except in each case as would not have a Material Adverse Effect. The Partnership has given notice to the applicable insurer of all material insured claims known to the Partnership and its Subsidiaries during the Lookback Period. During the Lookback Period, none of the Partnership or any of its Subsidiaries has been refused any insurance, nor has its coverage been limited in any material respect by any insurance carrier to which the Partnership or any of its Subsidiaries has applied for insurance.
3.15Compliance with Laws. The Partnership and its Subsidiaries are, and, during the Lookback Period, have been, in compliance with all applicable Laws of applicable Governmental Entities, except for violations that would not have a Material Adverse Effect. During the Lookback Period, neither the Partnership nor any of its Subsidiaries has (a) received any written, or to the knowledge of the Partnership, oral notice from any Governmental Entities alleging it is in violation of any applicable Law or (b) entered into or been subject to any Order alleging or relating to a violation of, or liability under, any Law, except, in each case, for any violations that would not have a Material Adverse Effect. All approvals, filings, permits, consents, authorizations, registrations, certificates, licenses of and similar rights obtained from any Governmental Entities (collectively, “Permits”) required to conduct the business of the Partnership and its Subsidiaries are in the possession of the Partnership or its Subsidiaries, are valid and in full force and effect, and none of the Permits are expected to be terminated as a result of, or in connection with, the consummation of the transactions contemplated hereby or the other Transaction Documents, in each case, except as would not have a Material Adverse Effect. Each of the Partnership and its Subsidiaries is in compliance with all of its Permits and no event has occurred which would constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) of, and no Actions are pending or threatened in writing (or, to the knowledge of the Partnership, orally), relating to the compliance by the Partnership or its Subsidiaries with, any Permit, except, in each case, as would not have a Material Adverse Effect. None of the Partnership or any of its Subsidiaries has received written notice from any Governmental Entity as to any such violation or that any Permit will be revoked, withdrawn, suspended, cancelled, terminated, modified or not renewed, except as would not have a Material Adverse Effect. No representation or warranty is made under this Section 3.15 with respect to Taxes, Intellectual Property, ERISA or environmental matters, which are covered exclusively by Section 3.09, Section 3.11, Section 3.13 and Section 3.19, respectively.
3.16Anti-Corruption, Export Controls, Sanctions. Except as would not have a Material Adverse Effect:

(a)during the Lookback Period, the Partnership and its Subsidiaries have conducted their business in compliance with applicable Anti-Corruption Laws, Export Control Laws, and Sanctions Laws;
(b)during the Lookback Period, neither the Partnership nor its Subsidiaries, nor, to the knowledge of the Partnership, any of its or their respective officers, directors, employees or agents have directly or indirectly paid, offered, authorized, or promised to pay, any money or any other items of value to any Government Official in order to (A) improperly influence any act or decision of the Government Official, or (B) induce the Government Official to use their influence to affect any act or decision of a Governmental Entity in order to assist the Partnership and its Subsidiaries to obtain or retain business for, or direct business to, the Partnership, or otherwise benefit the business of the Partnership in contravention of applicable Anti-Corruption Laws;
(c)during the Lookback Period, neither the Partnership nor its Subsidiaries, or any of its and their respective officers, directors, or to the knowledge of the Partnership, their respective employees (acting in their capacity as such) (i) is or has been (A) a Sanctioned Person, (B) operating, organized or ordinarily resident in any Sanctioned Country, or (C) 50% or greater owned or otherwise controlled by any person described in (A) or (B), or (ii) has participated in any transaction or business dealing with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws; and

(d)during the Lookback Period, neither the Partnership nor its Subsidiaries is, or has been, the subject of any actual or, to the knowledge of the Partnership, threatened Action or, to the knowledge of the Partnership, investigation or other inquiry, by a Governmental Entity in connection with compliance with applicable Anti-Corruption Laws, Export Control Laws, and Sanctions Laws.
3.17Affiliated Contracts. Except for items disclosed on Schedule 3.17, or as entered into in the Ordinary Course of Business on arms’ length terms, to the knowledge of the Partnership, there are no (a) Contracts (other than, in the case of any director, employee, manager, officer or director, any employment or services Contract entered into in the Ordinary Course of Business) between or among the Partnership or any of its Subsidiaries, on the one hand, and any key employee, manager, officer, director, Equity Holder or Affiliate of the Partnership or any of its Subsidiaries (each, an “Affiliated Party”), on the other hand, (b) any amounts owed to or by the Partnership or any of its Subsidiaries from or to an Affiliated Party (other than in respect of employee, manager, officer or director relationships entered into in the Ordinary Course of Business or amounts due as normal salaries and bonuses and in reimbursement of expenses in the Ordinary Course of Business to such employee, manager, officer or director) or (c) any other material business arrangement or other material relationship between the Partnership or any of its Subsidiaries, on the one hand, and any Affiliated Party, on the other hand (each of the foregoing, an “Affiliate Contract”), that would survive the Closing.
3.18Brokerage. Except with respect to a financial advisor the fees and expenses of which constitute Transaction Expenses hereunder, there are no claims by a financial advisor for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions, based on any Contract made by or on behalf of the Partnership or any of its Affiliates for which Purchaser, the Partnership or any of their respective Subsidiaries would be liable at or following the Closing.
3.19Environmental Matters. Except as would not have a Material Adverse Effect: (a) each of the Partnership and its Subsidiaries is and, during the Lookback Period, has been in compliance with all applicable Environmental Laws (which includes the possession and renewal by the Partnership and its Subsidiaries of all Permits registered to the Partnership and its Subsidiaries required under applicable Environmental Laws to own and conduct the business of the Partnership and its Subsidiaries (“Environmental Permits”) and compliance with the terms and conditions thereof), (b) there is no Environmental Claim pending or, to the knowledge of the Partnership, threatened against the Partnership or any of its Subsidiaries that would reasonably be expected to result in liability for the Partnership or its Subsidiaries, (c) neither the Partnership nor any of its Subsidiaries has Released any Hazardous Material either in violation of any applicable Environmental Laws or in amounts or quantities that would reasonably be expected to result in liability pursuant to any Environmental Law and (d) the Partnership and its Subsidiaries have made available to Purchaser all non-privileged environmental assessments (including Phase I and Phase II environmental site assessments), compliance audits, and reports in their possession or reasonable control that were prepared during the Lookback Period and relate to the Partnership or its Subsidiaries or any property or facility now or previously owned, leased or operated.

3.20Government Contracts
.
(a)As of the date hereof, no Current Government Contract or Government Bid is the subject of bid protest proceedings, and, to the knowledge of the Partnership, no such Government Contract or Government Bid would reasonably be expected to become the subject of bid protest proceedings.
(b)No Current Government Contract is required to be terminated by a Governmental Entity solely as a result of the consummation of the Transactions. Neither the Partnership nor any of its Subsidiaries has assigned, granted a security interest in, or otherwise conveyed or transferred to any Person any account receivable or other right of the Partnership or its Subsidiaries arising under any Current Government Contract.
(c)During the Lookback Period, (i) no termination for default or convenience (in whole or in part), cure notice, show cause notice or other similar notice has been issued, claimed, or threatened by a Governmental Entity, prime contractor, or higher tier subcontractor, in writing with respect to any Government Contract, (ii) there are and have been no requests for material equitable adjustment or claims by or against a counterparty to a Government Contract that remain unresolved, excluding current invoices that the Partnership believes will be paid in the ordinary course of business, (iii) the Partnership and its Subsidiaries are and have been in compliance in all material respects with all applicable statutory and regulatory requirements pertaining to each Government Contract and Government Bid and (iv) all invoices and claims (including requests for progress payments) submitted under each Government Contract were accurate in all material respects as of their submission date.
(d)During the Lookback Period, neither the Partnership, nor its Subsidiaries, nor any of their respective directors or officers, or, to the knowledge of the Partnership, any of their respective managers, employees or consultants (i) have been suspended, debarred, proposed for debarment by any Governmental Entity or otherwise excluded by any Governmental Entity from participating in any procurement for a Government Contract or from receiving a Government Contract; (ii) have made any voluntary or mandatory disclosure to any Governmental Entity pursuant to the mandatory disclosure provisions of the Federal Acquisition Regulation (“FAR”) in connection with any Government Contract or Government Bid; or (iii) have received credible evidence of a violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity provisions found in Title 18 of the U.S. Code, a violation of the civil False Claims Act (31 U.S.C. §§ 3729-3733), or a significant overpayment, in connection with the award, performance, or closeout of any Government Contract or receiving a Government Contract as a result of a Government Bid. To the knowledge of the Partnership, as of the date hereof, there are no pending administrative, civil or criminal allegations, investigations, audits, civil investigation demands, subpoenas or indictments by any Governmental Entity concerning the Partnership or any of its Subsidiaries, or any employees thereof, relating to any Government Contract or Government Bid.
(e)During the Lookback Period, no Government Contract or Government Bid is or was set aside for, or, to the knowledge of the Partnership, was awarded based upon a small business status, small disadvantaged business status, historically underutilized business zone small business status, women owned small business status, veteran-owned small business or service-disabled veteran-owned small business status and/or other preferential status.
(f)During the Lookback Period, neither the Partnership nor any of its Subsidiaries has received any past performance evaluation or rating with respect to any Government Contract below “Satisfactory” or equivalent thereof.
(g)The accounting and business systems used by the Partnership and its Subsidiaries are, and during the Lookback Period have been, adequate in all material respects (i) for estimating, accumulating and billing costs under and otherwise for complying with the Government Contracts and (ii) to meet the standards promulgated by the Cost Accounting Standards Board required for complying with the terms and conditions of the Government Contracts and applicable Laws in all material respects. During the Lookback Period, all material costs charged to any Government Contract have been or shall be allowable, allocable, reasonable, and reimbursable in accordance with the FAR, applicable cost principles and/or Cost Accounting Standards, and the terms of the underlying Government Contracts. During the Lookback Period, neither the Partnership nor any of its Subsidiaries has submitted any certified cost or pricing data that was not current, accurate or complete in all material respects as of the certification date in connection with any Government Contract or Government Bid. No Current Government Contract is incurring or currently projects losses or cost overruns in an amount exceeding $5,000,000 on an annual basis.
(h)During the Lookback Period, (i) the Partnership and its Subsidiaries have complied in all material respects with all applicable data security, cybersecurity, and physical security systems, procedures, and reporting required by its Government Contracts including, without limitation and as applicable, National Institute of Standard and Technology Special Publication 800-171 (Protecting Controlled Unclassified Information in Nonfederal Information Systems and Organizations); and (ii) neither the Partnership nor any of its Subsidiaries has experienced any data security, cybersecurity or physical security breach related to any Government Contract for which reporting was necessary to any Governmental Entity or higher tier contractor, as required by the terms of any Government Contract or any Law.
(i)The Partnership and its Subsidiaries are in material compliance with all applicable organizational conflict of interest (“OCI”) requirements, as defined in the FAR, 48 C.F.R. subpart 9.5, or in the Defense Federal Acquisition Regulation Supplement, 48 C.F.R. subpart 209.5. During the Lookback Period, neither the Partnership nor any of its Subsidiaries has, with respect to any Government Contract, received any written notice from a Governmental Entity raising OCI concerns or been required to implement any OCI mitigation plan, or agreed or undertaken to refrain from any business activity for purposes relating to actual or perceived OCI.
(j)The Partnership and its applicable Subsidiaries, and their respective applicable employees, possess all requisite facility and personnel clearances necessary to perform their obligations under each Government Contract. During the Lookback Period, the Partnership and its Subsidiaries have received a rating of satisfactory or better on the vulnerability assessments from the U.S. Department of Defense, Defense Counterintelligence and Security Agency (“DCSA”) and have complied in all material respects with all applicable requirements relating to the safeguarding of and access to classified information, including those specified in Executive Orders 13526 and 12829 and the National Industrial Security Program

Operating Manual rule, codified at 32 C.F.R. Part 117 and any supplements, amendments or revisions thereto (the “NISPOM”), and other applicable Law (collectively, the “National Security Requirements”). No notice of revocation, suspension or invalidation from the DCSA or any other Governmental Entity has been issued and remains unresolved with respect to any such facility security clearance.
3.21No Other Representations or Warranties. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE PARTNERSHIP OR BLOCKER SELLER IN THIS ARTICLE III OR ARTICLE IV AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.01(e), NONE OF THE PARTNERSHIP, BLOCKER SELLER OR ANY AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE PARTNERSHIP, BLOCKER SELLER OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE PARTNERSHIP OR BLOCKER SELLER IN THIS ARTICLE III OR ARTICLE IV AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.01(e), ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE PARTNERSHIP AND BLOCKER SELLER. EACH OF THE PARTNERSHIP AND BLOCKER SELLER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY PURCHASER OR MERGER SUB IN ARTICLE V AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.02(e), NONE OF PURCHASER, MERGER SUB OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO PURCHASER, MERGER SUB OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PARTNERSHIP OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT AS SET FORTH IN ARTICLE V AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.02(e), THE PARTNERSHIP, AND BLOCKER SELLER WAIVE, AND EXPRESSLY DISCLAIM RELIANCE ON, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, ON BEHALF OF PURCHASER, MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, AND ACKNOWLEDGE AND AGREE THAT PURCHASER AND MERGER SUB HAVE SPECIFICALLY DISCLAIMED AND DO HEREBY SPECIFICALLY DISCLAIM ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES MADE BY PURCHASER, MERGER SUB OR ANY OTHER PERSON.

Article IVREPRESENTATIONS AND WARRANTIES OF BLOCKER SELLER
Except as set forth in the Disclosure Schedules, Blocker Seller represents and warrants to Purchaser (it being understood and agreed that the Restructuring will be consummated prior to the Closing, and no representation or warranty in this Article IV will be deemed inaccurate as a result thereof) as follows:
4.01Organization and Power.
(a)    Each of Blocker Seller and Blocker is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Blocker Seller and Blocker has all requisite power and authority necessary to own, lease and operate its properties and to carry on its businesses as now conducted, except where the failure to hold such power and authority would not have a Material Adverse Effect. Each of Blocker Seller and Blocker is qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect.
(b)    True, correct and complete copies of the articles of incorporation, bylaws, equivalent organizational documents and other Governance Documents of Blocker, in each case as in effect as of the date hereof, have been made available to Purchaser. Blocker is not in violation in any material respect of any of such documents.
4.02Authorization. Blocker Seller has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which Blocker Seller will be a party. The execution, delivery and performance of this Agreement and each other Transaction Document to which Blocker Seller will be a party by Blocker Seller and the consummation of the Transactions have been duly and validly authorized by all requisite limited partnership action and any other actions required by Contract or Law, and no other proceedings on its part or the part of the Blocker or Blocker Seller are necessary to authorize the execution, delivery or performance of this Agreement or each other Transaction Document. This Agreement has been, and such other Transaction Documents will upon delivery be, duly executed and delivered by Blocker Seller and, assuming due authorization, execution and delivery of each of the other parties hereto and thereto, constitutes a valid and binding obligation of Blocker Seller, each enforceable in accordance with its terms, in each case, except as enforceability may be limited by the Enforceability Exceptions. Except for matters taken prior to the execution and delivery hereof, no other corporate or other entity proceedings on the part of Blocker or Blocker Seller are necessary to authorize, adopt or approve, as applicable, this Agreement, the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.
4.03No Breach; Governmental Consents.
(a)    Assuming the notices, reports and other filings described in or contemplated by Section 4.03(b) have been made or obtained, the execution, delivery, performance and compliance with the terms and conditions of this Agreement or any other Transaction Document by Blocker Seller and Blocker and the consummation of the Transactions do not and shall not (i) violate, conflict with, result in any breach of, or constitute a default under any of the provisions of the certificates of incorporation or bylaws (or equivalent organizational documents or other Governance Documents) of Blocker Seller or Blocker, (ii) require any approval, consent, delivery of notice or other action by any Person under, violate, conflict with or result in a breach of or constitute a violation or default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to the right of payment, acceleration, termination, vesting, amendment or Liability under, any Contract to which Blocker Seller or the Blocker is a party or by which any of their respective properties, businesses or assets are bound, (iii) contravene, conflict with or result in a violation or breach of any applicable Law or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any properties, rights or asset of Blocker Seller or the Blocker, except where the failure of any of the representations and warranties contained in foregoing clauses (ii) through (iv) to be true would not materially impede or delay Blocker Seller’s ability to consummate the Transactions in accordance with the terms hereof.
(b)    Except for (i) the applicable requirements of the HSR Act, (ii) the notices, reports and other filings set forth on Schedule 4.03(b), (iii) the filing of the Certificate of Merger in accordance with the terms hereof and the relevant provisions of the DRULPA and the DLLCA and (iv) such notices, reports and other filings, the failure of which to be obtained or made would not materially impede or delay Blocker Seller’s ability to consummate the Transactions in accordance with the terms hereof, (A) neither Blocker Seller nor Blocker is required to submit any material notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by Blocker Seller and the Blocker of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions and (B) no material consent, approval, authorization or other Order of any Governmental Entity is required to be obtained by Blocker Seller or Blocker in connection with its execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation by Blocker Seller of the Transactions.
4.04Capitalization.
(a)The Blocker Interests constitute all of the issued and outstanding Equity Interests of Blocker, and Blocker Seller holds of record and beneficially owns all of the Blocker Interests, free and clear of all Liens (other than transfer restrictions arising under applicable securities Laws). At the Closing, Purchaser will acquire valid title to the Blocker Interests, free and clear of all Liens, other than Liens arising under federal and state securities Laws and any Liens created by Purchaser.
(b)All of the outstanding Blocker Interests have been duly authorized and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act, and any relevant state securities Laws or pursuant to valid exemptions therefrom and have not been issued in violation of, and are not subject to, any preemptive or subscription rights or rights of first refusal. There are no Blocker Interests, or any other Equity Interests of Blocker, reserved for issuance nor are there any rights, options, warrants, “phantom” stock rights, stock appreciation rights, stock-based performance units or other equity-based compensation awards outstanding or other agreements, commitments or rights to issue or acquire Blocker Interests or any other Equity Interests of Blocker nor is Blocker contractually obligated to issue, sell, purchase, redeem or otherwise acquire any of its outstanding Blocker Interests or other Equity Interests of Blocker. No Person is entitled to any preemptive, rights of first refusal or similar rights to subscribe for or purchase Blocker Interests that are applicable to the Transactions or that would survive the Closing. There are no (i) proxies, voting trusts, stockholders agreements or other agreements to which Blocker is a party with respect to the voting of any capital stock or other Equity Interests of Blocker or (ii) obligations or commitments restricting the transfer or other disposition of, or requiring the registration or sale of, any shares of capital stock or other Equity Interests of Blocker.
4.05Litigation. As of the date hereof, there is no material Action pending, at Law or in equity, or before or by any Governmental Entity, or, to the knowledge of Blocker Seller, threatened against Blocker or Blocker Seller or their respective properties, assets or business, including any action that would impede or delay consummation of the Transactions. As of the date hereof, neither Blocker Seller nor Blocker is subject to any Order, and there have been no unsatisfied or outstanding Orders.
4.06Blocker.
(a)Blocker was formed solely for the purpose of allowing the applicable Affiliates of Blocker Seller (or its direct or indirect owners) to hold their Partnership Interests, directly or indirectly (the “Blocker Activities”).
(b)Except for de minimis liabilities incurred in connection with (i) Blocker’s formation and maintenance of its limited liability company existence and (ii) the Blocker Activities, the Blocker has not (A) incurred, directly or indirectly, any Liabilities (other than in respect of its capitalization), (B) engaged in any business activities of any type or kind whatsoever or (C) entered into any Contract with any Person, other than the limited liability company agreement of Blocker and the Partnership Agreement.
(c)Prior to the Restructuring, Blocker has no assets of any nature, including Equity Interests issued by other Persons, other than Tracking Interests and cash and cash equivalents. After the Restructuring, Blocker will have no assets of any nature, including Equity Interests issued by other Persons, other than Partnership Interests and cash and cash equivalents.
4.07Brokerage. Except with respect to a financial advisor the fees and expenses of which constitute Transaction Expenses hereunder, there are no claims by a financial advisor for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any agreement made by or on behalf of the Blocker or Blocker Seller for which Purchaser or Blocker would be liable at or following the Closing.
4.08Blocker Tax Matters. Except as would not have a Material Adverse Effect:
(a)all Tax Returns required to be filed by or with respect to Blocker have been filed and such Tax Returns are true, correct, and complete;
(b)all Taxes required to be paid by or with respect to Blocker have been paid in full;
(c)no claim, audit, action, suit, examination, investigation, or administrative proceeding with respect to any Taxes of Blocker is pending or being threatened in writing;
(d)no written claim has been made to Blocker by an authority in a jurisdiction where Blocker does not file a particular type of Tax Return (or report or pay a particular type of

Tax) that Blocker is required to file such type of Tax Return (or report or pay such type of Tax) in that jurisdiction;
(e)there is not in force any waiver or agreement for any extension of time for the assessment or payment of any amount of Tax of or with respect to the Blocker other than such waiver or extension obtained in the Ordinary Course of Business;
(f)there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Blocker;
(g)Blocker (i) has not filed a Tax Return with another Person, (ii) has not been a member of an affiliated, consolidated, combined or unitary group and (iii) has no liability for any Taxes of any Person under operation of any applicable Tax Law, including Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) or as transferee or successor;
(h)Blocker will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of any: (i) change in a method of accounting for a Pre-Closing Tax Period, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received or deferred revenue accrued on or before the Closing Date, or (iv) as a result of a “closing agreement” as described in Section 7121 of the Code executed prior to the Closing Date;
(i)during the Lookback Period, Blocker has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution intended to be governed in whole or in part by Section 355 of the Code (or any corresponding provisions of applicable Tax Law);
(j)Blocker is in compliance with all applicable Law pertaining to escheat and unclaimed property and does not have any material liability under any escheat, unclaimed property or similar Law;
(k)Blocker has timely withheld or collected and paid over to the applicable Governmental Entity all Taxes required to have been so withheld or collected and paid and has complied with all information reporting and backup withholding provisions of applicable Law;
(l)Blocker has collected all sales, use, and similar Taxes required to be collected, and has remitted, or will remit, such amounts to the appropriate Governmental Entity, or has been furnished properly completed exemption certificates;
(m)Blocker has not been a party to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2);
(n)Blocker (i) has been classified as an association taxable as a corporation for U.S. federal income Tax purposes since its formation, (ii) has not owned any assets other than its interests in the Other Partnerships (the “Tracking Interests”) or Cash at all times from its formation through the Restructuring; and (iii) after the Restructuring will not at any time own any assets other than its direct equity interests in the Partnership or Cash or conduct any operations or activities not related to such ownership; and

(o)For U.S. federal (and applicable state and local) income Tax purposes, the allocations of any items of income, gain, loss, deduction or credit under Section 704 of the Code with respect to the Tracking Interests (including as determined under any applicable partnership agreement) (A) have been determined solely by reference to items attributable to the operations and assets of the Partnership and its Subsidiaries or administrative items in respect of an Other Partnership, and (B) have been made in compliance with the requirements of Section 704(b)-(c) of the Code and the Treasury Regulations promulgated thereunder.
Notwithstanding anything in this Agreement to the contrary, (x) this Section 4.08 constitutes the sole and exclusive representations and warranties of Blocker Seller with respect to Taxes related to Blocker, and no other representation or warranty contained in any other section of this Agreement is being made with respect to such Tax matters and (y) nothing in this Agreement shall be construed as providing a representation or warranty with respect to (A) any taxable period (or portion thereof) beginning after the Closing Date or (B) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute following the Closing Date.
Article VREPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB
Each of Purchaser and Merger Sub represents and warrants to the Partnership as follows:
5.01Organization and Power. Each of Purchaser and Merger Sub is duly organized, validly existing and in good standing under the Laws of its governing jurisdiction, with full corporate or limited liability company power and authority to enter into this Agreement and perform its obligations hereunder. There are no pending, or to the knowledge of Purchaser, threatened, actions for the dissolution, liquidation or insolvency of Purchaser or Merger Sub that would have a Purchaser Material Adverse Effect.
5.02Authorization. Each of Purchaser and Merger Sub has all requisite company power and authority to execute and deliver this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and each other Transaction Document to which each of Purchaser or Merger Sub will be a party by each of Purchaser and Merger Sub and the consummation of the Transactions have been duly and validly authorized by all requisite corporate or limited liability company action, as applicable, and no other proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement or each other Transaction Document. This Agreement has been, and such other Transaction Documents will upon delivery be, duly executed and delivered by each of Purchaser and Merger Sub and, assuming due authorization, execution and delivery of each of the other parties hereto and thereto, constitutes a valid and binding obligation of each of Purchaser and Merger Sub, enforceable in accordance with its terms, in each case, except as enforceability may be limited by the Enforceability Exceptions. Except for matters taken prior to the execution and delivery hereof, no other corporate or other entity proceedings on the part of Purchaser or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement, the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

5.03No Breach; Governmental Consents.
(a)    Assuming the notices, reports and other filings described in or contemplated by Section 5.03(b) have been made or obtained, the execution, delivery, performance and compliance with the terms and conditions of this Agreement or any other Transaction Document by Purchaser and Merger Sub and the consummation of the Transactions do not and shall not (i) violate, conflict with, result in any breach of, or constitute a default under any of the provisions of the certificates of incorporation or bylaws (or equivalent organizational documents or other Governance Documents) of Purchaser and Merger Sub, (ii) require any approval, consent, delivery of notice or other action by any Person under, violate, conflict with or result in a breach of or constitute a violation or default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to the right of payment, acceleration, termination, vesting, amendment or liability under, any Contract to which Purchaser or Merger Sub is a party or by which any of their respective properties, businesses or assets are bound, (iii) contravene, conflict with or result in a violation or breach of any applicable Law or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any properties, rights or asset of Purchaser or Merger Sub, except where the failure of any of the representations and warranties contained in the foregoing clauses (ii) through (iv) would not have a Purchaser Material Adverse Effect.
(b)    Except for (i) the applicable requirements of the HSR Act, (ii) the notices, reports and other filings set forth on Schedule 5.03, (iii) the filing of the Certificate of Merger in accordance with the terms hereof and the relevant provisions of the DRULPA and the DLLCA and (iv) such notices, reports and other filings, the failure of which to be obtained or made has not had, and would not reasonably be expected to have, a Purchaser Material Adverse Effect, (A) neither Purchaser nor Merger Sub is required to submit any material notice, report or other filing with any Governmental Entity in connection with, the execution, delivery or performance by Purchaser and Merger Sub of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions and (B) no consent, approval, authorization or other Order of any Governmental Entity is required to be obtained by Purchaser or Merger Sub in connection with its execution, delivery or performance of this Agreement or the consummation by Purchaser and Merger Sub of the Transactions.
5.04Litigation. There is no Action pending or threatened in writing or, to the knowledge of Purchaser or Merger Sub, orally against Purchaser or Merger Sub at Law or in equity, or before or by any Governmental Entity, that would have, or reasonably be expected to have, a Purchaser Material Adverse Effect. Neither Purchaser nor Merger Sub is subject to any outstanding Order that would have, or reasonably be expected to have, a Purchaser Material Adverse Effect.
5.05Brokerage. Except for any fees that will be paid solely by Purchaser or its Subsidiaries (including, after the Closing, the Partnership or its Subsidiaries) which, for the avoidance of doubt, shall not be Transaction Expenses, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any agreement made by or on behalf of Purchaser or Merger Sub.
5.06Purchaser Financial Resources. As of the date of this Agreement, Purchaser has delivered to the Partnership true and complete copies of the duly executed Debt Commitment

Letter and the Debt Fee Letter, which Debt Fee Letter has been redacted solely for fees, “securities demand” provisions, pricing terms and pricing caps, “market flex” provisions and other commercially sensitive information that is customarily redacted, none of which would reasonably be expected to reduce the aggregate principal amount of the Debt Financing to be funded on the Closing Date or affect the conditionality, enforceability or availability of the Debt Financing). The Debt Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement and no such amendment or modification is contemplated (other than for the purpose of additional arrangers, bookrunners, agents or lenders). As of the date of this Agreement, neither Purchaser nor any of its Affiliates has entered into any agreement, side letter or other commitment or arrangement (other than any customary engagement letter (which does not contain any provisions that affect the conditionality, enforceability or availability of the Debt Financing)) relating to the financing of the Transactions, in each case, other than the Debt Commitment Letter and the Debt Fee Letter. Assuming satisfaction of the conditions set forth in Section 7.01 and Section 7.02 and that the Debt Financing is funded on the Closing Date in accordance with the Debt Commitment Letter, as of the date of this Agreement, the aggregate proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all “market flex” provisions related thereto), together with cash on hand and other financial resources (including available lines of credit) available to Purchaser, are in an amount sufficient to (a) pay the aggregate cash consideration payable to Blocker Seller and the Equity Holders pursuant to this Agreement, (b) repay, redeem, purchase, defease or discharge the Funded Indebtedness in connection with the consummation of the Transactions and (c) pay any fees and expenses or other amounts payable by Purchaser pursuant to this Agreement in connection with the consummation of the Transactions (the minimum amount sufficient to finance such payments, the “Required Amount”). As of the date of this Agreement, the commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect. As of the date of this Agreement, the Debt Commitment Letter is in full force and effect and represents the legal valid, binding and enforceable obligations (subject to the Enforceability Exceptions) of Purchaser and, to the knowledge of Purchaser, each other party thereto to provide the financing contemplated thereby subject only to the satisfaction or waiver of the conditions expressly set forth in the Debt Commitment Letter. Purchaser has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Debt Financing. Assuming performance by the Partnership and its Affiliates of their respective obligations under this Agreement, as of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a breach or default on the part of Purchaser or, to the knowledge of Purchaser, any other party thereto, under any term of the Debt Commitment Letter, (ii) result in the failure of any condition to the Debt Financing or (iii) otherwise result in any portion of the Debt Financing being unavailable or delayed. As of the date of this Agreement, Purchaser has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term or condition of the Debt Commitment Letter. Assuming satisfaction of the conditions set forth in Section 7.01 and Section 7.02, as of the date of this Agreement, Purchaser has no reason to believe that (i) any of the conditions expressly set forth in the Debt Commitment Letter will not be satisfied or (ii) the Debt Financing will not be made available to Purchaser on the Closing Date. Purchaser expressly agrees and acknowledges that its obligations hereunder are not subject to, or conditioned on, Purchaser’s consummation of any financing arrangements, Purchaser obtaining any financing or the availability, grant, provision or extension of any financing to Purchaser.
5.07Investment Purposes.
(a)Purchaser is purchasing the Blocker Interests and Partnership Interests and, indirectly, the shares of capital stock or equity interests of Subsidiaries of the Partnership, for its own account for investment purposes and not with a view toward distribution or re-sale in violation of the Securities Act, and all other applicable securities Laws, rules or regulations. Purchaser is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Purchaser acknowledges that it is informed as to the risks of the Transactions and of ownership of the Blocker Interests.
(b)Purchaser acknowledges that none of the Blocker Interests or the shares of capital stock or equity interests of the Partnership and its Subsidiaries have been registered under federal Law or qualified under state Law, but rather have been offered for sale in accordance with certain exemptions under applicable Law and that the Blocker Interests and the shares of capital stock or equity interests of the Partnership and its Subsidiaries may not be resold by it unless they are subsequently registered or qualified under applicable Law, or an exemption from registration and qualification is then available.
5.08Merger Sub. Merger Sub is a newly formed limited liability company, formed solely for the purpose of engaging in the Transactions. Prior to the date hereof, Merger Sub has not engaged in any business activities or conducted any operations other than in connection with the Transactions. Merger Sub is a wholly-owned direct or indirect Subsidiary of Purchaser. Purchaser, as the sole member of Merger Sub, has approved and adopted this Agreement. No other vote of the direct or indirect holders of any class or series of capital stock or equity security of Purchaser or Merger Sub is required to adopt this Agreement and approve the Transactions.
5.09Solvency. Assuming (a) that the conditions to the obligations of Purchaser to consummate the Transactions are satisfied and (b) the accuracy of the representations and warranties set forth in Article III and Article IV of this Agreement in all material respects, (i) Purchaser and its Affiliates (including, for the avoidance of doubt, the Partnership and its Subsidiaries), on a consolidated basis, will be able to pay their Liabilities (whether direct, subordinated, contingent or otherwise), as such Liabilities become absolute and matured, (ii) the then present fair saleable value of the assets of Purchaser and its Affiliates (including, for the avoidance of doubt, the Partnership and its Subsidiaries), on a consolidated basis, will exceed the amount that will be required to pay their probable Liabilities (including the probable amount of all contingent Liabilities) as such Liabilities become absolute or matured, (iii) the assets of Purchaser and its Affiliates (including, for the avoidance of doubt, the Partnership and its Subsidiaries), on a consolidated basis, at a fair valuation, will exceed their probable Liabilities (including the probable amount of all contingent Liabilities) and (iv) Purchaser and its Affiliates (including, for the avoidance of doubt, the Partnership and its Subsidiaries), on a consolidated basis, will not have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Partnership and its Subsidiaries.

5.10Other Businesses. Neither Purchaser nor any of its Affiliates or “associates” (as defined in 16 CFR 801.1(d)) hold voting securities or non-corporate interests (as “hold,” “voting securities” and “non-corporate interest” are defined under 16 CFR 801) (a) in any entity that owns, manages, controls, or operates any business engaged in any of the material lines of business in which the Partnership or any of its Subsidiaries is engaged or (b) in any entity that has a material supplier or customer relationship with the Partnership or with any business engaged in any of the material lines of business in which the Partnership or any of its Subsidiaries is engaged.
5.11No Foreign Person. Purchaser is not, and Purchaser will not be, at or immediately following the consummation of the Closing, directly or indirectly, owned or controlled by (a) a “foreign” Person or Persons for purposes of the International Traffic in Arms Regulations, 22 C.F.R. Parts 120–130, (b) a “foreign” Person for purposes of reviews of transactions conducted by the Committee on Foreign Investment in the United States under the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565 and as implemented by regulations at 31 C.F.R. Part 800, (c) “foreign interest(s)” as defined in the NISPOM, such that any “foreign interest(s),” directly or indirectly, will own or have beneficial ownership of five percent or more of the outstanding shares of any class of the equity securities of Purchaser or will subscribe to five percent or more of the total capital commitment of Purchaser, or (d) “foreign interest(s)” as defined in the NISPOM, such that any “foreign interest(s),” directly or indirectly, will have the power, whether or not exercised, through contractual arrangements or other means, to direct or decide matters affecting the management or operations of Purchaser.
5.12No Other Representations.
(a)Each of Purchaser and Merger Sub has conducted its own independent review, investigation and analysis of the business, operations, rights, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Partnership and its Subsidiaries, and each of them acknowledges that it and its representatives have received access to certain books and records, facilities, equipment, Contracts and other assets of the Partnership and its Subsidiaries that it and its representatives have requested to review and that it and its representatives have had the opportunity to meet with the management of the Partnership and to discuss the business and assets of the Partnership and its Subsidiaries. In entering into this Agreement, each of Purchaser and Merger Sub has relied upon its independent review, investigation and analysis and the representations and warranties of the Partnership and Blocker Seller expressly contained in Article III and Article IV, and Purchaser acknowledges and agrees that, other than as set forth in Article III and Article IV or in any certificate delivered pursuant to Section 7.01(e), none of the Partnership, Blocker Seller or any of their respective Affiliates or representatives makes or has made any representation or warranty, either express or implied, and including any representation or warranty (i) as to the accuracy or completeness of any of the information provided or made available to Purchaser or any of its Affiliates or representatives prior to the execution of this Agreement or (ii) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), prospects, future cash flows (or any component thereof) or future financial condition (or any component thereof) of the

Partnership and its Subsidiaries, in each case heretofore or hereafter delivered to or made available to Purchaser or any of its respective Affiliates or representatives and Purchaser and Merger Sub hereby waive, and expressly disclaim reliance on, any other express or implied representation or warranty whether written or oral, on behalf of Blocker Seller, the Partnership or its respective Affiliates, directors, officers, employees, Subsidiaries, controlling persons, agents or other representatives or any other Person. Without limiting the generality of the foregoing, none of the Partnership, Blocker Seller or any of their respective Affiliates or representatives has made, and shall not be deemed to have made, any representations or warranties in the materials (other than as set forth in Article III and Article IV and in the certificate delivered pursuant to Section 7.01(e)) relating to the business, assets or Liabilities of the Partnership made available to Purchaser or any of its Affiliates or representatives in connection with the Transactions, including due diligence materials, memoranda or similar materials, or in any presentation of the business of the Partnership and its Subsidiaries by management of the Partnership and its Subsidiaries or others in connection with the Transactions, and no statement contained in any such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise be deemed to have been relied upon by Purchaser in executing, delivering and performing this Agreement and the Transactions. Without limiting the representations and warranties of the Partnership and Blocker Seller expressly contained in Article III and Article IV, it is understood that any cost estimates, projections or other predictions, any data, any financial information or any offering or other memoranda, offering materials, presentations or similar materials made available to Purchaser or any of its Affiliates or representatives in connection with the Transactions, are not, and shall not be deemed to be or to include, representations or warranties of the Partnership, Blocker Seller or any of their Affiliates, and were not, and shall not be deemed to have been, relied upon by Purchaser in executing, delivering or performing this Agreement or the Transactions. Nothing in this Agreement will operate to limit or otherwise impair any claim by Purchaser or Merger Sub arising out of Fraud.
(b)NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY PURCHASER AND MERGER SUB IN THIS ARTICLE V AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.02(e), NONE OF PURCHASER, MERGER SUB, OR ANY AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO PURCHASER, MERGER SUB, THEIR AFFILIATES OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PARTNERSHIP, BLOCKER SELLER, THE EQUITY HOLDER REPRESENTATIVE, THE EQUITY HOLDERS, BLOCKER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY PURCHASER AND MERGER SUB IN THIS ARTICLE V AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.02(e), ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY PURCHASER AND MERGER SUB. EACH OF THE PURCHASER AND MERGER SUB

ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE PARTNERSHIP OR BLOCKER SELLER IN ARTICLE III OR ARTICLE IV AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.01(e), NONE OF THE PARTNERSHIP, BLOCKER SELLER OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE PARTNERSHIP, BLOCKER SELLER OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER, MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT AS SET FORTH IN ARTICLE III OR ARTICLE IV AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 7.01(e), PURCHASER AND MERGER SUB WAIVE, AND EXPRESSLY DISCLAIM RELIANCE ON, ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, ON BEHALF OF THE PARTNERSHIP, BLOCKER SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, AND ACKNOWLEDGE AND AGREE THAT THE PARTNERSHIP AND BLOCKER SELLER HAVE SPECIFICALLY DISCLAIMED AND DO HEREBY SPECIFICALLY DISCLAIM ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES MADE BY THE PARTNERSHIP, BLOCKER SELLER OR ANY OTHER PERSON.
Article VICOVENANTS
6.01Conduct of the Business.
(a)From the date hereof until the earlier of the termination of this Agreement in accordance with Section 8.01 and the Closing Date, except (i) in connection with any Emergency Measures, (ii) as set forth on Schedule 6.01, (iii) if Purchaser shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (iv) as required by applicable Laws, (v) in connection with the Restructuring or (vi) as otherwise expressly contemplated by this Agreement, each of the Partnership and Blocker Seller (solely with respect to Blocker) shall use its reasonable best efforts to conduct its business and the business of its Subsidiaries in the Ordinary Course of Business; provided that, notwithstanding the foregoing or clause (b) of this Section 6.01, the Partnership may use available cash to repay any Indebtedness, to pay Transaction Expenses or to make cash dividends prior to the Reference Time.
(b)Without limiting the generality of Section 6.01(a), from the date hereof until the earlier of the termination of this Agreement in accordance with Section 8.01 and the Closing Date, except (i) in connection with any Emergency Measures, (ii) as set forth on Schedule 6.01, (iii) if Purchaser shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (iv) as required by applicable Law, (v) in connection with the Restructuring or (vi) as otherwise expressly contemplated by this Agreement, each of the Partnership and Blocker Seller (solely with respect to Blocker) shall not, and shall cause each of their respective Subsidiaries to not:

(i)(A) redeem, repurchase or otherwise reacquire or offer to redeem, repurchase or otherwise acquire any Partnership Interests (other than repurchases of equity interests from employees in connection with a termination of service or otherwise in the Ordinary Course of Business) (B) effect any restructuring, consolidation, combination, recapitalization, reclassification, equity split or like change in the equity capitalization of the Partnership or (C) issue, grant, sell, authorize or propose for issuance, or dispose of, any Partnership Interests, or issue any rights to subscribe for or acquire any such Partnership Interests;
(ii)amend the Governance Documents of the Partnership or Blocker;
(iii)(A) grant to any director or executive officer or any employee whose annual base salary exceeds $300,000 as of the date hereof any increase in compensation or benefits, except for (1) any increase required by a Partnership Plan, (2) any increase in base compensation in connection with annual merit increases in the Ordinary Course of Business or (3) any payments of short-term incentive compensation pursuant to a Partnership Plan, in amounts determined by the Partnership in accordance with any such Partnership Plan in the Ordinary Course of Business, (B) adopt, enter into or terminate or materially amend any material Partnership Plan other than annual updates to health or welfare benefits in the Ordinary Course of Business; or (C) terminate the employment of any employee with an annual base salary in excess of $300,000, other than for cause;
(iv)(A) dissolve, liquidate, adopt or enter into a plan of complete or partial liquidation or dissolution of the Partnership, Blocker or any of their respective Subsidiaries (other than immaterial or dormant Subsidiaries thereof) or (B) file a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law (other than with respect to immaterial or dormant Subsidiaries of the Partnership or Blocker);
(v)(A) make, change or revoke any material Tax election (other than with respect to Section 174A of the Code), (B) adopt or change any material accounting method (other than with respect to Section 174A of the Code) or any accounting period with respect to Taxes, (C) surrender any Tax attributes or right to claim a refund of material Taxes, (D) consent to any settlement or extension or waiver of the limitations period applicable to any material Tax claim or assessment, (E) prepare or file any material amended Tax Return, (F) take any action to change the entity classification of any of the Partnership or its Subsidiaries for U.S. federal income tax purposes or (G) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of applicable Tax Law);
(vi)make, pay, set aside or declare any (A) non-cash dividend or other non-cash distribution in respect of its equity interests or (B) any cash dividend or distribution in respect of the Partnership Interests after delivery of the Estimated Closing Statement, except, in the case of this clause (B), dividends and distributions (1) by Subsidiaries to another wholly-owned Subsidiary of, or to, the Partnership, as applicable, or (2) paid prior to the Reference Time;

(vii)incur or assume, guarantee or become obligated with respect to any indebtedness of the Partnership and its Subsidiaries for borrowed money, in each case, in excess of $25,000,000 in the aggregate relative to the indebtedness for borrowed money outstanding as of the date hereof, other than (A) indebtedness between the Partnership or any of its Subsidiaries, on the one hand, and any other Subsidiaries of the Partnership, on the other hand, (B) indebtedness incurred with respect to instruments of Indebtedness existing as of the date hereof, including indebtedness incurred under the Existing Credit Facility, (C) indebtedness that will be repaid on or before the Closing Date or (D) other indebtedness as is reasonably necessary to be incurred to finance the operation of the Partnership in the Ordinary Course of Business;
(viii)make any loans, advances or capital contributions to, or investments in, any other Person, other than expense advances to its employees in the Ordinary Course of Business or as set forth otherwise in this Section 6.01(b);
(ix)acquire (by merger, consolidation, acquisition of stock or assets, formation of a joint venture or otherwise), directly or indirectly, any Person or a portion of the assets, securities, properties, interests or businesses of any Person or enter into any joint venture or partnership;
(x)enter into any Affiliate Contracts, except for (A) transactions between the Partnership or any of its wholly-owned Subsidiaries, on the one hand, and any other wholly-owned Subsidiaries of the Partnership, on the other hand, (B) with respect to employees, directors or officers of the Partnership or any of its Subsidiaries, employment agreements in the Ordinary Course of Business to the extent expressly permitted by this Section 6.01, (C) payments, loans or advances required to be made pursuant to the terms of Contracts existing as of the date hereof and (D) payment of expenses related to the Transactions;
(xi)make any material change in or revoke any accounting methods, practices or policies, or change any annual accounting period, other than as required by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law;
(xii)issue, sell, lease, sublease or otherwise transfer or dispose of (A) any assets, rights or properties of the Partnership, Blocker or their respective Subsidiaries, other than in an amount not in excess of $5,000,000 in the aggregate (but not any Owned Intellectual Property, which is the subject of clause (xiv) below) or (B) any Equity Interests in the Partnership or Blocker except for Equity Interests issued to Partnership Employees in the Ordinary Course of Business or new Partnership Employees in connection with the hiring of such Partnership Employees as permitted pursuant to this Section 6.01;
(xiii)except in the Ordinary Course of Business (and except with respect to Owned Intellectual Property, which is the subject of clause (xiv) below), incur any Lien (other than Permitted Liens or with respect to the Existing Credit Facility) on any Equity Interests in the Partnership, Blocker or their respective Subsidiaries or any material assets, rights or properties of the Partnership, Blocker or their respective Subsidiaries;
(xiv)except for non-exclusive licenses granted to customers in the Ordinary Course of Business, sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of, create or incur any Lien (other than a Permitted Lien) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Owned Intellectual Property;
(xv)authorize any capital expenditure requiring payment after the date hereof in excess of $25,000,000 in the aggregate;
(xvi)except in the Ordinary Course of Business, (A) amend, modify or supplement, in each case, in any manner that would be materially adverse to the Partnership and its Subsidiaries, taken as a whole, waive or release any material right under, or terminate or cancel in any manner that would be materially adverse to the Partnership and its Subsidiaries, taken as a whole, any (1) Material Contract except (y) expirations of the term thereof in accordance with the terms thereof and (z) amendments in the Ordinary Course of Business to extend or renew the term of any Material Contract or for administrative purposes or (2) Contract to which Blocker is party, (B) enter into any new Contract to which Blocker is party or (C) enter into any new Contract that would be a Material Contract if entered into prior to the date hereof;
(xvii)settle or compromise (A) any Action against the Partnership, Blocker or their respective Subsidiaries, other than any settlement or compromise solely for monetary relief to be paid prior to the Closing of not more than $2,500,000 individually or $5,000,000 in the aggregate that does not involve any equitable relief or limitations on the conduct of Purchaser, the Partnership, Blocker or any of their respective Affiliates and does not include any findings of fact or admission of culpability or wrongdoing by Purchaser, the Partnership, Blocker or any of their respective Affiliates or (B) any Action that relates to the transactions contemplated by the Transaction Documents, including any such Action brought by a current or former Equity Holder, Limited Partner or any equity holder of Blocker Seller;
(xviii)knowingly permit the lapse of any Insurance Policy;
(xix)acquire any real property or amend in a manner materially adverse to the Partnership and its Subsidiaries, taken as a whole, terminate (other than terminations resulting from the expiration pursuant to the terms thereof) or waive any material rights under any Lease in a manner materially adverse to the Partnership and its Subsidiaries, taken as a whole; or
(xx)authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.
(c)Notwithstanding anything to the contrary herein, (A) nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the Partnership’s or any of its Subsidiaries’ operations prior to the Closing, and (1) no action by the Partnership or any of its Subsidiaries with respect to matters specifically permitted or required by any other provision of this Section 6.01 shall be deemed a breach of this Section 6.01 or any other provisions of this Agreement, and (2) the Partnership’s or any of its Subsidiaries’ failure to take any action prohibited by this Section 6.01 shall not be a breach of this Section 6.01 or any other provisions of this Agreement and (B) Purchaser’s prior consent shall not be required, and no provision of this Agreement shall be violated or breached, and no condition set forth in Article VII shall be deemed to be unsatisfied, as a result of any action or failure to take any action (including the establishment of any policy, procedure or protocol) that the Partnership or any of its Subsidiaries reasonably determines is necessary or prudent to take or fail to take in response to an event beyond the reasonable control of the Partnership or any of its Subsidiaries that the Partnership or its Subsidiaries can reasonably demonstrate is an emergency that would materially and adversely impact the Partnership or its Subsidiaries (any such action or failure to take any action, an “Emergency Measure ”), if (x) the Partnership provides Purchaser with (i) notice of such Emergency Measure as promptly as practicable (and in any event prior to taking such action) and (ii) reasonable substantiation that such event constitutes an Emergency Measure and (y) any such action or failure to take action is a necessary and proportionate response to the Emergency Measure, taking into account all relevant factors.
(d)The Partnership shall not make a cash dividend immediately prior to the Reference Time if the consummation of such dividend would cause the amount of Cash as of the Reference Time to be less than $20,000,000.
6.02Regulatory Approvals.
(a)Each of the Parties agrees to (and, in the case of Purchaser, to cause its applicable Affiliates to) file, or cause to be filed, all documents necessary, proper or advisable to consummate the Transactions, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, Permits or Orders from all Governmental Entities. In furtherance and not in limitation of the foregoing, Purchaser undertakes and agrees to, and, where applicable, the Partnership agrees to, (i) make, or cause to be made (including by causing their “ultimate parent entities” as that term is defined in the HSR Act to make), an appropriate filing of a Notification and Report Form pursuant to the HSR Act and filings as required pursuant to any Foreign Investment Laws, with respect to the Transactions as promptly as reasonably practicable (and in any event within 20 Business Days) after the date hereof, and to request and use reasonable best efforts to take all actions necessary, proper or advisable to obtain (A) early termination of the waiting period under the HSR Act, and (B) all clearances, consents, approvals, waivers, actions, non-actions and any other authorizations pursuant to any Foreign Investment Laws applicable to this Agreement or the Transaction, in each case as promptly as reasonably practicable, and (ii) supply, or cause their respective Affiliates to supply, as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any Foreign Investment Laws. Purchaser shall be responsible for all filing fees under the HSR Act, any Foreign Investment Laws and under any such other Laws or regulations, as well as all fees and expenses of the Partnership and its Subsidiaries in responding to any requests for additional information.
(b)Further, and without limiting the generality of the rest of this Section 6.02(b), each of the Parties shall cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry and shall promptly (i) furnish to the other Parties such necessary information and reasonable assistance as the other Parties may request in connection with the foregoing, (ii) inform the other Parties of any substantive communication from any Governmental Entity regarding any of the Transactions, and (iii) provide counsel for the other Parties on an “outside counsel only” basis with copies of all filings made by such Party or its Affiliates, and all correspondence between such Party or its Affiliates (and their respective advisors) with any Governmental Entity and any other information supplied by such Party and such Party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the Transactions; provided that materials may be redacted or withheld as necessary (A) to address reasonable attorney-client privilege or confidentiality concerns, (B) to comply with contractual arrangements and with applicable Law, or (C) to remove references concerning the valuation of the Partnership or Purchaser’s consideration of the Transactions or other competitively sensitive material. Each Party shall, subject to applicable Law, permit counsel for the other Parties to review in advance, and consider in good faith the views of the other Parties in connection with, any proposed written communication to any Governmental Entity in connection with the Transactions. The Parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity (other than routine discussions or communications between any Affiliate of the Partnership and any Governmental Entity with supervisory regulatory authority over such Affiliate not specifically targeted at the Transaction or Purchaser or its Affiliates) in connection with the Transactions unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other Parties the opportunity to attend and participate. Purchaser shall control the determination over the strategy and course of action with respect to all communications, written and oral, and strategy associated with or relating to any process under the HSR Act, any Antitrust Laws, any Foreign Investment Laws or with respect to the filings relating to the Transactions.
(c)Further, and without limiting the generality of the rest of this Section 6.02(c), Purchaser shall take, and shall cause its Affiliates to take, or cause to be taken all actions necessary to avoid or eliminate each and every impediment under any applicable Law that may be asserted by any Governmental Entity or private party with respect to this Agreement so as to make effective as promptly as reasonably practicable, and in any event before the Outside Date, the Transactions and to avoid, or to have terminated, if begun, any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing beyond the Outside Date, including (i) defending through litigation on the merits, including appeals, any claim asserted in any court or other proceeding by any Governmental Entity and/or (ii) agreeing to take any other action as may be required by a Governmental Entity in order (A) to obtain all necessary consents, approvals and authorizations as soon as reasonably possible, and in any event before the Outside Date, (B) to avoid the entry of, or to have vacated, lifted, dissolved, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect in any Actions and that prohibits, prevents or restricts consummation of the Transactions, or (C) to effect the expiration or termination of any waiting period, which would otherwise have the effect of preventing or delaying the Closing beyond the Outside Date. Without limiting the foregoing, Purchaser shall, and shall cause its Affiliates to, (1) propose, negotiate, commit to and effect, by consent decree, hold separate orders, or otherwise, the sale, divestiture, disposition, or license of any assets, properties, products, product lines, services, businesses, or rights of Purchaser, Partnership, or their respective Subsidiaries or Affiliates or any interest or interests therein, (2) terminate or restructure existing relationships, contractual or governance rights or obligations of Purchaser, Partnership, or their respective Affiliates, (3) terminate any venture or other arrangement, (4) restrict, limit, or eliminate any governance rights (including voting power, consent rights, board of directors nominations or designation rights, board observer rights, and ownership or equity interests) with respect to Purchaser, Partnership, or their respective Affiliates, and (5) otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the assets, properties, products, product lines services, or businesses of Purchaser, the Partnership or their respective Affiliates or any interest or interests therein; provided that any such action contemplated by this Section 6.02(c) is conditioned upon the consummation of the Transactions; provided further that nothing in this Agreement shall obligate the Partnership to take or agree to take any such action not conditioned on the consummation of the Closing (and, for the avoidance of doubt, promptly upon the request of the Purchaser, the Partnership shall commit to take any such action solely to the extent it is conditioned on the consummation of the Closing, but shall not proffer, undertake or take any such action, or offer or agree to do so, without the Purchaser’s prior written consent). Purchaser shall not, and shall cause its Affiliates not to, take any action that is intended to or that would reasonably be expected to adversely affect the ability of any of the Parties from obtaining (or cause delay in obtaining) any necessary approvals of any Governmental Entity required for the Transactions, from performing its covenants and agreements under this Agreement, or from consummating the Transactions.
(d)Purchaser shall not, and shall cause its Affiliates not to, enter into any transaction, or any agreement to effect any transaction, that would reasonably be expected to (i) make it materially more difficult, or materially increase the time required, to (A) satisfy the expiration or termination of the waiting period under the HSR Act, or any other requirements under antitrust, competition, regulatory or trade regulation Law applicable to the Transactions or (B) obtain all authorizations, consents, orders and approvals of Governmental Entities necessary for the consummation of the Transactions, or (ii) result in the entry of, or the commencement of litigation seeking the entry of, any injunction, temporary restraining order or other order that would delay or prevent the consummation of the Transactions.
(e)Purchaser and the Partnership shall, and shall cause their applicable Affiliates to, (i) submit a “Material Change Notification” to the Directorate of Defense Trade Controls within the U.S. Department of State within five days following the Closing pursuant to 22 C.F.R. § 122.4(a) and (ii) prior to the Closing, submit to the DCSA a notification of the transactions contemplated by this Agreement pursuant to 31 C.F.R. § 117.8 (the “NISPOM Notice”). From and after the submission of the NISPOM Notice, Purchaser and the Partnership shall reasonably cooperate in responding to any inquiry or request from DCSA concerning the approval of all U.S. government facility security clearances reasonably necessary to conduct the business in all material respects as currently conducted as of the date hereof, including the submission of a “Change Condition Package” to DCSA within the U.S. Department of Defense, pursuant to the NISPOM as promptly as possible following Closing.
6.03Access to Books and Records.

(a)From the date hereof until the earlier of the termination of this Agreement in accordance with Section 8.01 and the Closing, the Partnership shall, and with respect to the books and records of the Blocker, Blocker Seller shall, provide Purchaser and its directors, officers, employees and representatives with reasonable access during normal business hours, and upon reasonable notice, to the offices, properties, personnel, and books and records of the Partnership, Blocker and their respective Subsidiaries in furtherance of Purchaser’s efforts to consummate the Transactions; provided that, in exercising access rights under this Section 6.03, Purchaser and such representatives shall (i) not be permitted to interfere unreasonably with the conduct of the business of the Partnership or any of its Subsidiaries, (ii) only access personal information relating to employees, service providers or customers of the Partnership or any of its Subsidiaries to the extent permitted by applicable Law and necessary for, and only for the purposes of, the completion of the Transactions and (iii) not directly or indirectly contact or communicate with any of the Partnership’s or any of its Subsidiaries’ employees, customers, vendors, suppliers, lenders, regulators or other material business relations without the prior written consent of the Partnership (other than, to the extent applicable, in the ordinary course of business regarding matters unrelated to the Transactions). Notwithstanding anything herein to the contrary, (A) no such access or examination shall be permitted to the extent that it would require the Partnership or any of its Subsidiaries to disclose information subject to attorney-client privilege or attorney work product privilege or violate any applicable Law or confidentiality obligation; provided that, if permitted by Law, the Partnership shall inform Purchaser as to the general nature of what is being withheld as a result thereof and shall use its reasonable best efforts to disclose such information in a way that would not waive such privilege or violate any applicable Law or confidentiality obligation and (B) Purchaser and its Affiliates shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Partnership or any of its Subsidiaries. Purchaser acknowledges that Purchaser is and remains bound by the Confidentiality Agreement between the Partnership and CACI International Inc, dated October 14, 2025 (the “Confidentiality Agreement”) in accordance with the terms thereof.
(b)From and after the Closing until the six year anniversary of the Closing Date, Purchaser shall, and shall cause the Partnership to, provide, to the extent permitted by applicable Law, the Equity Holder Representative and its representatives with reasonable access (for the purpose of examining and copying), during normal business hours, upon reasonable notice, to the books and records of the Partnership and its Subsidiaries with respect to periods ending prior to or on, or occurrences prior to or on the Closing Date in connection with Tax audits, Tax Returns, insurance claims, investigations by Governmental Entities, legal compliance, financial statement preparation or similar matters undertaken by the Partnership. If the foregoing access is prohibited by Law, Purchaser shall inform the Partnership as to the general nature of what is being withheld as a result thereof and shall use its reasonable best efforts to disclose such information in a way that would not violate applicable Law. Unless otherwise consented to in writing by the Equity Holder Representative, Purchaser shall not, and shall not permit the Partnership or any of its Subsidiaries to, for a period of six years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Partnership or any of its Subsidiaries for any period prior to the Closing Date without first giving reasonable prior notice to the Equity Holder Representative, and offering to surrender to the

Equity Holder Representative such books and records or any portion thereof that Purchaser or the Partnership may intend to destroy, alter or dispose of.
6.04Efforts to Consummate.
(a)From the date hereof until the earlier of the termination of this Agreement in accordance with Section 8.01 and the Closing, the Partnership shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the Transactions, including using reasonable best efforts to (i) obtain all consents, approvals or waivers from third parties to the extent material or necessary for the consummation of the Transactions; provided that the foregoing shall not apply to any such consents the pursuit of which would reasonably be expected (as determined by the management of the Partnership in its good faith business judgment and as discussed in good faith with Purchaser) to have an adverse impact on the business of the Partnership and its Subsidiaries and (ii) assist Purchaser, as reasonably requested and without interfering unreasonably with the conduct of the business of the Partnership or any of its Subsidiaries, with planning for the post-Closing integration of Purchaser and the Partnership (including by making available the Partnership’s information technology systems and applicable personnel to reasonably assist with the transition and implementation of IT-related matters on the Closing Date), in each case, at Purchaser’s sole cost and expense, and subject to limitations under applicable Law; provided that such efforts shall not require agreeing to any obligations or accommodations (financial or otherwise) binding on the Partnership or any of its Subsidiaries in the event the Closing does not occur. Each of Purchaser and Merger Sub acknowledges and agrees that (A) neither the Partnership nor Blocker Seller will have any liability whatsoever to Purchaser or Merger Sub (and neither Purchaser nor Merger Sub will be entitled to assert any claims) arising out of or relating to (1) the failure to obtain such consents, approvals or waivers that may have been or may be required in connection with the Transactions or (2) a breach or violation, default, termination, cancellation, modification, amendment or acceleration of, or creation of a Lien on any such material asset of the Partnership, Blocker or their respective Subsidiaries under, any material Contract to which the Partnership, Blocker or any of their respective Subsidiaries is a party or by which its assets are bound as a result of the Transactions due to the failure to obtain such consent, approval or waiver, and (B) no condition of Purchaser or Merger Sub to consummate the Transactions, including the Merger, will be deemed not to be satisfied as a result of the failure to obtain any such consent, approval or waiver or as a result of any such breach or violation, default, termination, cancellation, modification, amendment or acceleration of, or creation of a Lien or any action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent, approval or waiver or any such breach or violation, default, termination, cancellation, modification, amendment or acceleration of, or creation of a Lien.
(b)From the date hereof until the earlier of the termination of this Agreement in accordance with Section 8.01 and the Closing, Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the Transactions.

(c)This Section 6.04 shall not be deemed to modify, expand or limit the provisions of Section 6.02, which shall exclusively govern the subject matter thereof.
6.05Exclusive Dealing. From the date hereof until the earlier of the termination of this Agreement in accordance with Section 8.01 and the Closing, each of the Partnership and Blocker Seller shall not, and shall use its reasonable best efforts to cause their respective directors, officers, employees, representatives and advisors to not, directly or indirectly, initiate, solicit, knowingly facilitate, or engage in discussions or negotiations with, or provide any non-public information to, any Person (other than Purchaser and its representatives) concerning any purchase of at least a majority of the outstanding Partnership Interests or any of the Blocker Interests or any sale of all or substantially all of the assets of the Partnership and its Subsidiaries or the Blocker (an “Alternative Proposal”); provided that this Section 6.05 shall not apply to the Partnership in connection with communications with the Equity Holder Representative, Equity Holders or Blocker Seller and their respective Affiliates related to the Transactions. The Partnership shall promptly notify Purchaser (email being sufficient) upon receipt after the date hereof of any bona fide proposal or offer with respect to an Alternative Proposal. The Partnership shall promptly cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any Alternative Proposal and shall promptly terminate the access of such Persons to any physical or virtual data room in connection with such Alternative Proposal.
6.06Termination of Agreements with Affiliates. Prior to the Closing, the Partnership shall use reasonable best efforts to take actions within its control to terminate all Affiliate Contracts set forth on Schedule 6.06; provided that the indemnification and exculpation provisions therein shall survive in accordance with their terms.
6.07Indemnification of Officers and Directors of the Partnership.
(a)From and after the Closing, Purchaser shall cause the Partnership and its Subsidiaries to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each Person who is now, or has been at any time prior to the Closing Date, an officer, director or employee of Blocker or the Partnership or any of its Subsidiaries (each, a “D&O Indemnified Party”), against all Losses incurred by such Person in connection with any Action or investigation to the extent based on or arising out of the fact that such Person is or was an officer, director or employee of Blocker or the Partnership or any of its Subsidiaries, and arising out of any acts or omissions occurring at or prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing, to the same extent that such Persons are indemnified or have the right to advancement of expenses as of the date hereof by Blocker or the Partnership or any of its Subsidiaries pursuant to (i) their respective organizational documents and (ii) any indemnification agreements of the Partnership with any D&O Indemnified Party in effect as of the date hereof.
(b)For a period of six years after the Closing and at all times subject to applicable Law, (i) Purchaser shall not (and shall not cause or permit the Partnership or any of its Subsidiaries or any of Purchaser’s other Subsidiaries to) amend or modify in any way adverse to the D&O Indemnified Parties, the exculpation and indemnification provisions set forth in the organizational documents of the Partnership and its Subsidiaries as in effect as of the date hereof, and (ii) Purchaser shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by or on behalf of the Partnership as of the date hereof (provided that Purchaser may substitute therefor policies with insurance carriers with the same or better credit ratings (according to AM Best) as the Partnership’s current insurance carriers of substantially equivalent coverage and amounts, and containing terms and conditions that are no less advantageous, in the aggregate, to the insured), with respect to claims arising from facts or events that occurred at or prior to the Closing. Notwithstanding the foregoing, prior to the Closing and in satisfaction of Purchaser’s foregoing obligations under this Section 6.07, each of Purchaser or, at Purchaser’s request, the Partnership shall be permitted to purchase (at Purchaser’s expense, and without duplication) a prepaid six year “tail” directors’ and officers’ liability insurance policy, effective as of the Closing, providing, for a period of six years after the Closing, the coverage and amounts, and terms and conditions, contemplated by the foregoing sentence of this Section 6.07(b); provided that in no event shall Purchaser be required to pay with respect to such insurance policy exceed 300% of the aggregate annual premium most recently paid by the Partnership and its Subsidiaries for the current policies of directors’ and officers’ liability insurance of the Partnership and its Subsidiaries prior to the date hereof. From and after the Closing, Purchaser shall (and/or shall cause the Partnership and its Subsidiaries, as applicable, to) continue to honor its obligations under any such insurance procured pursuant to this Section 6.07(b), and shall not cancel (or permit to be canceled) or take (or cause to be taken) any action or omission that would reasonably be expected to result in the cancellation thereof.
(c)Purchaser agrees to pay, or to cause the Partnership and its Subsidiaries to pay, all expenses, including attorneys’ fees, that may be incurred by the D&O Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 6.07.
(d)If Purchaser, the Partnership or any of their respective successors or assigns (i) consolidates with or merges into any other Person and Purchaser or the Partnership shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made prior to or concurrently with the consummation of such transaction so that the successors and assigns of Purchaser or the Partnership, as applicable, shall, as the case may be, from and after the consummation of such transaction, honor the indemnification and other obligations set forth in this Section 6.07.
(e)With respect to any indemnification obligations of Purchaser and/or the Partnership pursuant to this Section 6.07, Purchaser hereby acknowledges and agrees (i) that it and the Partnership shall be the indemnitors of first resort with respect to all indemnification obligations of Purchaser and/or the Partnership pursuant to this Section 6.07 (i.e., their obligations to an applicable D&O Indemnified Party are primary and any obligation of any other Person to advance expenses or to provide indemnification and/or insurance for the same expenses or Liabilities incurred by such D&O Indemnified Party are secondary) and (ii) that it irrevocably waives, relinquishes and releases any such other Person from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof.
(f)The provisions of this Section 6.07 shall survive the consummation of the Transactions and (i) are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party, and his or her successors, heirs and representatives and shall be binding on all successors and assigns of Purchaser and the Partnership and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.
6.08Release. Effective as of the Closing, to the fullest extent permitted by applicable Law, Purchaser, on behalf of itself and its Affiliates, and their respective successors and assigns, and the Partnership and its Subsidiaries and their respective successors and assigns (to the extent it has the authority to so bind such Persons) (each, a “Purchaser Releasing Person”), hereby fully and unconditionally releases, acquits and forever discharges (a) Blocker Seller, (b) the current and former directors and officers of Blocker Seller, the Partnership, and their respective Affiliates, and (c) as to the Persons identified in the foregoing clauses (a) and (b), all of their respective former, current and future equityholders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current, or future equityholder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing), in each case, in their capacities as such (each, a “Seller Released Person”), from any and all manner of actions, causes of action, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, to the extent arising out of or relating to or accruing from their ownership of, service to or other relationship with, the Partnership or any of its Subsidiaries prior to the Closing (“Claims ”). Effective as of the Closing, to the fullest extent permitted by applicable Law, the Partnership and Blocker Seller, each on behalf of itself, its Affiliates, and its and their respective successors and assigns (to the extent it has the authority to so bind such Persons) (each, a “Partnership Releasing Person ”), hereby fully and unconditionally releases, acquits and forever discharges (i) Purchaser and its Affiliates (including, following the Closing, the Partnership and its Subsidiaries), (ii) the current and former directors and officers of Purchaser and its Affiliates, and (iii) as to the Persons identified in the foregoing clauses (i) and (ii), all of their respective former, current and future equityholders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current, or future equityholder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing), in each case, in their capacities as such (each, a “Purchaser Released Person ”), from any and all Claims. Notwithstanding anything to the contrary in the foregoing, this Section 6.08 shall not (A) apply to or affect the rights or remedies of any Purchaser Releasing Person or Partnership Releasing Person under any Transaction Document or any other agreement entered into with any Seller Released Person or Purchaser Released Person, respectively, that survives the Closing, (B) relieve any Seller Released Person or Purchaser Released Person of its obligations and liabilities under any Transaction Document or other agreement entered into with any Purchaser Releasing Person or Partnership Releasing Person, respectively, (C) apply to rights, remedies and obligations under agreements entered into with directors, officers, employees or other Persons providing services to the Partnership or any of its Subsidiaries in the Ordinary Course of Business or any claim for indemnification or insurance as a D&O Indemnified Party, whether arising under, or based upon, any Law or otherwise or (D) apply to or affect any claims for Fraud (solely against the Party committing such Fraud).

6.09Employee Matters.
(a)During the period commencing at the Closing and ending on the first anniversary of the Closing (the “Continuation Period”), Purchaser shall, or shall cause the Partnership and its Subsidiaries to, provide each individual who was an employee of the Partnership or any of its Subsidiaries (“Partnership Employees”) immediately prior to the Closing, while such Partnership Employee continues employment during the Continuation Period, (i) the same wage rate or base salary and the same short-term cash incentive opportunity as in effect for such Partnership Employee as of immediately prior to the Closing and (ii) health and welfare benefits, retirement benefits (including Partnership contributions to the Partnership Employee’s 401(k) plan account), and paid time off benefits that are no less favorable in the aggregate than those provided to such Partnership Employee immediately prior to the Closing.
(b)For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Purchaser and its Subsidiaries (including the Partnership and its Subsidiaries) providing benefits to any Partnership Employees after the Closing (the “New Plans”), each Partnership Employee shall be credited with his or her years of service with the Partnership and its Subsidiaries and their respective predecessors before the Closing, to the same extent as such Partnership Employee was entitled, before the Closing, to credit for such service under any similar Partnership Plan in which such Partnership Employee participated or was eligible to participate immediately prior to the Closing; provided that the foregoing shall not apply with respect to benefit accrual under any retiree welfare plan or defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, to the extent permitted by applicable Law, (i) each Partnership Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Partnership Plan in which such Partnership Employee participated immediately prior to the Closing (such plans, collectively, the “Old Plans”), except to the extent that such eligibility would not have been satisfied or waived under the comparable plans of the Partnership or any of its Subsidiaries in which such employee participated immediately prior to the Closing, and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Partnership Employee, Purchaser shall cause, or shall cause the Partnership to cause, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Partnership or any of its Subsidiaries in which such employee participated immediately prior to the Closing, and Purchaser shall, or shall cause the Partnership to, cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)Purchaser hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of the Partnership Plans set forth on Schedule 6.09(c) shall occur at or prior to the Closing, as applicable.
(d)Unless otherwise requested by Purchaser no later than two Business Days prior to the Closing Date, the Partnership shall adopt or cause to be adopted resolutions to terminate any Partnership Plan that qualifies as a defined contribution plan pursuant to Section 401(k) of the Code sponsored, maintained or contributed to by the Partnership (the “Partnership 401(k) Plan”) at least one day prior to the Closing but contingent on the occurrence of the Closing.
(e)Without limiting the generality of Section 10.13, the provisions of this Section 6.09 are solely for the benefit of the Parties, and no current or former director, employee or consultant or any other person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed (i) as an amendment to any Partnership Plan or other compensation or benefit plan or arrangement for any purpose, (ii) to alter or limit the Partnership’s or any of its Subsidiaries’ or Purchaser’s or any of its Affiliates’ abilities to amend, modify or terminate any particular compensation or benefit plan or arrangement or (iii) to confer upon any current or former employee or other service provider to the Partnership or any of its Subsidiaries any right to employment or services for any period of time.
6.10Tax Matters.
(a)Purchase Price Allocation. The Parties agree to allocate the Final Purchase Price (and any other amounts treated as consideration for U.S. federal income Tax purposes) attributable to the Partnership Interests (for the avoidance of doubt, other than the Blocker-Owned Interests) among the assets of the Partnership and its Subsidiaries in accordance with the methodology set forth on Exhibit A attached hereto (the “Allocation Schedule”). No later than 90 days after the Final Purchase Price is finally determined pursuant to Section 1.04 and Section 1.05, Purchaser shall deliver to the Equity Holder Representative an allocation of the Final Purchase Price attributable to the Partnership Interests (for the avoidance of doubt, other than the Blocker-Owned Interests) as of the Closing Date, which allocation shall be determined in a manner consistent with the Allocation Schedule and Sections 751, 755 and 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Purchaser’s Draft Allocation” ). If the Equity Holder Representative disagrees with the Purchaser’s Draft Allocation, the Equity Holder Representative may, within 45 days after delivery of the Purchaser’s Draft Allocation, deliver a notice to such effect (the “Equity Holder’s Allocation Notice ”) to Purchaser, specifying those items as to which the Equity Holder Representative disagrees and setting forth the Equity Holder Representative’s proposed allocation of the Final Purchase Price (together with all other relevant amounts). If the Equity Holder’s Allocation Notice is not duly and timely delivered, the Purchaser’s Draft Allocation shall become final and binding. If the Equity Holder’s Allocation Notice is duly and timely delivered, the Equity Holder Representative and Purchaser shall, during the 30 days following the delivery of the Equity Holder’s Allocation Notice, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine the allocation of the Final Purchase Price (together with all other relevant amounts). The allocation, as prepared by Purchaser if no Equity Holder’s Allocation Notice has been given, or as adjusted pursuant to any agreement between the Equity Holder Representative and Purchaser in accordance with this Section 6.10(a) (the “Allocation”), shall be conclusive and binding on the Parties, provided that, if Purchaser and the Equity Holder Representative are unable to fully resolve all of the disputed items within the 20 day period following the delivery of Equity Holder’s Allocation Notice, the Equity Holder Representative and Purchaser shall resolve such dispute in accordance with the principles of Section 1.04 of this Agreement and consistent with the Allocation Schedule. Neither of the Equity Holder Representative nor Purchaser shall (and the Equity Holder Representative and Purchaser shall cause their respective Affiliates not to) take any position inconsistent with the Allocation on any Tax Return or in any Tax Proceeding, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any applicable analogous provision of state, local or non-U.S. law). In the event that the Allocation is disputed by any Tax authority, the Party receiving notice of such dispute shall promptly notify the other Party in writing of such notice and resolution of the dispute.
(b)Tax Returns. Following the Closing, Purchaser shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns for Blocker and the Partnership and its Subsidiaries and shall make all payments required with respect to any such Tax Returns; provided that, notwithstanding anything in this Agreement to the contrary, Blocker Seller may, at its election, prepare and file (or cause Blocker to file) any information Tax Returns with respect to any distributions or payments to the owners of Blocker prior to Closing. Any such Tax Returns shall be prepared in a manner consistent with past practices of Blocker or the Partnership and its Subsidiaries (as applicable) except as otherwise required by this Agreement a change in applicable Law. With respect to any Tax Returns of the Partnership and its Subsidiaries that are due after the Closing that are of the type used to report the income, loss, gain, deduction and other Tax attributes from the operation of a partnership or other pass-through entity and that are of the type that could reflect items of income, loss, gain, deduction or other Tax attributes required to be included on a Tax Return of an Equity Holder (whether or not such items are actually reflected thereon) (a “Pass-Through Tax Return”), (i) Purchaser shall submit such Pass-Through Tax Return to the Equity Holder Representative no later than 30 days prior to filing any such Pass-Through Tax Return for its review, (ii) Purchaser shall make any changes to such Pass-Through Tax Returns reasonably requested by the Equity Holder Representative (including, but not limited to, with respect to any election or application of an accounting method in respect of Section 174A of the Code) and (iii) no such Pass-Through Tax Return shall be filed without the prior written consent of the Equity Holder Representative. The Parties agree that the Partnership shall make an election under Section 754 of the Code (and any corresponding state and local elections) for the Tax year that includes the Closing Date.
(c)Allocation of Taxes. The portion of any Taxes for a Straddle Period allocable to the portion of such Straddle Period ending on the Closing Date shall be deemed to equal (i) in the case of Taxes that are based upon or related to income or receipts, payroll or other similar levels of activities, the amount which would be payable if the taxable year ended on and included the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period. For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 6.10(c), (A) the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, amortization, depreciation (except with respect to property placed in service after the Closing), etc.) shall be allocated between the two portions of the period in proportion to the number of days in each portion and (B) any Taxes with respect to income and gain included under Sections 702, 951, 951A and 1293 of the Code (or any corresponding, similar or analogous provisions of state, local or non-U.S. Law) shall be computed as if such taxable period ended as of the end of the day on the Closing Date and the taxable year of any partnership, pass-through entity or “controlled foreign corporation” within the meaning of Section 957 of the Code that Blocker, the Partnership or any of their Subsidiaries owns, directly or indirectly, shall be deemed to end at the end of the Closing Date.
(d)Post-Closing Tax Covenants. If it would adversely impact (a) (i) an Equity Holder with respect to a Tax Return of the Partnership or its Subsidiaries for a Pre-Closing Tax Period or (ii) the Blocker Seller with respect to a Tax Return of Blocker for a Pre-Closing Tax Period or (b) the Final Purchase Price, without the prior written consent of the Equity Holder Representative (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall not cause or permit any of its Affiliates (including Blocker and the Partnership and its Subsidiaries after the Closing) to (i) make, change or revoke any Tax election (including any entity classification election pursuant to Treasury Regulations Section 301.7701-3) with respect to Blocker or the Partnership and its Subsidiaries that has retroactive effect to any taxable period (or portion thereof) ending on or before the Closing Date, (ii) amend or cause to be amended any Tax Return of or with respect to Blocker or the Partnership and its Subsidiaries for a Pre-Closing Tax Period or (iii) take any action on the Closing Date or after the Closing that is outside the Ordinary Course of Business with respect to Blocker or the Partnership and its Subsidiaries and not otherwise contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, Purchaser and its Affiliates shall not be permitted to make or cause to be made any election under (i) Section 338 or Section 336 (and, in either case, any comparable provision of state, local, or non-U.S. Law) with respect any of the Transactions or (ii) Section 6226 of the Code (or any comparable provision of state, local, or non-U.S. Law) with respect to the Partnership and its Subsidiaries for any Pre-Closing Tax Period or Straddle Period.
(e)Tax Treatment. For U.S. federal income tax purposes the Parties agree that (i) shares of items of income, gain, loss and deduction for the taxable year of the Partnership that includes the Closing Date shall be determined according to the “interim closing method” and the “calendar day convention” prescribed in Treasury Regulations Section 1.706-4, and (ii) any of any Transaction Tax Deductions shall be claimed in a Pre-Closing Tax Period to the extent deductible in such Tax period under applicable Tax Law at a “more likely than not” (or higher) level of comfort. The Parties agree to report consistently with such treatment for all U.S. federal income tax purposes, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-U.S. Law).
(f)Transfer Taxes. Notwithstanding any other provision in this Agreement, Purchaser shall be responsible for all Transfer Taxes incurred in connection with the

Transactions. The Party required to do so as a matter of applicable Law shall, at its own expense, timely file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the other Parties shall join in the execution of any such Tax Returns and other documentation.
(g)Tax Claims. If a written notice of any Tax Proceeding or deficiency, in each case with respect to Taxes of the Partnership and its Subsidiaries for a Pre-Closing Tax Period or Straddle Period (a “Tax Claim ”) is received from a Governmental Entity by Purchaser, the Equity Holder Representative, or any of their respective Affiliates, the receiving Party shall give the other Party written notice of such Tax Claim within 10 Business Days of receipt of such notice. If an Equity Holder or its Affiliate (or their direct or indirect owners) could bear a Tax as a result of a Tax Claim, the Equity Holder Representative shall have the right, at its own expense, to control any Tax Claim with respect to any Pass-Through Tax Return that relates solely to any Pre-Closing Tax Period; provided the Equity Holder Representative shall inform Purchaser of the status of any such Tax Claim, shall provide Purchaser (at Purchaser’s cost and expense) with copies of any pleadings, correspondence and other documents as Purchaser may reasonably request and shall consult with Purchaser prior to the settlement of any such proceedings and shall obtain the prior written consent of Purchaser prior to the settlement of any such proceedings, which consent shall not be unreasonably conditioned, withheld or delayed; provided further that Purchaser, at its own expense, shall have the right to participate in, but not direct, the prosecution or defense of any such Tax Claims controlled by the Equity Holder Representative. Purchaser shall control, at its own expense, any Tax Claim the Equity Holder Representative does not control. If Purchaser controls a Tax Claim with respect to a Pre-Closing Tax Period or Straddle Period for which an Equity Holder or its Affiliate (or their direct or indirect owners) could bear a Tax as a result of such Tax Claim, Purchaser shall keep the Equity Holder Representative reasonably informed of the status of any such Tax Claim, shall provide the Equity Holder Representative (at the Equity Holder Representative’s cost and expense) with copies of any pleadings, correspondence and other documents as the Equity Holder Representative may reasonably request, and shall consult with the Equity Holder Representative prior to the settlement of any such proceedings and shall obtain the prior written consent of the Equity Holder Representative prior to the settlement of any such proceedings that could reasonably be expected to adversely affect the Equity Holders or any of their Affiliates, which consent shall not be unreasonably conditioned, withheld or delayed. The Equity Holder Representative, at its own expense, shall have the right to participate in, but not direct, the prosecution or defense of any Tax Claim controlled by Purchaser that relates a Pre-Closing Tax Period or Straddle Period and for which an Equity Holder or its Affiliate, or direct or indirect owner, could bear a Tax as a result of such Tax Claim.
(h)Cooperation with respect to Tax Matters. The Equity Holder Representative and Purchaser shall cooperate reasonably in connection with the filing of any Tax Returns and any Tax Proceeding or other audit or claim with respect to Taxes. Such cooperation shall include the provision of records and information with respect to Blocker or the Partnership and its Subsidiaries which are reasonably relevant to any Tax Proceeding or other audit or claim. Without limiting the foregoing, the Equity Holder Representative and Purchaser shall cooperate reasonably and use reasonable best efforts to have the now-current officers, directors and employees of the Partnership and its Subsidiaries cooperate in furnishing information, evidence, testimony and other assistance in connection with the filing of any Tax Return or any Tax Proceeding or other audit or claim. Notwithstanding anything to the contrary in this Agreement, the Equity Holder Representative shall not be entitled to receive or review, and shall have no rights with respect to, any Tax Return of any consolidated, combined, unitary or similar Tax group that includes Purchaser and any of its Subsidiaries (other than the Partnership and its Subsidiaries), on the one hand, and the Partnership and any of its Subsidiaries, on the other hand.
(i)Form W-9. Each of Blocker Seller and the Equity Holders shall deliver to Purchaser or its agent on or prior to the Closing Date a properly completed and duly executed IRS Form W-9, in each case, at least two Business Days prior to the Closing Date.
6.11Restructuring. Prior to the Closing, the Partnership and Blocker Seller shall, and Blocker Seller shall cause Blocker to, effect the transactions set forth on Exhibit B in the manner set forth therein (such transactions, together with any modifications made pursuant to the following sentences of this Section 6.11, collectively the “Restructuring”). Prior to the Closing, the Partnership shall provide Purchaser with a reasonable opportunity to review and comment on all material agreements required to effect the Restructuring, and the Partnership shall consider in good faith any of Purchaser’s comments thereon. Blocker, the Partnership and Blocker Seller may modify the transactions set forth on Exhibit B hereto; provided that no such modifications shall (a) materially impair or delay consummation of the Transactions, (b) cause or result in any material breach of any representation or warranty of Blocker Seller or the Partnership made in this Agreement or (c) materially increase any liability of Purchaser or the Partnership.
6.12Matters Related to Merger Sub. Purchaser shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement.
6.13Debt Financing Cooperation.
(a)From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with Section 8.01, in the event that Purchaser determines to obtain debt financing to be incurred on the Closing Date in connection with and for the purpose of financing the Transactions contemplated hereby (the “Debt Financing”) the Partnership shall, and shall cause its Subsidiaries to use commercially reasonable efforts to cause its and their respective representatives to, use commercially reasonable efforts to provide such cooperation in connection with the arrangement of the Debt Financing as is reasonably requested by Purchaser and that is necessary and customary for financings of the type contemplated by the Debt Financing; provided that the Partnership shall in no event be required to provide (or cause its Subsidiaries or its and their respective representatives to provide) any such assistance that shall unreasonably interfere with its or its Subsidiaries’ business operations. Such assistance shall be limited to using commercially reasonable efforts to do the following, each of which shall be at Purchaser’s request with reasonable prior notice and at Purchaser’s sole cost and expense (other than costs and expenses related to the preparation of the financial statements pursuant to clauses (i)(A) - (C) of this Section 6.13(a), which shall be borne by the Partnership):
(i)furnish Purchaser with (A) the Financial Statements, (B) in respect of any fiscal quarter ending subsequent to the Latest Balance Sheet and at least 60 days prior to the Closing Date, the unaudited consolidated balance sheet of the Partnership and its Subsidiaries and the related statements of operations and comprehensive income for the periods then-ended, (C) solely to the extent the Closing Date occurs on or after April 30, 2026, in respect of the fiscal year ending December 31, 2025, the audited consolidated balance sheet of the Partnership and its Subsidiaries and the related statements of operations and comprehensive income, partnership equity and cash flows and (D) to the extent reasonably available to the Partnership, such other pertinent financial and other business information relating to the Partnership and its Subsidiaries as may be reasonably requested by Purchaser; it being understood and agreed that, notwithstanding the foregoing, (1) Purchaser shall (and, for the avoidance of doubt, the Partnership, its Subsidiaries and their respective representatives shall not) be responsible for the preparation of any pro forma financial statements and marketing materials for the Debt Financing and (2) the Partnership, its Subsidiaries and their respective Representatives shall not be obligated to deliver any information in a form not customarily prepared by the Partnership or its Subsidiaries;
(ii)participate (and cause appropriate members of senior management of the Partnership to participate) in a reasonable number of meetings, conference calls, presentations, due diligence sessions, sessions with rating agencies or other customary financing activities, in each case, which shall be telephonic or held by videoconference (unless otherwise reasonably agreed) and at reasonable times and with reasonable advance notice;
(iii)provide reasonable and customary assistance to Purchaser in the preparation of customary syndication memoranda, ratings agency presentations and other marketing materials for the Debt Financing including the execution and delivery of customary Authorization Letters related thereto (including customary representations with respect to the absence of material non-public information in the public-side versions of documents and the absence of material misstatements or omissions) and facilitating the delivery of customary comfort letters by the auditors for the Partnership and its Subsidiaries covering the financial statements referred to in Section 6.13(a)(i); it being understood and agreed that, notwithstanding the foregoing, (A) the cooperation contemplated by this clause (iii) shall be limited to information with respect to the Partnership and its Subsidiaries and (B) any such materials shall be subject to customary confidentiality provisions and disclaimers;
(iv) provide, at least three Business Days prior to the Closing Date, documentation and other information reasonably requested at least 10 Business Days prior to the Closing Date by Purchaser or the Financing Sources under applicable “know-your-customer”, beneficial ownership and anti-money laundering rules and regulations, including the USA PATRIOT Act and the requirements of 31 C.F.R. §1010.230; and
(v)assist in the preparation and negotiation, and in the execution and delivery at Closing of the definitive documentation contemplated by the Debt Financing, including assistance with the preparation of schedules and exhibits thereto or other customary informational requirements relating to the Partnership and its Subsidiaries as are requested by Purchaser and other customary documents as may be reasonably requested by Purchaser or the Financing Sources and necessary in connection with the

Debt Financing, and otherwise assist in facilitating the creation and perfection of the security interests in the collateral contemplated by the Debt Financing; provided that no such document or certificate or the creation or perfection of any security interest in any of the equity of or assets owned by the Partnership and its Subsidiaries shall be effective prior to Closing; provided that (w) nothing in this Section 6.13 shall require any such action to the extent it (1) would unreasonably interfere with the business or operations of the Partnership and its Subsidiaries or require the Partnership and its Subsidiaries to agree to pay any fees, reimburse any expenses or incur any liability or obligation (including any indemnification obligation) in any case prior to the Closing (as reasonably determined by the Partnership), (2) would require the Partnership, any of its Subsidiaries or their respective representatives or financing sources to execute, deliver or enter into, or perform any documents in connection with the Debt Financing, the effectiveness of which is not contingent on the occurrence of the Closing (other than customary Authorization Letters and customary representation letters), (3) would cause any director, manager, officer or employee of the Partnership or any of its Subsidiaries to any actual personal liability (as reasonably determined by the Partnership), (4) would require the delivery of any legal opinions or reliance letters or (5) would require the Partnership, its Subsidiaries or any of their respective representatives to prepare any (A) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, (B) description of all or any component of the Debt Financing or other information customarily provided by the Financing Sources or their counsel, (C) “description of notes” and/or “plan of distribution”, (D) risk factors relating to all or any component of the Debt Financing, (E) separate subsidiary financial statements or any other information of the type required by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or “segment reporting” or (F) other information that is not customarily prepared in connection with financings of the type contemplated by the Debt Financing or that the Partnership does not maintain in the ordinary course of business, (x) none of the Boards of the Partnership or any of its Subsidiaries shall be required to adopt resolutions approving the definitive documentation with respect to the Debt Financing, in each case, the effectiveness of which is not contingent on the occurrence of the Closing (other than customary Authorization Letters), (y) the Partnership’s obligations under this Section 6.13 shall be subject to the Financing Sources being bound by confidentiality agreements in accordance with customary market practice and with confidentiality obligations consistent with the Confidentiality Agreement, and (z) none of the Partnership and its Subsidiaries shall be required to provide any information to the extent it (1) would violate applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which the Partnership or any of its Subsidiaries is a party or any organizational document applicable to the Partnership or any of its Subsidiaries, (2) would jeopardize any attorney-client or other legal privilege, (3) would violate any applicable confidentiality obligation of the Partnership or any of its Subsidiaries in effect as of the date of this Agreement (so long as, in the case of (1)-(3), the Partnership provides Purchaser written notice of any information so withheld and reasonably cooperates with Purchaser in seeking to allow disclosure of such information in a manner that is not reasonably likely to cause such violation of applicable Law or Contract, jeopardize such attorney-client or other legal privilege or violate any such confidentiality obligation) or (4) would cause the Partnership to breach this Agreement.
(b)Purchaser shall indemnify and hold harmless the Partnership and its Subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the Debt Financing or any information, assistance or activities provided in connection therewith, except to the extent arising from (i) any material inaccuracy of any historical financial information furnished in writing by or on behalf of the Partnership and its Subsidiaries or (ii) the gross negligence, bad faith or willful misconduct of the Partnership and its Subsidiaries or any of their respective employees or representatives, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. Following the earlier of the Closing or the termination of this Agreement in accordance with Section 8.01, Purchaser shall promptly reimburse the Partnership and its Subsidiaries for any reasonable and documented out-of-pocket third party costs and expenses incurred by the Partnership and its Subsidiaries and each of their respective directors, officers, employees, agents and other representatives in connection with the Debt Financing or such assistance other than costs and expenses incurred in connection with the preparation of historical financial statements that are already being prepared in the ordinary course of business, including the financial statements set forth in clauses (a)(i)(A)-(C) above.
(c)The Partnership hereby consents to the use of the logos of the Partnership and its Subsidiaries in connection with any such Debt Financing; provided that, such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Partnership and its Subsidiaries, their reputation or goodwill.
(d)Notwithstanding anything to the contrary herein, the failure of the Partnership or its Subsidiaries to comply with this Section 6.13 shall not give rise to the failure of a condition precedent set forth in Section 7.01 or a termination right pursuant to Article VIII.
6.14Financing.
(a)From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with Section 8.01, Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary or advisable, to arrange and obtain the Debt Financing as promptly as practicable following the date of this Agreement and on a timely basis, and to consummate the Debt Financing on or prior to the Closing Date. Such actions shall include, but not be limited to, using commercially reasonable efforts to: (i) maintain in effect the Debt Commitment Letter in accordance with the terms and subject to the conditions therein, (ii) satisfy on a timely basis all conditions applicable to Purchaser contained in the Debt Commitment Letter and any definitive agreement related thereto, (iii) negotiate, execute and deliver definitive documentation with respect to the Debt Financing that reflect the terms contained in the Debt Commitment Letter and Debt Fee Letter (including any “market flex” provisions related thereto or any “securities demand” provisions related thereto) or on such other terms acceptable to Purchaser and its Financing Sources (provide that such terms shall not be less favorable from a conditionality and enforceability perspective than those set forth in the Debt Commitment

Letter), (iv) in the event that the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived or, upon funding would be satisfied, consummate the Debt Financing (including by causing the Financing Sources to fund the Debt Financing in accordance with the Debt Commitment Letter), (v) comply in all material respects with its covenants or other obligations pursuant to the Debt Commitment Letter and the definitive documents relating to the Debt Financing in accordance with the terms and conditions thereof at or prior to the time the Closing is required to occur pursuant this Agreement and (vi) enforce its rights pursuant to the Debt Commitment Letter. Purchaser shall pay, or cause to be paid, all commitment or other fees arising pursuant to the Debt Commitment Letter as and when they become due.
(b)Without limiting Purchaser’s other obligations under this Section 6.14, if for any reason all or any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “market flex” or “securities demand” provisions in the Debt Fee Letter) contemplated in the Debt Commitment Letter (including, without limitation, as a result of expiration or termination of any portion of the commitments set forth in the Debt Commitment Letter) and the portion of the Debt Financing that remains available, together with cash on hand (including available lines of credit) and other financial resources available to the Purchaser, is less than the Required Amount, then Purchaser shall (i) promptly notify the Partnership thereof and the reasons therefor, (ii) use commercially reasonable efforts to obtain alternative financing from alternative Financing Sources ((A) on terms and conditions not materially less favorable in the aggregate to Purchaser than those contained in the Debt Commitment Letter and related Debt Fee Letter, (B) containing conditions to draw, conditions to Closing and other terms that would reasonably be expected to affect the availability thereof that (1) are not more onerous than those conditions and terms contained in the Debt Commitment Letter and related Debt Fee Letter, (2) would not reasonably be expected to delay the Closing or make the Closing less likely to occur) that, when taken together with the portion of the Debt Financing that remains available, cash on hand (including available lines of credit) and other financial resources available to the Purchaser, is at least equal to the Required Amount and (iii) use commercially reasonable efforts to obtain, and when obtained, provide the Partnership with a true and complete copy of, a new financing commitment that provides for such alternative financing; provided, that any provisions set forth in the fee letter for such new financing commitment relating to “securities demand” provisions, pricing terms and pricing caps, “market flex” provisions and other commercially sensitive information that is customarily redacted, none of which would reasonably be expected to reduce the aggregate principal amount of the Debt Financing to be funded on the Closing Date or affect the conditionality, enforceability or availability of the Debt Financing, may, in each case, be redacted; provided, further, that, notwithstanding anything herein to the contrary, in no event shall commercially reasonable efforts be construed to require that Purchaser (x) pay any fees or original issue discount in excess of those contemplated by the Debt Commitment Letter as in effect of the date hereof or (y) agree to pricing or other economic terms that are less favorable (taken as a whole) than those contemplated by the Debt Commitment Letter as in effect of the date hereof (in each case of clauses (x) and (y), assuming the full exercise of any “market flex” and “Securities demand” provisions in the Debt Commitment Letter and related Debt Fee Letter). Purchaser shall have the right from time to time to amend, modify, supplement, restate, assign, substitute or replace any of the Debt Commitment Letter or any definitive documentation with respect to the Debt Financing; provided, that, from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with Section 8.01, without the prior written consent of the Partnership, Purchaser shall not amend, modify, supplement, restate, assign, substitute or replace any of the Debt Commitment Letter or any definitive documentation with respect to the Debt Financing if such amendment, modification, supplement, restatement, assignment, substitution or replacement could or could reasonably be expected to (I) impose additional conditions precedent or expand upon (or amend or modify in any manner) the conditions precedent to the funding of the Debt Financing, (II) reduce the amount of the Debt Financing to an amount, together with cash on hand (including available lines of credit) and other financial resources available to the Purchaser, that is less than the Required Amount, (III) impair, delay or prevent the consummation of the Transactions on the Closing Date or (IV) adversely affect Purchaser’s ability to consummate the Transactions; provided, further, that Purchaser may, without the prior written consent of the Partnership, amend, modify, supplement, restate, assign, substitute or replace the Debt Commitment Letter to (1) add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities, to provide for the assignment and reallocation of a portion of the financing commitments contained therein and to grant customary approval rights to such additional arrangers and other entities in connection with such appointments, (2) reduce pricing and/or (3) increase the aggregate amount of the Debt Financing, in each case, subject to compliance in all respects with the restrictions on modification set forth in clauses (I)-(IV) above. Purchaser shall keep the Partnership informed in reasonable detail of the status of Purchaser’s efforts to arrange the Debt Financing. Purchaser and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Purchaser’s or Merger Sub’s receipt of financing. Any alternative, substitute or replacement debt financing obtained by Purchaser in accordance with this Section 6.14(b) is the “Alternative Financing.” For purposes of this Agreement, references to “Debt Financing” shall include the financing contemplated by any Alternative Financing and references to “Debt Commitment Letter”, “Debt Fee Letter”, “Financing Sources”, or “Debt Financing” shall include the documents (or commitments or financing sources, as applicable) in connection with any Alternative Financing to the extent permitted by this Section 6.14, and such Alternative Financing shall be required to comply with the provisions of this Agreement to the same extent as the Debt Financing.
6.15280G Approval. If applicable, as promptly as reasonably practicable after the execution of this Agreement, the Partnership shall solicit the approval of the Equity Holders as is required by the terms of Section 280G(b)(5)(B) of the Code of a written consent in favor of a proposal to render the parachute payment provisions of Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”) inapplicable to any and all payments and/or benefits provided that could reasonably be expected to result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise tax under Section 4999 of the Code (together, the “Section 280G Payments”).  Any such equityholder approval shall be sought by the Partnership in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations.  The Partnership agrees that (a) in the absence of such equityholder approval, no Section 280G Payments shall be made and

(b) the Partnership shall use commercially reasonable efforts to solicit waivers from each Person who might receive any Section 280G Payment (and shall deliver any waivers executed by any such Person to Purchaser).  At least 15 Business Days prior to the Closing (and in any event before the Partnership’s solicitation of the vote on the Section 280G Payments), Purchaser shall disclose to the Partnership in writing the relevant details of all payments, benefits and arrangements entered into with or otherwise provided to any Person by Purchaser and its Affiliates (or by the Partnership and its Subsidiaries at the direction of Purchaser and its Affiliates) that could reasonably be expected to be constitute a Section 280G Payment.  Before soliciting the vote on the 280G Payments, the Partnership shall provide the Purchaser copies of the calculations and all written materials relating to such vote for Purchaser’s reasonable review and comment.

Article VIICONDITIONS TO CLOSING
7.01Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate the Transactions are subject to the satisfaction (or, if permitted by applicable Law, waiver by Purchaser in writing) of the following conditions on or prior to of the Closing Date:
(a)(i) The representations and warranties set forth in the first sentence of Section 3.07(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, (ii) the Partnership Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made only as of a particular date, in which case, only as of such date), and (iii) all other representations and warranties of the Partnership and Blocker Seller contained in Article III and Article IV shall be true and correct (without giving effect to any “materiality”, “Material Adverse Effect” or similar qualification set forth therein) in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made only as of a particular date, in which case, only as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (giving effect to the applicable exceptions set forth in the Disclosure Schedules but without giving effect to any “materiality”, “Material Adverse Effect” or similar qualification set forth therein) does not constitute a Material Adverse Effect.
(b)Each of the Partnership and Blocker Seller shall have performed and complied with in all material respects each of the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c)The (i) applicable waiting period (and any extensions thereof), if any, under the HSR Act (including any timing agreement with a Governmental Entity to delay or not consummate the Transactions entered in connection therewith) shall have expired or been terminated and (ii) consents, approvals and authorizations set forth on Schedule 7.01 shall have been obtained.
(d)There shall not be any Law in effect that enjoins, restrains, prevents, makes illegal or prohibits the consummation of the Transactions, and there shall not be any

Order in effect restraining, enjoining or otherwise prohibiting the consummation of the Transactions.
(e)The Partnership shall have delivered to Purchaser a certificate of a duly authorized officer of each of the Partnership and Blocker Seller, in his or her capacity as such, dated as of the Closing Date, certifying on behalf of the Partnership and Blocker Seller, as applicable, that the conditions specified in Section 7.01(a), Section 7.01(b) and Section 7.01(f) have been satisfied.
(f)Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.
7.02Conditions to Blocker Seller’s and the Partnership’s Obligations. The obligations of Blocker Seller and the Partnership to consummate the Transactions are subject to the satisfaction (or, if permitted by applicable Law, waiver by the Partnership and Blocker Seller in writing) of the following conditions on or prior to the Closing Date:
(a)(i) The Purchaser Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made only as of a particular date, in which case, only as of such date), and (ii) all other representations and warranties of Purchaser contained in Article V shall be true and correct (without giving effect to any “materiality”, “Purchaser Material Adverse Effect”, or similar qualification set forth therein) in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made only as of a particular date, in which case, only as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any “materiality”, “Purchaser Material Adverse Effect” or similar qualification set forth therein) does not constitute a Purchaser Material Adverse Effect.
(b)Each of Purchaser and Merger Sub shall have performed and complied with in all material respects each of the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c)The (i) applicable waiting period (and any extensions thereof), if any, under the HSR Act (including any timing agreement with a Governmental Entity to delay or not consummate the Transactions entered in connection therewith) shall have expired or been terminated and (ii) consents, approvals and authorizations set forth on Schedule 7.02 shall have been obtained.
(d)There shall not be any Law in effect that enjoins, restrains, prevents, makes illegal or prohibits the consummation of the Transactions, and there shall not be any Order in effect restraining, enjoining or otherwise prohibiting the consummation of the Transactions.
(e)Purchaser shall have delivered to the Partnership a certificate of an authorized officer of Purchaser, in his or her capacity as such, dated as of the Closing Date, certifying on behalf of Purchaser that the conditions specified in Section 7.02(a) and Section 7.02(b) have been satisfied.

Article VIIITERMINATION
8.01Termination. This Agreement may be terminated, and the Purchase and the Merger may be abandoned, at any time prior to the Closing as follows:
(a)by the mutual written consent of Purchaser, on the one hand, and the Partnership, on the other hand;
(b)by Purchaser, if any of the representations or warranties of the Partnership or Blocker Seller set forth in Article III or Article IV shall not be true and correct, or if the Partnership or Blocker Seller have failed to perform any covenant or agreement on the part of the Partnership or Blocker Seller, as applicable, set forth in this Agreement (including an obligation to consummate the Closing if and when required pursuant to Section 2.01), such that the conditions to Closing set forth in either Section 7.01(a) or Section 7.01(b) would not (in the absence of a waiver) be satisfied and, in the case of any breach capable of being cured, the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured prior to the earlier of (i) the Outside Date and (ii) 20 Business Days after written notice thereof is delivered to the Partnership; provided that Purchaser is not then in breach of this Agreement such that the conditions to Closing set forth in either Section 7.02(a) or Section 7.02(b) would not (in the absence of a waiver) be satisfied;
(c)by the Partnership, if any of the representations or warranties of Purchaser set forth in Article V shall not be true and correct, or if Purchaser or Merger Sub has failed to perform any covenant or agreement on the part of Purchaser or Merger Sub, as applicable, set forth in this Agreement (including an obligation to consummate the Closing if and when required pursuant to Section 2.01), such that the conditions to Closing set forth in either Section 7.02(a) or Section 7.02(b) would not (in the absence of a waiver) be satisfied and, in the case of any breach capable of being cured, the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured prior to the earlier of (i) the Outside Date and (ii) 20 Business Days after written notice thereof is delivered to Purchaser; provided that neither the Partnership nor Blocker Seller is then in breach of this Agreement such that the conditions to Closing set forth in either Section 7.01(a) or Section 7.01(b) would not (in the absence of a waiver) be satisfied;
(d)by Purchaser or the Partnership on or after June 19, 2026 (such date, the “Initial Outside Date” and the Initial Outside Date as it may be extended pursuant to this Section 8.1(d), the “Outside Date”), if the Transactions shall not have been consummated prior to 5:00 p.m., New York time, on the Outside Date; provided that (i) if, as of 5:00 p.m., New York time, on the Initial Outside Date, all of the conditions set forth in Article VII are satisfied (other than such conditions that by their nature are to be satisfied at the Closing (provided that such conditions to be satisfied at the Closing would be satisfied as of such date if the Closing were to take place on such date)) or, to the extent permitted by applicable Law, waived, other than the conditions set forth in Section 7.01(c) or Section 7.01(d) (to the extent any such Law is, or any such Order relates to, an Antitrust Law or a Foreign Investment Law), then the Outside Date shall be automatically extended to September 19, 2026 and (ii) if, as of 5:00 p.m., New York time, on September 19, 2026, all of the conditions set forth in Article VII are satisfied (other than such conditions that by their nature are to be satisfied at the Closing (provided that such conditions to be satisfied at the Closing would be satisfied as of such date if the Closing were to take place on such date)) or, to the extent permitted by applicable Law, waived, other than the conditions set forth in Section 7.01(c) or Section 7.01(d) (to the extent any such Law is, or any such Order relates to, an Antitrust Law or a Foreign Investment Law), then the Outside Date shall be automatically extended to December 19, 2026, it being understood that the Party seeking to terminate this Agreement pursuant to this Section 8.01(d) shall not have (provided that, if such Party is Purchaser, neither Purchaser nor Merger Sub shall have and, if such Party is the Partnership, neither the Partnership nor Blocker Seller shall have) breached its obligations under this Agreement in a manner that primarily caused the failure to consummate the Transactions on or before the Outside Date; provided further that, if any Party brings any Action to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Outside Date shall automatically be extended by such time period established by the court presiding over such Action; or
(e)by Purchaser or the Partnership, if there shall be in effect a final, nonappealable Order of a Governmental Entity having competent jurisdiction over the Partnership prohibiting the consummation of the Transactions, and the Party seeking to terminate this Agreement pursuant to this Section 8.01(e) shall not have (provided that, if such Party is Purchaser, neither Purchaser nor Merger Sub shall have and, if such Party is the Partnership, neither the Partnership nor Blocker Seller shall have) breached its obligations under this Agreement in any manner that shall have primarily caused the conditions to Closing set forth in Article VII not (in the absence of a waiver) to be satisfied.
8.02Effect of Termination. In the event this Agreement is terminated by either Purchaser or the Partnership as provided in Section 8.01, the provisions of this Agreement shall immediately become void and of no further force and effect (other than the last sentence of Section 6.03(a), this Section 8.02, Article IX and Article X, which shall survive the termination of this Agreement (other than the provisions of Section 10.21, which shall terminate)), and there shall be no further liability or obligation on the part of any Party with respect to this Agreement; provided that, notwithstanding anything to the contrary in this Agreement, no such termination shall (a) restrict the availability of specific performance set forth in Section 10.21 with respect to surviving obligations that are to be performed following such termination or (b) relieve any Party from any liability or damages resulting from (i) Fraud (and solely against the Party committing such Fraud) or (ii) a Willful Breach prior to such termination. Without limiting the Partnership’s rights under any other provision of this Agreement (including the Partnership’s right to specific performance pursuant to Section 10.21), (A) the Partnership may petition a court of competent jurisdiction to award damages in connection with any Willful Breach by Purchaser of this Agreement and (B) if an award of damages is sought against Purchaser for any alleged Willful Breach of this Agreement by Purchaser occurring prior to the Closing, any such award of damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include, if determined by a court of competent jurisdiction, the benefit of the bargain lost by the Equity Holders, including the loss of the premium offered to the Equity Holders based on the value of the consideration that would have otherwise been payable to the Equity Holders (taking into consideration all relevant matters, including the time value of money and the loss of other opportunities), which benefit of the bargain (i.e., expectancy damages) shall be recoverable by the Equity Holders in accordance with Section 10.13 or the Partnership. No termination of this

Agreement shall affect the obligations contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. Notwithstanding anything to the contrary in this Agreement, none of the Partnership Related Parties (other than the Partnership and Blocker Seller) shall have any liability or obligation to Purchaser or any of its Affiliates relating to or arising out of any actual or alleged violation or breach of this Agreement by the Partnership or Blocker Seller.
Article IXDEFINITIONS
9.01Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:
“Accounting Principles” means the accounting principles, practices, procedures, policies, methods, classifications, categories, estimates, judgements and assumptions set forth on Exhibit C.
“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise; provided that, other than in the case of the “Partnership Related Parties” and “Seller Released Person” definitions and Section 5.12, Section 10.01, Section 10.02, Section 10.19 and Section 10.22, neither the Partnership nor any of its Subsidiaries shall be deemed to be an Affiliate of Blackstone or any other investment fund sponsored, managed or advised by Blackstone or any portfolio company (other than the Partnership and its Subsidiaries ) of such funds (and vice versa).
“AI Act” means the European Union’s Artificial Intelligence Act, Regulation (EU) 2024/1689 and any similar laws or regulations throughout the world applicable to the use or exploitation of any AI System.
“AI System” means an artificial intelligence, machine learning or similar system.
“Anti-Corruption Laws” means all applicable anti-bribery and anti-corruption Laws applicable to the Partnership or its Subsidiaries, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010.
“Antitrust Laws” means the HSR Act (and any similar Law enforced by any Governmental Entity regarding preacquisition notifications for the purpose of competition reviews), the Sherman Act, the Clayton Act, the Federal Trade Commission Act and all other federal, state, foreign, multinational or supranational antitrust, competition or trade regulation statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Data Protection Laws” means all applicable Laws and binding industry guidelines relating to privacy, protection, security and/or the Processing of Personal Data, including the California Consumer Privacy Act of 2018, the EU 2016/679 General Data Protection Regulation and the equivalent thereof under the laws of the United Kingdom.

“Applicable Data Protection Requirements” means all (a) Applicable Data Protection Laws and (b) external policies and procedures, binding industry standards and binding material Contracts relating to privacy, protection, security and/or the Processing of Personal Data.
“Authorization Letter” means a customary authorization letter from the Partnership authorizing the distribution of information regarding the Partnership and its Subsidiaries to the Financing Sources in connection with the Debt Financing and containing customary confidentiality, non‑reliance, indemnity and exculpation provisions, including permission to use the Partnership and its Subsidiaries’ logos and marks in connection with the Debt Financing, so long as the Partnership has a reasonable opportunity to preview such use of logos and such logos (a) are used solely in a manner that is not indented to or likely to harm or disparage the Partnership and/or its Subsidiaries; (b) are used solely in connection with a description of the Partnership or the Transactions (including in connection with any marketing materials related to the Debt Financing); and (c) are displayed and presented in a manner consistent with the Partnership’s past practice.
“Base Purchase Price” means $2,600,000,000.
“Blackstone” means Blackstone Inc., a Delaware corporation.
“Blackstone Holder” means ARKA Holdco L.P., a Delaware limited partnership.
“Blocker Excess Amount” means the portion of the Final Excess Purchase Price, if any, Blocker Seller would be entitled to receive if it had directly held the Blocker-Owned Interests and the Final Excess Purchase Price were distributed in accordance with Section 8.5 of the Partnership Agreement (calculated as if all of the Final Excess Purchase Price constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement) and determined in accordance with the Payment Schedule.
“Blocker Purchase Price” means the aggregate amount Purchaser shall pay to Blocker Seller in exchange for the Blocker Interests pursuant to Section 1.01(a), which amount shall be equal to the portion of the Closing Purchase Price that Blocker Seller would be entitled to receive if it directly held the Blocker-Owned Interests and the Closing Purchase Price were distributed as determined in accordance with Section 8.5 of the Partnership Agreement (calculated as if all of the Closing Purchase Price constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement) and determined in accordance with the Payment Schedule.
“Blocker Remaining Amount” means the portion of the Remaining Escrow Amount, if any, Blocker Seller would be entitled to receive if it had directly held the Blocker-Owned Interests and the Remaining Escrow Amount were distributed in accordance with Section 8.5 of the Partnership Agreement (calculated as if all of the Remaining Escrow Amount constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement) and determined in accordance with the Payment Schedule.

“Blocker-Owned Interests” means any Partnership Interest held by Blocker immediately prior to the consummation of the Purchase but following the Restructuring.
“Board” of any Person means the board of directors, board of managers or similar governing body of such Person.
“Business Day” means a day that is neither a Saturday or Sunday, nor any other day on which banking institutions in New York, New York are authorized or obligated by Law to close.
“Cash” means, as of the Reference Time, the aggregate amount (which amount may be a positive or negative number) of cash, cash equivalents and marketable securities (in each case, including interest thereon) held in the name or on behalf of, or deposited by, the Partnership or any of its Subsidiaries and shall include (a) any uncashed or uncleared checks and drafts, wire transfers, deposits and other receipts in transit received, or deposited, or available for deposit for the account of the Partnership or any of its Subsidiaries that are not yet credited to the account of the Partnership or any of its Subsidiaries and (b) any cash, cash equivalents or marketable securities held in the name or on behalf of, or deposited by, Blocker; provided that Cash shall not include (i) the aggregate balance of all outstanding checks written against such bank accounts but only to the extent the obligations satisfied by such checks have been appropriately excluded from Net Working Capital, Transaction Expenses or Indebtedness or (ii) Restricted Cash. Notwithstanding the foregoing, if the Partnership or any of its Subsidiaries (A) uses cash, cash equivalents or marketable securities to pay (1) any Indebtedness or (2) any Transaction Expenses, (B) uses cash, cash equivalents or marketable securities to repurchase or redeem any Partnership Interests or make any dividend or distribution in respect of any Partnership Interests, or (C) disposes of cash, cash equivalents or marketable securities other than in the Ordinary Course of Business, in each case, between the Reference Time and the time immediately prior to the Closing, Cash shall be calculated as if such actions had been taken prior to the Reference Time.
“Certificate of Limited Partnership” means the certificate of limited partnership of the Partnership, as amended, restated, supplemented or modified from time to time.
“Class A Partnership Interests” means Class A Units (as defined in the Partnership Agreement).
“Class B Partnership Interests” means Class B Units (as defined in the Partnership Agreement).
“Class C Partnership Interests” means Class C Units (as defined in the Partnership Agreement).
“Closing Purchase Price” means (a) the Base Purchase Price, minus (b) the amount of Estimated Indebtedness, plus (c) the amount, if any, by which the Estimated Net Working Capital exceeds the Target Net Working Capital Amount, minus (d) the amount, if any, by which Estimated Net Working Capital is less than the Target Net Working Capital Amount, plus (e) the amount of Estimated Cash, minus (f) the amount of the Estimated Transaction Expenses, minus (g) the Escrow Amount.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any Contract between the Partnership or any of its Subsidiaries, on the one hand, and any labor organization or other authorized employee representative representing employees, on the other hand.
“Contract” means any agreement, contract, covenant, arrangement, lease, loan agreement, security agreement, license, indenture or other similar instrument or obligation to which the party in question is a party or by which it is otherwise bound, whether oral or written, other than any Partnership Plan.
“Current Government Contract” means any Government Contract for which performance has not been completed or for which final payment has not been received.
“DGCL” means the Delaware General Corporation Law, as in effect from time to time.
“Disclosure Schedules” means the disclosure schedules to this Agreement delivered by the Partnership and Blocker Seller to Purchaser on the date hereof.
“Environmental Claim” means any Action alleging potential liability (including, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by the Partnership or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.
“Environmental Laws” means all federal, state, local and foreign Laws relating to pollution or protection of the environment, including all such Laws relating to Releases or threatened Releases of any harmful or deleterious substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of any harmful or deleterious substances.
“Equity Holder” means holders of Partnership Interests.
“Equity Holder Excess Amount” means the difference between the Final Excess Purchase Price and the Blocker Excess Amount.
“Equity Holder Remaining Amount” means the difference between the Remaining Escrow Amount and the Blocker Remaining Amount.
“Equity Holder Representative Costs and Expenses” means any payments made or expenses paid or incurred by the Equity Holder Representative under or in connection with this Agreement or the other Transaction Documents or otherwise on behalf of the Equity Holders, including any costs, expenses or liabilities of the Equity Holder Representative in connection with matters related to this Agreement or the other Transaction Documents.
“Equity Interest” means, with respect to any Person, (a) any share capital, partnership interest, membership interest or unit, capital stock, equity interest, joint venture interest, voting security or other ownership interest, (b) any “phantom” stock rights, stock appreciation rights, stock units, contingent value rights, “profits interests”, profit participation, stock-based performance units, other equity-based compensation awards outstanding or any other interest or participation that confers on a Person the right to receive a unit of the profits and losses of, or distribution of assets of, the issuing entity, (c) any subscription, call, warrant, option, restricted share, or other commitment entitling any Person to purchase or otherwise acquire any of the foregoing and (d) any security convertible into or exercisable or exchangeable for any of the foregoing, and “equity security” or “equity interest” shall have the same meaning.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Escrow Agent” means Acquiom Clearinghouse LLC or, if Acquiom Clearinghouse LLC declines to serve as escrow agent, such other third-party escrow agent as the Parties mutually agree.
“Escrow Amount” means $5,000,000.
“Existing Credit Facility” means the Credit Agreement, dated as of August 31, 2020, among ARKA Borrower, L.P., as the borrower, ARKA Guarantor, L.P., as holdings, the other guarantors from time to time party thereto, each lender and L/C Issuer from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, as amended, restated, supplemented or otherwise modified from time to time.
“Export Control Laws” means all applicable Laws concerning the exportation, re-exportation and importation of products, technology, and services, and other international transactions, including (a) Laws, regulations and policies enforced by U.S. Customs and Border Protection, (b) the U.S. Export Control Reform Act of 2018, (c) the U.S. Arms Export Control Act (22 U.S.C. 2778) and the International Traffic in Arms Regulations (22 C.F.R. pt. 120 et seq.), and (d) the Export Administration Regulations (15 C.F.R. pt. 730 et seq.), in each case together with their respective implementing rules and regulations, and each case except to the extent inconsistent with U.S. Law.
“Final Purchase Price” means (a) the Base Purchase Price, minus (b) the amount of Indebtedness as finally determined pursuant to Section 1.04, plus (c) the amount, if any, by which Net Working Capital as finally determined pursuant to Section 1.04 exceeds the Target Net Working Capital Amount, minus (d) the amount, if any, by which Net Working Capital as finally determined pursuant to Section 1.04 is less than the Target Net Working Capital Amount, plus (e) the amount of Cash as finally determined pursuant to Section 1.04, minus (f) the amount of the Transaction Expenses as finally determined pursuant to Section 1.04, minus (g) the Escrow Amount.
“Financing Related Persons” means (a) the Financing Sources, (b) any Affiliates of the Financing Sources, (c) the respective former, current and future officers, directors, employees, agents, attorneys, advisors, shareholders, representatives, stockholders, general or limited partners, members, controlling persons and other representatives of each Person identified in the foregoing clauses (a) and (b), and (d) the permitted successors and assigns of each of the Persons described in the foregoing clauses (a), (b) and (c).

“Financing Sources” means the Persons that are party to, and have committed to provide or arrange, all or any part of the Debt Financing and/or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, Purchaser and Merger Sub) and, in each case, their respective successors and assigns.
“Foreign Investment Laws” means any federal, state, foreign or transnational statues, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to screen, prohibit, restrict, or regulate investments on cultural, public order or safety, privacy or national or economic security grounds.
“Fraud” means, with respect to any Party, any actual and intentional fraud with respect to the specific representations and warranties contained in Article III, Article IV or Article V, as applicable, and not with respect to any other matters and requires that (a) such Party had actual knowledge that a false misrepresentation was actually inaccurate when made, (b) such false misrepresentation was made with the express intent to induce the other Party to rely thereon (or with the expectation that such Party would rely thereon) and that such Party would take action or inaction to such Party’s detriment, (c) such reliance and subsequent action or inaction by such Party was justifiable and (d) such action or inaction resulted in damages, losses or liabilities to such Party. “Fraud” is expressly limited to actual and intentional fraud as defined and qualified herein and does not include, and no claim may be made by any Person, in relation to this Agreement, for (i) constructive fraud or other claims based on constructive knowledge, (ii) any other Person’s Fraud, including through equitable claims (such as unjust enrichment) not requiring proof of wrongdoing committed by the subject of such claims or (iii) negligent misrepresentation, equitable fraud or any other fraud-based claim or theory that does not require all of the elements set forth in the definition of “Fraud” herein.
“Funded Indebtedness” means the amount of all indebtedness for borrowed money under the Existing Credit Facility.
“GAAP” means United States generally accepted accounting principles as in effect from time to time.
“Governance Documents” means the certificate of incorporation, articles of incorporation, charter, bylaws, articles of formation, articles of organization, certificate of formation, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.
“Government Bid” means any quotation, bid or proposal which is outstanding and, if accepted or awarded, would result in a Government Contract.
“Government Contract” means any Contract between the Partnership or its Subsidiaries, on the one hand, and (a) any Governmental Entity, (b) any prime contractor of any Governmental Entity in the capacity as a prime contractor, or (c) any higher-tier subcontractor at any tier with respect to any Contract of a type described in the preceding clauses (a) or (b), on the other hand. For the avoidance of doubt, a task, purchase or delivery order under a

Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.
“Government Official” means (a) officers or employees of any Governmental Entity, (b) any individual acting in an official capacity for or on behalf of any Governmental Entity, (c) any officer or employee of a Person that is majority or wholly-owned by a Governmental Entity, (d) candidates for political office at any level, (e) any officer or employee of a political party or any Person acting in an official capacity on behalf of a political party and (f) officers or employees of public international organizations (such as the United Nations, World Bank, and International Monetary Fund).
“Governmental Entity” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.
“Hazardous Materials” means any material, substance, chemical or waste that is listed, defined or regulated as hazardous, toxic, radioactive, a “pollutant” or a “contaminant” (or words of similar meaning and effect) under any Environmental Law, including petroleum or petroleum by-products, asbestos or asbestos-containing materials, polychlorinated biphenyls, and per- or polyfluoroalkyl substances.
“Indebtedness” means, as of the Reference Time, with respect to the Partnership and its Subsidiaries, as at a specified date, without duplication (including, as applicable, the principal and accrued and unpaid interest thereon, any prepayment, redemption fees, premiums, penalties and any other amounts payable that would arise at the Closing as a result of the discharge of the obligations, including, in each case, any such amounts set forth in the applicable Payoff Letter), (a) all indebtedness of such Person or any of its Subsidiaries for borrowed money (excluding all intercompany indebtedness between or among wholly-owned Subsidiaries of such Person), (b) all obligations of such Person or any of its Subsidiaries under leases that have been recorded as finance leases in accordance with FASB ASC 842 (for the avoidance of doubt, excluding any “right of use” liabilities for leases classified as operating leases) on a consolidated balance sheet of such Person and its Subsidiaries, (c) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities, (d) all severance due as a result of any termination of a current or former employee, officer, director or other individual service provider occurring before the Closing Date, and the Partnership’s and its Subsidiaries’ portion of any payroll, social security, unemployment or Taxes on such payments, (e) all liabilities with respect to any unfunded or underfunded qualified or nonqualified retirement plan, (f) any obligation evidenced by any surety bonds, letters of credit or bankers’ acceptances or similar facilities, in each case, solely to the extent drawn upon, (g) the Pre-Closing Tax Amount, (h) any “earn-out” payments (whether contingent or otherwise, and which, in each case, shall be calculated assuming the maximum achievement of performance targets) or deferred or unpaid purchase price with respect to any business acquisition, (i) all liabilities in respect of interest rate, currency, swap or other hedging agreements, in each case to the extent payable if such agreements are terminated as of the Closing, and including any amounts (including breakage costs) payable to terminate such agreements (which amount may be a positive or negative number), (j) all liabilities incurred as a result of the termination of any Affiliate Contracts prior to

Closing pursuant to Section 6.06, (k) any liabilities for declared but unpaid dividends or distributions in respect of Partnership Interests, and (l) all guarantees in respect of clauses (a) through (k). Notwithstanding the foregoing, (1) “Indebtedness” shall not include (i) any letters of credit, surety bonds, performance bonds and similar facilities, in each case, to the extent not drawn upon, (ii) any bank guarantees to the extent not drawn upon, (iii) non-cancellable purchase commitments, surety bonds and performance bonds, (iv) deferred revenue, (v) customer advances or deposits, (vi) obligations under operating leases, (vii) Tax liabilities (other than in respect of the Pre-Closing Tax Amount), (viii) any accounts payable to trade creditors arising in the Ordinary Course of Business, and (ix) any liability reflected in Net Working Capital or Transaction Expenses and (2) if the Partnership or any of its Subsidiaries incurs or repays any Indebtedness between the Reference Time and the time immediately prior to the Closing, Indebtedness shall be calculated as if such actions had been taken prior to the Reference Time.
“Initial Blocker Excess Amount” means the portion of the Initial Excess Purchase Price, if any, Blocker Seller would be entitled to receive if it had directly held the Blocker-Owned Interests and the Initial Excess Purchase Price were distributed in accordance with Section 8.5 of the Partnership Agreement (calculated as if all of the Initial Excess Purchase Price constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement) and determined in accordance with the Payment Schedule.
“Initial Equity Holder Excess Amount” means the difference between the Initial Excess Purchase Price and the Initial Blocker Excess Amount.
“Intellectual Property” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, including any and all: (a) statutory invention registrations, patents and patent applications, including continuations, divisionals, continuations-in-part, reexaminations, revisions, provisionals, renewals, extensions, reissues and reexaminations thereof and all improvements to the inventions disclosed in each such registration, patent and patent application, (b) trademarks, service marks, trade names, service names, brand names, trade dress, logos, certifications, domain names, social and mobile media identifiers and accounts, corporate names, other source identifiers (whether or not registered) and registrations, applications for registration and renewals thereof together with all of the goodwill associated therewith, (c) copyrights (whether or not registered) and applications therefor and registrations thereof, works of authorship, mask work rights and any and all renewals, extensions, reversions, restorations, derivative works and moral rights in connection with the foregoing, now or hereafter provided by Law, regardless of the medium of fixation or means of expression, (d) trade secrets, methods, processes, know-how (including manufacturing and production processes and research and development information), confidential or proprietary information, technical data, algorithms, formulae, procedures, protocols, rules of thumb, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information), (e) computer software (including source code, object code, firmware, operating systems and specifications), (f) databases and data collections, and (g) industrial designs (whether or not registered).
“IRS” means the United States Internal Revenue Service.

“IT Assets” means any and all computers, firmware, software, middleware, hardware, servers, workstations, routers, hubs, switches, data communication lines, networks, systems and other information technology assets and equipment (including laptops and mobile devices) and all documentation related to any of the foregoing, in each case, owned by, or leased to (or purported to be owned by or leased to), the Partnership or any of its Subsidiaries.
“knowledge of Purchaser” means the actual knowledge of the individuals listed on Schedule 9.01(a), as of the applicable date.
“knowledge of the Partnership” means the actual knowledge of the individuals listed on Schedule 9.01(b), as of the applicable date.
“Law” means any federal, state, local, municipal, foreign or other law, statute, rule, regulation, ordinance, judgment, injunction, decree or other restriction of any Governmental Entity.
“Lease” means each Contract, lease, sublease, license, sublicense or similar agreement or arrangement to which the Partnership or any of its Subsidiaries granting such party a leasehold or licensed interest in the Leased Real Property.
“Leased Real Property” means all real property leased, subleased, licensed, sublicensed or occupied by the Partnership or any of its Subsidiaries.
“Liabilities” means all liabilities, debt or other obligations, deficiencies, Taxes, penalties, fines, claims, causes of action or other commitments, losses, costs or expenses of any kind or nature whatsoever, whether asserted or unasserted, secured or unsecured, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due and regardless of when asserted.
“Liens” means any lien, encumbrance, pledge, hypothecation, mortgage, deed of trust, security interest, deposit, claim, lease, license, charge, option, right of first refusal, easement, servitude or transfer, sale or disposal restriction.
“Limited Partners” has the meaning set forth in the Partnership Agreement.
“Lookback Period” means the period since the date that is three years prior to the date hereof; provided that, for purposes of Section 3.15 and Section 3.16, such term means the period since the date that is five years prior to the date hereof.
“Losses” means any and all damages, penalties, fines, costs, judgments or amounts paid in settlement, Liabilities, losses, expenses and fees.
“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on the business, assets, operations, operating results or financial condition of the Partnership and its Subsidiaries, taken as a whole; provided that no change, effect, event, occurrence, state of facts or development arising out of or relating to any of the following, individually or in the aggregate, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Material Adverse Effect: (a) the announcement or consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, regulators, financing sources or employees and/or consultants, (b) changes in operating, business, regulatory or other conditions in the industry in which the Partnership and its Subsidiaries operates, (c) any change in general economic conditions, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world, (d) action taken because it is expressly required by the terms of this Agreement, including the impact thereof on revenue, profitability and cash flows, or taking any action or omitting to take any action at the request of Purchaser, (e) changes in GAAP or other accounting regulations or principles or any changes in applicable Laws or the interpretation thereof, (f) the failure of the Partnership and its Subsidiaries to meet or achieve the results set forth in any projection or forecast (provided that this clause (f) shall not prevent a determination that any change, effect, event, occurrence, state of facts or development underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change, effect, event, occurrence, state of facts or development is not otherwise excluded from this definition of Material Adverse Effect)), (g) the commencement or material worsening of a war or armed hostilities or other national or international calamity, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, an internet or “cyber” attack, data breach or hacking, (h) any natural or weather event or condition or other force majeure event or act of God, (i) any epidemic, pandemic or similar event, or quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, curfews, closure, sequester, other restrictions or any other Law, directive, guidelines or recommendations by any Governmental Entity (including the Centers for Disease Control and Prevention) that relate to, or arise out of, an epidemic, pandemic or similar event or any change in any such Law, directive, guideline, recommendation or interpretation thereof, (j) any anti-dumping actions, tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world, and (k) any executive order issued by the President of the United States, except that the foregoing clauses (b), (c), (e), (j) and (k) may be taken in account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect to the extent that any such change, effect, event, occurrence, state of facts or development has had a disproportionate adverse effect upon the business, assets, operations, operating results or financial condition of the Partnership and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Partnership and its Subsidiaries conduct their business, in which case only the incremental disproportionate adverse effect shall be taken into account when determining whether there has been or would reasonably be expected to be a Material Adverse Effect.
“Merger Purchase Price” means the difference between the Closing Purchase Price and the Blocker Purchase Price.
“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.
“Net Working Capital” means, without duplication, an amount (which amount may be a positive or negative number) equal to the current assets of the Partnership and its Subsidiaries, as of the Reference Time and calculated in accordance with the Accounting Principles, minus the current liabilities of the Partnership and its Subsidiaries, as of the Reference Time and calculated in accordance with the Accounting Principles. For the avoidance of doubt, (a) Net Working Capital shall be calculated (i) without taking into consideration (A) the Transactions and (B) any amounts actually included in the calculation of (1) Cash, (2) Transaction Expenses, and (3) Indebtedness, and (ii) by excluding all income tax assets and liabilities, and deferred tax assets and liabilities, and (b) Net Working Capital and the components and adjustments thereto shall be prepared and calculated in accordance with the Accounting Principles.
“Non-Recourse Party” means any Person that is not a Party, including, with respect to a Party, any of such Party’s former, current and future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, financing sources, affiliated (or commonly advised) fund, successors, heirs, beneficiaries or assignees (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, financing sources, affiliated (or commonly advised) fund, successors, heirs, beneficiaries or assignee of any of the foregoing).
“Ordinary Course of Business” means the ordinary course of business of the Partnership, Blocker and their respective Subsidiaries.
“Organizational Documents” means the Partnership Agreement and the Certificate of Limited Partnership.
“Other Partnership” means any entity (and any predecessor thereof) classified as a partnership for U.S. federal income tax purposes (other than the Partnership and its Subsidiaries) of which Blocker is or was, directly or indirectly, a partner.
“Owned Intellectual Property” means any and all Intellectual Property owned (or purported to be owned) by the Partnership or any of its Subsidiaries.
“Owned Real Property” means all material land or other real property, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Partnership or any of its Subsidiaries.
“Partnership Agreement” means Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 31, 2020, as amended, restated, supplemented or otherwise modified from time to time, by and among the Partnership, the General Partner and the other persons party thereto as Limited Partners.
“Partnership Fundamental Representations” means the representations and warranties regarding the Partnership set forth in Section 3.01(a), Section 3.02, the first two sentences of Section 3.05(a), Section 3.18, Section 4.01(a), Section 4.02, Section 4.04(a), the second sentence of Section 4.04(b) and Section 4.07.
“Partnership Interests” means, collectively, the Class A Partnership Interests, Class B Partnership Interests and Class C Partnership Interests.
“Partnership Plan” means (a) an “employee benefit plan” as defined in Section 3(3) of ERISA, (b) a stock bonus, equity purchase, equity option, restricted equity, equity appreciation right, unit appreciation rights, phantom equity, profits interest, or similar equity-based plan, agreement or arrangement or (c) any other compensation, consulting, employment, severance, deferred compensation, retention, change in control, welfare benefit, bonus, incentive, commission, perquisite or fringe benefit plan, policy, program, agreement or arrangement, whether or not written, that is (i) sponsored, maintained, contributed to, or required to be contributed to or entered into by the Partnership or any of its Affiliates (including the Sellers or any of its Affiliates) for the benefit of any current or former Service Provider, other than any schemes or arrangements sponsored by a government outside of the United States or (ii) for which the Partnership or any of its Subsidiaries has or may be reasonably expected to have any direct or indirect liability (contingent or otherwise).
“Partnership Related Party” means a Non-Recourse Party with respect to the Partnership or Blocker.
“Paying Agent” means Acquiom Financial LLC or, if Acquiom Financial LLC declines to serve as paying agent, such other third-party paying agent as the Parties mutually agree.
“Payment Schedule” means a schedule setting forth (a) the portion of the Closing Purchase Price that is payable to Blocker Seller and each Equity Holder, apportioned according to this Agreement, (b) the portion of distributable amounts from the Escrow Account, if any, payable to the Equity Holders (other than Blocker) and Blocker Seller of the distributable amounts from the Escrow Account, if any, apportioned according to this Agreement, (c) the portion of the Initial Excess Purchase Price, if any, payable to the Equity Holders (other than Blocker) and Blocker Seller, apportioned according to this Agreement and (d) the portion of the Final Excess Purchase Price, if any, payable to the Equity Holders (other than Blocker) and Blocker Seller, apportioned according to this Agreement.
“Payoff Letter” means a customary payoff letter, duly executed by each holder of Payoff Indebtedness, in which the payee shall agree that upon payment of the amount specified in such payoff letter (including any per diem amounts): (a) all outstanding Indebtedness and other obligations (other than with respect to contingent obligations and obligations that expressly survive termination of the Existing Credit Facility) of the Partnership and its Subsidiaries arising under or related to the applicable Payoff Indebtedness shall be repaid, discharged and extinguished in full and (b) all guarantees and Liens in connection therewith shall be released.
“Permitted Liens” means (a) liens for Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Partnership and its Subsidiaries and for which adequate reserves have been recorded on the Financial Statements in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business relating to obligations that are not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been recorded on the Financial Statements in accordance with GAAP, (c) pledges, deposits or other liens securing the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance or other social security legislation, (d) zoning, entitlement, building, environmental and other land use and environmental restrictions imposed by Governmental Entities having jurisdiction over the Leased Real Property or Owned Real Property that are not violated by the present or intended use, occupancy or operation of such property, (e) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property or the Owned Real Property that do not materially impair, and would not reasonably be expected to materially impair, the occupancy or use of the property for the purposes for which it is currently used, (f) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (g) purchase money Liens securing rental payments under capital lease arrangements, (h) liens granted in connection with or pursuant to the Existing Credit Facility and (i) non-exclusive licenses to Intellectual Property entered into in the Ordinary Course of Business.
“Person” means an individual, a partnership, a corporation, a limited liability company, sole proprietorship, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other legal entity or a Governmental Entity or any department, agency or political subdivision thereof.
“Personal Data” means all information that identifies or is reasonably capable of identifying any individual or household, and all information that constitutes “personal information”, “personal data”, “personally identifiable information” or any similar term under applicable Law.
“Post-Closing Tax Period” means any taxable period beginning after the Closing Date, including the portion of any Straddle Period beginning after the Closing Date.
“Pre-Closing Tax Amount” means with respect to the Partnership, any of its Subsidiaries or Blocker, the accrued but unpaid income Taxes of such entity for any Pre-Closing Tax Period ending on or after December 31, 2025. The “Pre-Closing Tax Amount” shall (a) not be reduced below zero; (b) be calculated (i) only with respect to jurisdictions in which such entity currently files income Tax Returns, or in which the Partnership, any of its Subsidiaries or Blocker has commenced, or changed its method of, business operations on or after January 1, 2025 in a manner that creates an income Tax Return filing obligation in such jurisdiction and (ii) by applying the applicable entity’s historical Tax practices and procedures (including any elections, methods of accounting and other filing positions) except to the extent of a change in applicable Law after the date hereof; (c) assume that any election or accounting method that would reduce the Pre-Closing Tax Amount will be made or adopted; (d) be determined by applying Section 6.10 in the case of any Straddle Period; (e) include any prepayments of Taxes, overpayments of Taxes, estimated payments of Taxes, Tax credits (other than credits purchased pursuant to Section 6418 of the Code) or refunds of Taxes (or credits in lieu of refunds), and any other income Tax attributes, in each case to the extent that it is at least “more likely than not” under applicable Tax Law that such amounts are available to reduce the Pre-Closing Tax Amount; (f) include all Transaction Tax Deductions in the Pre-Closing Tax Period to the extent deductible in such Tax period under applicable Tax Law at a “more likely than not” (or higher) level of comfort; (g) include any income Taxes of Blocker as a result of the Restructuring; (h) exclude any income Taxes attributable to transactions outside the Ordinary Course of Business on the Closing Date after the Closing; (i) exclude accruals or reserves for contingent income Taxes or uncertain Tax positions determined as of the date of Closing; (j) exclude any Tax in respect of deferred revenue, Section 481 adjustments (or adjustments under any similar provision of applicable state, local or non-U.S. Law), deferred tax liabilities or contingent Tax liabilities; (k) exclude any Taxes resulting from or attributable to any financing or refinancing arrangements or transactions entered into at any time by or at the direction of Purchaser or its Affiliates, including any such financing or refinancing arrangements or transactions entered into in connection with this Agreement, and (l) exclude any intercompany account or balances.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date, including the portion of any Straddle Period ending on and including the Closing Date.
“Processed” or “Processing” means any operation or set of operations performed, whether by manual or automated means, on data (including Personal Data) or on sets of data (including Personal Data), including the collection, use, sale, storage, transfer, disclosure, analysis, deletion or modification thereof.
“Purchaser Fundamental Representations” means the representations and warranties of Purchaser set forth in Section 5.01, Section 5.02 and Section 5.05.
“Purchaser Material Adverse Effect” means any change, effect, event, development, state of facts or occurrence that, individually or in the aggregate, has prevented or materially delayed or would prevent or materially delay the consummation of the Transactions or has materially impaired or would materially impair the ability of Purchaser to consummate the Transactions.
“Purchaser Related Party” means a Non-Recourse Party with respect to Purchaser.
“Reference Time” means 11:59 p.m., New York time, on the day immediately prior to the Closing Date; provided that any Taxes shall be calculated as of the end of the Closing Date.
“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, escaping, dumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, and land surface or subsurface strata).
“Restricted Cash” means cash and cash equivalents not freely usable due to any restrictions or limitations on the use or distribution by law or contract, it being understood that cash and cash equivalents that is subject to Tax on repatriation shall not, for these purposes, be considered subject to restrictions or limitations on the use or distribution by law.
“Sanctioned Country” means any country or territory that is subject to territory-wide or comprehensive sanctions imposed by the U.S. Government (as of the date hereof, the Crimea, Cuba, Iran, North Korea, and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions in Ukraine).
“Sanctioned Person” means any Person that is the subject or target of U.S. sanctions, including those administered by the U.S. Department of the Treasury’s Office of Foreign Asset Controls (“OFAC”) or U.S. Department of State, including (a) any list of Sanctioned Persons maintained by OFAC or the Department of State, including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s consolidated sanctions list, (b) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in the foregoing clause (a) or (c) any Person organized, located, or ordinarily resident in a Sanctioned Country.

“Sanctions Laws” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Kingdom, (c) the European Union or any European Union member state or (d) the United Nations.
“Securities Act” means the Securities Act of 1933, as amended.
“Service Provider” means, as of any relevant time, any director, officer, employee, intern, consultant or individual independent contractor of the Partnership or any of its Subsidiaries.
“Straddle Period” means a Tax period that includes but does not end on the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.
“Target Net Working Capital Amount” means ($61,600,000), a negative number.
“Tax” or “Taxes” means any federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee, or withholding, or other tax, assessment, fee or duty of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalties or additional amounts in respect of the foregoing, whether disputed or not.
“Tax Proceeding” means any audit, examination, contest, litigation or other proceeding with or against any Tax authority.
“Tax Returns” means any return, report, declaration, information return, claim for refund or other document (including schedules, attachments or any related or supporting information) filed with any Governmental Entity relating to any Tax, including any amendment thereof.
“Transaction Documents” means this Agreement, the Escrow Agreement, the Paying Agent Agreement and any and all certificates, agreements, documents or other instruments to be executed and delivered by any Person in connection with the Transactions, any exhibits, attachments or schedules to any of the foregoing, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

“Transaction Expenses” means, as of the Reference Time, without duplication, the aggregate of (a) all unpaid fees, costs, expenses and other payments of Blocker or the Partnership or any of its Subsidiaries incurred and payable (assuming consummation of the Transactions) in connection with the negotiation and execution of this Agreement or the other Transaction Documents or the consummation of the Transactions, including fees, costs and expenses payable to professionals (including investment bankers, attorneys, accountants and other consultants and advisors) retained by or on behalf of Blocker or the Partnership or any of its Subsidiaries that performed services in connection with the negotiation, execution and delivery of this Agreement or the other Transaction Documents or the consummation of the Transactions and (b) any severance, transaction, change of control, sale, retention or other similar bonuses or payments paid or payable to any current or former Service Provider as a result of the execution of this Agreement or the consummation of the Transactions (excluding, for the avoidance of doubt, any annual bonus and/or severance payments or amounts payable as a result of any termination of employment or service that occurs after the Closing due to actions taken by Purchaser or any of its Affiliates after the Closing) and the Partnership’s and its Subsidiaries’ portion of any payroll, social security, unemployment or Taxes on such payments. Notwithstanding the foregoing, if the Partnership or any of its Subsidiaries incurs any Transaction Expenses between the Reference Time and the time immediately prior to the Closing that are unpaid as of the Reference Time, Transaction Expenses shall be calculated as if such actions had been taken prior to the Reference Time.
“Transaction Tax Deductions” means the aggregate amount, assuming the Transactions are contemplated, of any fees, costs and expenses of the Partnership or any of its Subsidiaries that are deductible for Tax purposes related to or arising out of the transactions or reflected as a liability on the Closing Statement for (a) any employee bonuses, change in control payments, severance payments, retention payments or similar payments made by the Partnership or any of its Subsidiaries in connection with the Transactions or included in the computation of Indebtedness or Net Working Capital, (b) the fees, expenses, debt prepayment fees, debt issuance costs or capitalized debt costs, and interest (including amounts treated as interest for U.S. federal income tax purposes) incurred by the Partnership or any of its Subsidiaries with respect to the payment of Indebtedness, and (c) the amount of any fees and expenses of the Partnership or any of its Subsidiaries incurred in connection with the negotiation and execution of this Agreement and the consummation of the Transactions, including any Transaction Expenses or amounts that would be Transaction Expenses except for the fact that such expenses were paid prior to the Closing. The amount of Transaction Tax Deductions attributable to expenses that constitute “success-based fees” within the scope of Revenue Procedure 2011-29, 2011-18 I.R.B. 746, will be determined by assuming that the Partnership or the applicable Subsidiary elects to apply Revenue Procedure 2011-29 with respect to all such expenses.
“Transactions” means, collectively, the transactions and the other agreements contemplated hereby, including the Restructuring, the Purchase and the Merger, and the Transaction Documents.
“Transfer Taxes” means any real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer,

personal property transfer, registration, duty, or similar Taxes that become payable in connection with the Transactions.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., as amended, or any similar non-U.S., state or local law, regulation or ordinance.
“Willful Breach” means (a) any material breach of this Agreement that is the consequence of a deliberate act or failure to act by a Party that knew or should have known that the taking of such act or failure to act would be or would reasonably be expected to be a breach of this Agreement, or (b) the failure of Purchaser to consummate the Closing if and when required pursuant to Section 2.01.
Article XMISCELLANEOUS
10.01Survival. None of the representations and warranties of any Party contained in this Agreement or any other Transaction Document shall survive the Closing, and, except in the case of Fraud (and solely against the Party committing such Fraud), following the Closing, there shall be no liability in respect thereof on the part of any Party, its Affiliates or any of their respective Non-Recourse Parties.  Furthermore, without limiting the generality of this Section 10.01, no Action will be brought or maintained by, or on behalf of, Purchaser, Merger Sub, their respective Affiliates or the Partnership (and, after the Closing Date, the Surviving Entity) and any of its Subsidiaries against any of the Partnership, the Partnership’s Subsidiaries or the Partnership Related Parties, and no recourse will be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties, covenants or agreements of the Partnership or any other Person set forth or contained in this Agreement or any other document contemplated hereby or any certificate, instrument, opinion, agreement or other document of the Partnership or any other Person delivered hereunder, the subject matter of this Agreement or any other document contemplated hereby, the transactions contemplated by this Agreement, the business, the ownership, operation, management, use or control of the business of the Partnership or any of its Subsidiaries, any of their assets, or any actions or omissions at, or prior to, the Closing; provided that the foregoing will not prevent any claim of, or in any way limit any remedies available in respect of, Fraud (and solely against the Party committing such Fraud). None of the covenants of any Party contained in this Agreement that by their terms are required to be performed by such Party exclusively before the Closing shall survive the Closing.  Unless otherwise indicated, the covenants and agreements set forth in this Agreement that by their terms are required to be performed in whole or in part at or after the Closing shall survive the Closing until they have been performed, satisfied or expired, in each case, in accordance with their terms; provided that the foregoing will not prevent any claim of, or in any way limit any remedies available in respect of, Fraud (and solely against the Party committing such Fraud).
10.02Press Releases and Communications. From the date hereof until the earlier of the termination of this Agreement in accordance with Section 8.01 and the Closing, no press release or public announcement related to this Agreement or the Transactions shall be issued or made by or on behalf of any Party or any Affiliate thereof without the joint written approval of Purchaser, on the one hand, and the Partnership, on the other hand (in each case, which approval shall not be unreasonably withheld), except (a) for such release or announcement as may be required by applicable Law (including the rules of any applicable securities exchange), in which case the party required to issue or make the release or announcement shall, to the extent practicable and permitted by Law, allow (or cause its Affiliate to allow) Purchaser (in the case of releases or announcements by or on behalf of the Partnership, Blocker Seller, the Equity Holder Representative or any of their respective Affiliates) or the Partnership (in the case of releases or announcements by or on behalf of Purchaser, Merger Sub, or any of their respective Affiliates) reasonable time to comment on such release or announcement in advance of such issuance or the making thereof, (b) for such announcements or releases required to be made to comply with Section 6.02, (c) that any Party or any such Party’s Affiliate may disclose the terms of the Transactions and this Agreement on a confidential basis to its Affiliates and any current or potential investor in such Party’s or its Affiliates’ investment funds, potential funding sources and insurers in connection with fundraising, marketing or reporting activities or otherwise in the ordinary course of such Party’s or its Affiliates’ business and (d) that nothing contained herein shall limit or restrict (i) the Partnership’s or its Subsidiaries’ ability to communicate with their respective officers, directors and employees (in each case of (c) and (d), so long as such Persons are bound by obligations of confidentiality in respect of any such information disclosed to them) or (ii) the right of the Partnership, Purchaser or any of their respective Affiliates in respect of any Action that may arise or be commenced between the Partnership or any Affiliate thereof, on the one hand, and Purchaser or any Affiliate thereof, on the other hand.
10.03Expenses. Except as otherwise expressly provided herein, each Party shall pay all of its own fees and expenses incurred in connection with this Agreement and the Transactions.
10.04Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when sent by email (unless a “bounceback” or “undeliverable” message has been received by the sender), (c) on the first Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service that issues a receipt or other confirmation of delivery, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, return receipt requested. Notices, demands and communications, in each case, to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such Party in accordance with this Section 10.04:
Notices to Purchaser, Merger Sub or Parent (or the Partnership, on or after the Closing):

CACI International Inc
12021 Sunset Hills Rd
Reston, VA 20190
Attention: J. William Koegel, Jr.
     Clarence A. Franklin
E-mail: [Redacted]
[Redacted]

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
1700 M Street, N.W.
7th Floor
Washington, DC 20036-4504
Attention: Stephen Glover
Alexander Orr
Email: SIGlover@gibsondunn.com
AOrr@gibsondunn.com

Notices to the Partnership prior to the Closing:

ARKA Group, L.P.
100 Wooster Heights Road
Danbury, Connecticut 06810
Attention:    Ann Monk
Email:        [Redacted]

with copies to (which shall not constitute notice):

c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
Attention:     David M. Kaden
Email:     [Redacted]
and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue

New York, New York 10017
Attention:    Anthony F. Vernace
        Mark C. Viera
        Iliana Karaoglan
Email:        AVernace@stblaw.com
        Mark.Viera@stblaw.com
        Iliana.Karaoglan@stblaw.com

Notices to Blocker Seller or the Equity Holder Representative:

c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
Attention:     David M. Kaden
Email:     [Redacted]

with copies to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:    Anthony F. Vernace
        Mark C. Viera
        Iliana Karaoglan
Email:        AVernace@stblaw.com
        Mark.Viera@stblaw.com
        Iliana.Karaoglan@stblaw.com

10.05Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by a Party without the prior written consent of (a) prior to the Closing, the Partnership and Purchaser or (b) following the Closing, Purchaser and the Equity Holder Representative.

10.06Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity, legality or enforceability of the remaining terms and provisions hereof or the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon a determination by a court of competent jurisdiction that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making the determination of invalidity, illegality or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
10.07References. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days (excluding Business Days) or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement. The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific items or matters immediately following it. Any reference in this Agreement indicating that any information or materials have been “made available” or “provided to” or similar phrases means that a document or other item of information was provided or made available to Purchaser in the electronic data room hosted by Intralinks entitled “Project Arrow” or made available for in-person review in a sensitive compartmented information facility or a special access program facility (as such terms are used by the U.S. Department of Defense), in each case, no later than 12 hours prior to the execution and delivery hereof. Any reference in this Agreement to “writing” or comparable expressions includes a reference to email or comparable means of communication. To the extent computation of any amounts contemplated by this Agreement (including the Closing Purchase Price, the Final Purchase Price and any monetary thresholds or other amounts) include a currency other than U.S. dollars, such amounts shall be converted to U.S. dollars using the U.S. dollar equivalent; provided that, when determining the Closing Purchase Price or the Final Purchase Price, and any computations thereof, the U.S. dollar equivalent shall be determined using the spot rate as of the date on which the Estimated Closing Statement is required to be delivered. For purposes of this Agreement, (a) “U.S. dollar equivalent” means, in respect of any amount expressed in a currency other than the U.S. dollar, the corresponding amount in U.S. dollars resulting from multiplying such amount in the applicable currency by the spot rate, and (b) “spot rate” means, in respect of any amount expressed in a currency other than the U.S. dollar, as of any time or date of determination, the rate of exchange of U.S. dollars for such currency at the time or date of determination as quoted by Bloomberg L.P. on www.bloomberg.com/markets/currencies/fxc.html and applying the currency converter set forth on such webpage, or as displayed on such other information service which publishes that rate of exchange from time to time in place of Bloomberg L.P.
10.08Disclosure Schedules. The Disclosure Schedules are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Disclosure Schedules shall be deemed to refer to this entire Agreement, including all Disclosure Schedules. The Disclosure Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to the sections of this Agreement; however, any item disclosed in any part, subpart, section or subsection of the Disclosure Schedules shall be deemed to have been disclosed with respect to any other section and subsection in this Agreement to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent from the face of such disclosure, notwithstanding the omission of an appropriate cross-reference. In addition, in order to comply with Executive Orders 13526 and 12829 and the National Industrial Security Operating Manual, Department of Defense Directive 5220.22-M and other applicable Law (collectively, the “National Security Requirements”), certain Contracts and other information, including information relating to such Contracts (which may include notices, consents, approvals or other actions that may be required thereunder or advisable in connection therewith and matters relating to compliance with and the enforceability of such Contracts) have not been identified in the Disclosure Schedules where disclosure of the same would violate applicable National Security Requirements (the “Omitted Information”). Notwithstanding anything to the contrary set forth in this Agreement or the Disclosure Schedules, the Omitted Information shall be deemed to be disclosed for all purposes of the Disclosure Schedules, and no omission shall constitute or contribute to, or be deemed to constitute or contribute to, a breach of representation, warranty, covenant or other provision of this Agreement. Any item of information, matter or document disclosed or referenced in, or attached to, the Disclosure Schedules shall not (a) be used as a basis for interpreting the terms “material”, “Material Adverse Effect” or other similar terms in this Agreement or to establish a standard of materiality, (b) represent a determination that such item or matter did not arise in the ordinary course of business, (c) be deemed or interpreted to expand or limit the scope of the Parties’ respective representations and warranties, obligations, covenants, conditions or agreements contained herein, (d) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter, (e) represent a determination that the consummation of the Transactions requires the consent of any third party, (f) constitute, or be deemed to constitute, an admission to any third party concerning such item or matter or (g) constitute, or be deemed to constitute, an admission or indication by any Party that such item meets any or all of the criteria set forth in this Agreement for inclusion in the Disclosure Schedules. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement.
10.09Other Interpretive Provisions. Accounting terms that are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement shall control. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, whenever the word “or” is used in this Agreement, it shall not be deemed exclusive. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Any reference to any particular Code section or Law shall be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. All of the representations and warranties expressly set forth in Article III and Article IV, other than Sections 4.06(c) and 4.08(n), shall be deemed to have been made, and all of the covenants and agreements set forth in this Agreement, other than Section 6.11, shall be deemed to be given, assuming for such purposes that the Restructuring has been completed as of the date of this Agreement.
10.10Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply to any third party that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no Person shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in any Schedule or Exhibit is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).
10.11Amendment and Waiver. Any provision of this Agreement may be amended only in a writing signed by (a) prior to the Closing, Purchaser, on the one hand, and the Partnership, on the other hand, and (b) following the Closing, Purchaser, on the one hand, and the Equity Holder Representative, on the other hand. No waiver of any provision of this Agreement or any breach or default thereof shall be effective unless in writing signed by the Party or Parties entitled to the benefit of such provision, nor shall any waiver of any provision of this Agreement or any breach or default thereof extend to or affect in any way any other provision or any prior or subsequent breach or default.
10.12Complete Agreement. This Agreement (including the Exhibits, the Disclosure Schedules, and the other Schedules referenced in this Agreement), the Transaction Documents, and the Confidentiality Agreement contain the complete agreement between the Parties with respect to the Transactions and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, with respect to the subject matter hereof and thereof, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements.
10.13Third Party Beneficiaries. Except with respect to (a) Section 6.07, which shall be enforceable by the D&O Indemnified Parties, (b) Section 6.08, which shall be enforceable by the Seller Released Persons and the Purchaser Released Persons, (c) Section 8.02, which shall be enforceable by the Equity Holders, including, for the avoidance of doubt, the right of Equity Holders to pursue losses (including the benefit of the bargain lost by the Equity Holders, including the loss of the premium offered to the Equity Holders based on the value of the consideration that would have otherwise been payable to the Equity Holders, as further specified in Section 8.02), if any, which right is hereby expressly acknowledged and agreed by Purchaser; provided that, notwithstanding the foregoing, (i) such rights may be exercised only by the Partnership (on behalf of the Equity Holders) and (ii) all amounts received in connection therewith shall be allocated as if the entire such amount was distributed with respect to all Partnership Interests (including Blocker-Owned Interests) in accordance with Section 8.5 of the Partnership Agreement (calculated as if such amount constitutes Distributable Assets (as defined under the Partnership Agreement) that are available for distribution to the Equity Holders pursuant to Section 8.5 of the Partnership Agreement), and which amount shall be allocated consistent with the Payment Schedule, (d) the last sentence of Section 8.02, which shall be enforceable by the Partnership Related Parties, (e) Section 10.19, which shall be enforceable by the Non-Recourse Parties, (f) Section 10.22, which shall be enforceable by the Law Firm and (g) Section 10.24, which shall be enforceable by the Financing Related Persons, nothing in this Agreement, express or implied, shall be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement.
10.14Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER OR OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.15Delivery by Email. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered via email, shall be treated in all manners and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party or any party to any such contract, each other Party or party thereto shall re-execute original forms thereof and deliver them to all other Parties or parties thereto. No Party or party to any such contract shall raise the use of email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use or email as a defense to the formation of a contract and each such Party forever waives any such defense.
10.16Counterparts. This Agreement may be executed in multiple counterparts (including in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which will be deemed an original and any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.
10.17Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Exhibits and Schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
10.18Jurisdiction. Any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought before and determined exclusively by the Delaware Court of Chancery of the State of Delaware; provided that, if the Delaware Court of Chancery does not have jurisdiction, any such Action shall be brought exclusively in the United States District Court for the District of Delaware or any other state or federal court of the State of Delaware, and each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action that is brought in any such court has been brought in an inconvenient forum. Each Party agrees that service of process on such Party as provided in Section 10.04 shall be deemed effective service of process on such Party.
10.19No Recourse.
(a)Notwithstanding any provision of this Agreement or otherwise, the Parties agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that no Non-Recourse Party with respect to a Party shall have any liability, obligation or commitments (whether known or unknown or whether contingent or otherwise) under this Agreement or any document or instrument delivered in connection herewith or relating to the Transactions. Without limiting the foregoing and notwithstanding anything in this Agreement to the contrary, Blocker Seller and the Partnership hereby agree that service of process upon Blocker Seller or the Partnership in any such Action or proceeding shall be effective if notice is given in accordance with Section 10.04 and each irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court.
(b)Any Action based upon, arising out of or related to this Agreement may only be brought against the Persons that are expressly named as Parties and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein or therein. Except to the extent a Party (and then only to the extent of the specific representations, warranties, or other obligations undertaken by such named Party in this Agreement and not otherwise), no Partnership Related Party or Purchaser Related Party shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Partnership or Purchaser, as applicable, under this Agreement of or for any Action based on, arising out of, or related to this Agreement or the Transactions.
(c)The Partnership, Blocker Seller and Purchaser (on behalf of themselves, their respective Affiliates, and any Person claiming by, through or on behalf of the Partnership, Blocker Seller, Purchaser or their respective Affiliates, as applicable) covenants and agrees that it shall not institute, and shall cause its Affiliates not to bring, make or institute, any Action (whether based in Contract, tort, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or any of the Transactions against any of the Purchaser Related Parties or the Partnership Related Parties, as applicable, and that none of the Purchaser Related Parties or the Partnership Related Parties shall have any liability or obligations (whether based in Contract, tort, strict liability, other Laws or otherwise) to, as applicable, Blocker Seller, the Partnership, the Partnership’s Subsidiaries, Purchaser, Purchaser’s Subsidiaries, or any of their respective advisors, representatives or Affiliates (or any Person claiming by, through or on behalf of Blocker Seller, the Partnership, Purchaser or their respective Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or the Transactions, other than in each case, Purchaser, the Partnership or Blocker Seller, as applicable, to the extent provided herein. Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under the Comprehensive Environmental Response, Compensation and Liability Act or any other applicable Law (and subject only to the specific contractual provisions of this Agreement), Blocker Seller, the Partnership and Purchaser (on behalf of themselves, their respective Affiliates, and any Person claiming by, through or on behalf of Blocker Seller, the Partnership or Purchaser, as applicable, or their respective Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such Actions.
(d)For the avoidance of doubt, nothing in this Section 10.19 will in any way limit any remedies available under applicable Law in respect of Fraud.
10.20Equity Holder Representative.
(a)Pursuant to the adoption of this Agreement by the General Partner and the execution of this Agreement by Blocker Seller, each Equity Holder shall be deemed to have irrevocably appointed, authorized and empowered the Equity Holder Representative to act as the exclusive representative, agent and attorney-in-fact for and on behalf of the Equity Holders with full power and authority to act on behalf of the Equity Holders in connection with and to facilitate the consummation of the Transactions, which shall include such power and authority as is necessary or appropriate for the Equity Holder Representative to carry out the functions assigned to the Equity Holder Representative under this Agreement or the other Transaction Documents; provided that the Equity Holder Representative shall have no obligation to the

Equity Holders to act, except as expressly provided herein, and without limiting the generality of the foregoing, the Equity Holder Representative shall have the power and authority:
(i)to execute and deliver on behalf of the Equity Holders such waivers and consents in connection with this Agreement and the other Transaction Documents and the consummation of the Transactions, including any amendments or modifications to this Agreement or the other Transaction Documents, in each case as the Equity Holder Representative, in its sole discretion, may deem necessary or desirable;
(ii)to enforce and protect the rights and interests of the Equity Holders and to enforce and protect the rights and interests of the Equity Holder Representative arising out of or under or in any manner relating to the Transactions, this Agreement, the other Transaction Documents, the other agreements contemplated hereby and thereby, and the other transactions provided for herein or therein, and to take any and all actions which the Equity Holder Representative believes are necessary or appropriate under this Agreement or the other Transaction Documents for and on behalf of the Equity Holders. Without limiting the generality of the foregoing, the Equity Holder Representative may (A) assert any claim or institute any Action, (B) investigate, defend, contest or litigate any Action initiated by Purchaser or any other Person, or by any Governmental Entity against the Equity Holder Representative or any of the Equity Holders, (C) receive process on behalf of any or all Equity Holders in any such Action and compromise or settle on such terms as it shall determine to be appropriate, and give receipts, releases and discharges with respect to, any such Action, (D) file any proofs of debt, claims and petitions as it may deem advisable or necessary and (E) file and prosecute appeals from any decision, judgment or award rendered in any such Action (it being understood that the Equity Holder Representative shall not have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions);
(iii)to refrain from enforcing any right of the Equity Holders arising out of or under or in any manner relating to the Transactions, this Agreement, the other Transaction Documents, the other agreements contemplated hereby and thereby, and the other transactions provided for herein or therein; provided that no such failure to act on the part of the Equity Holder Representative, except as otherwise provided in this Agreement or the other Transaction Documents, shall be deemed a waiver of any such right or interest by the Equity Holder Representative or by the Equity Holders unless such waiver is in writing signed by the waiving party or by the Equity Holder Representative;
(iv)to enter into the Escrow Agreement and the Paying Agent Agreement;
(v)on behalf of the Equity Holders, to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Equity Holder Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the Transactions and all other agreements, documents or instruments referred to herein or in the other Transaction Documents or executed in connection herewith and therewith;

(vi)to give and receive all notices and communications to be given or received by the Equity Holders under this Agreement and the other Transaction Documents and to receive service of process in connection with any claims under this Agreement and the other Transaction Documents, including service of process in connection with any arbitration;
(vii)to be the sole and exclusive Person to represent the Equity Holders in any post-Closing-related matter arising from or relating to this Agreement, the other Transaction Documents, or the Transactions;
(viii)to determine whether to deliver an Objections Statement and to resolve any disputes regarding the Closing Statement; and
(ix)on behalf of the Equity Holders, to make or receive any payments or to pay any expenses under or in connection with this Agreement or the other Transaction Documents or on behalf of the Equity Holders, including by using the Escrow Amount (and any interest or earnings thereon) to satisfy costs, expenses and/or liabilities of the Equity Holder Representative in connection with matters related to this Agreement or the other Transaction Documents, with any balance of the Escrow Amount not used for such purposes to be disbursed and paid, at such time as the Equity Holder Representative determines, in its sole discretion, that no additional Equity Holder Representative Costs and Expenses shall become due and payable, to the Equity Holders.
(b)Purchaser may rely upon all actions taken or omitted to be taken by the Equity Holder Representative pursuant to this Agreement and the other Transaction Documents, all of which actions or omissions shall be legally binding upon the Equity Holders.
(c)The appointment of the Equity Holder Representative and grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, illness, incapacity, bankruptcy, dissolution or liquidation of any Equity Holder and (ii) shall survive the consummation of the Transactions.
(d)All actions taken by the Equity Holder Representative under this Agreement and the other Transaction Documents shall be binding upon all Equity Holders and their respective successors and assigns as if expressly confirmed and ratified in writing by each of them. Purchaser shall serve notice to, and deal exclusively with, the Equity Holder Representative with respect to any and all matters or claims concerning any of the Equity Holders arising out of or related to this Agreement, the other Transaction Documents and all other agreements or instruments contemplated hereby or thereby, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever and without any liability or further inquiry) on any document purported by the Equity Holder Representative to have been executed by or on behalf of any of the Equity Holders as fully binding upon them. If the Equity Holder Representative shall resign, dissolve, cease to exist, otherwise be unable to fulfill its responsibilities as representative of the Equity Holders or cease to function in such capacity for any reason whatsoever, the General Partner shall, within 10 days after the occurrence of such event, appoint a successor representative and, promptly thereafter, shall notify the Equity Holders and Purchaser of the identity of such successor; provided that, until such notice is received by Purchaser, Purchaser shall be entitled to rely on the decisions, actions, consents and instructions of the prior Equity Holder Representative. Any such successor shall succeed to the rights and obligations of the Equity Holder Representative as representative of the Equity Holders hereunder. If for any reason there is no Equity Holder Representative following the 10-day period described above, all references herein or in any other agreement or instrument contemplated hereby to the Equity Holder Representative in which the Equity Holder Representative is authorized to act on behalf of the Equity Holders shall be deemed to refer to the Equity Holders holding a majority of the outstanding Partnership Interests. Each Equity Holder upon the execution of a Letter of Transmittal, agrees that any action taken by the Equity Holder Representative on its behalf pursuant to the terms of this Agreement, the other Transaction Documents and the other agreements and instruments contemplated hereby and thereby, including all actions and inactions permitted by this Section 10.20, shall be fully binding on them.
(e)By the execution of a Letter of Transmittal, each Equity Holder irrevocably shall agree that the Equity Holder Representative shall have no liability, obligation or commitment to any Equity Holder with respect to actions taken or omitted to be taken in its capacity as the Equity Holder Representative and that the Equity Holder Representative shall be under no obligation to take any action in its capacity as the Equity Holder Representative, unless the Equity Holder Representative has been provided with funds, security or indemnities which, in the sole determination of Equity Holder Representative, are sufficient to protect the Equity Holder Representative against the costs, expenses and liabilities which may be incurred by the Equity Holder Representative in responding to such direction or taking such action. By the execution of a Letter of Transmittal, each Equity Holder irrevocably shall agree that the Equity Holder Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Equity Holder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. Without limiting Section 10.20(a)(ix) by the execution of a Letter of Transmittal, each Equity Holder irrevocably shall agree that the Equity Holder Representative shall be entitled to reimbursement from the Escrow Amount for all expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Equity Holder Representative in such capacity, and shall be entitled to indemnification from the Equity Holders against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as the Equity Holder Representative (except for those arising out of Equity Holder Representative’s gross negligence or willful misconduct), including the costs and expenses of investigation and defense of claims. To the extent the Escrow Amount is insufficient to cover the Equity Holder Representative’s costs, expenses and liabilities hereunder, the Equity Holders shall indemnify the Equity Holder Representative in accordance with the immediately preceding sentence on a pro rata basis based on their respective equity interest in the Partnership as of immediately prior to the Closing.
(f)The Parties acknowledge that the Equity Holder Representative’s obligations under this Section 10.20 are solely as a representative of the Equity Holders and that the Equity Holder Representative shall have no personal responsibility or liability for any expenses, costs or other liabilities incurred by it in such capacity.

10.21Specific Performance. Each of the Parties acknowledges that the rights of each other Party to consummate the Transactions are unique and recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have no adequate remedy at Law. Accordingly, the Parties agree that prior to a valid termination of this Agreement in accordance with this Agreement, such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity, to enforce its rights and the other Parties’ obligations hereunder not only by an Action or Actions for damages but also by an Action or Actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (a) any defenses in any Action for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or in equity, and (b) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. Prior to the Closing, if any Party brings any Action to enforce specifically the performance of the terms and conditions of this Agreement, the Outside Date shall automatically be extended by such time period established by the court presiding over such Action.
10.22Legal Representation. Each of the Parties hereby agrees, on its own behalf and on behalf of its Affiliates, that Simpson Thacher & Bartlett LLP (the “Law Firm”) has acted as counsel to each of the Partnership, Blocker Seller, Equity Holder Representative and their Affiliates (each, a “Seller” and, collectively, the “Sellers”) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, and that, following consummation of the Purchase, the Merger and the other Transactions, the Law Firm may serve as counsel to each and any of the Equity Holders, the Equity Holder Representative, Blocker Seller or any of their Affiliates or any director, partner, officer, employee or Affiliate of the Equity Holder Representative, Blocker Seller or any of their Affiliates, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Transactions notwithstanding such representation and each of the Parties hereby consents thereto and waives any actual or potential conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to waive any actual or potential conflict of interest arising from such representation. Purchaser, on behalf of itself and its Affiliates (including, after the Closing, the Surviving Entity), acknowledges and agrees that, as to all communications prior to Closing among the Law Firm, on the one hand, and Blocker Seller, the Equity Holder Representative, the Partnership and its Subsidiaries, and their respective Affiliates, on the other hand, that relate to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, the attorney-client privilege and the expectation of client confidence belongs to Sellers and their respective Affiliates (other than the Partnership and its Subsidiaries), as applicable, and shall not pass to or be claimed by Purchaser or the Partnership and its Subsidiaries. Accordingly, Purchaser shall not, without the Equity Holder Representative’s prior written consent, have access to any such communications, or to the files of the Law Firm relating to such representation, whether or not the Closing occurs. Notwithstanding the foregoing, if Purchaser or any of its Subsidiaries is legally required by any Governmental Entity to access or obtain a copy of any such communications, the applicable Person may do so and disclose the communications to the extent so required; provided that Purchaser shall first promptly notify the Equity Holder Representative in writing upon receipt of such Governmental Entity’s requirement so that the Equity Holder Representative has the reasonable opportunity to seek a protective order or other relief with respect to such communication and Purchaser shall use, and cause its Subsidiaries to use, commercially reasonable efforts (at the expense of the Equity Holder Representative) to assist therewith. This Section 10.22 is for the benefit of the Equity Holders, the Equity Holder Representative, Blocker Seller or any of their respective Affiliates, and the Law Firm, and the Law Firm is an intended third-party beneficiary of this Section 10.22.
10.23Parent Provisions.
(a)To induce Blocker Seller and the Partnership to enter into this Agreement, Parent hereby guarantees to Blocker Seller and the Partnership and their respective successors and assigns, absolutely, unconditionally and irrevocably, the full, prompt and complete payment and performance by Purchaser of all of the payment and performance obligations of Purchaser contained in this Agreement (the “Purchaser Obligations”). Parent hereby acknowledges and agrees that, without any notice to, further assent by, or loss of any right against Parent, and without in any way affecting or releasing the liability of Parent hereunder, Blocker Seller and the Partnership may at any time agree with Purchaser to renew, extend, modify, compromise, settle or release any Purchaser Obligations in whole or in part. Parent waives any and all notice of the renewal, extension, modification or accrual of any Purchaser Obligations or acceptance of this guarantee. This guarantee shall be a continuing, absolute, irrevocable and unconditional guarantee of payment and performance, and not merely of collection, and is in no way conditioned or contingent upon any attempt to collect from Purchaser or other party liable for any Purchaser Obligations, enforce performance by Purchaser or such other party, or on any other condition or contingency. Notwithstanding the foregoing, this guarantee shall be reinstated if, at any time following the termination of this guarantee, any payment of the Purchaser Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of any party liable for any of the Purchaser Obligations or otherwise, and is so rescinded, restored or returned, all as though such payment had not been made. This guarantee shall remain in full force and effect until the full satisfaction of all the Purchaser Obligations. No failure on the part of Blocker Seller or the Partnership to exercise, and no delay in exercising, any rights or power (including those hereunder) shall operate as a waiver thereof or a waiver of any other rights or power or shall in any way affect or impair this guarantee, nor shall any single or partial exercise by Blocker Seller or the Partnership of any rights or power (including those hereunder) preclude any other further exercise thereof or exercise of any other rights or power. Parent hereby agrees to pay any and all reasonable attorneys’ fees and any other expenses and costs incurred by Blocker Seller or the Partnership in enforcing the Purchaser Obligations or any rights under this guarantee.
(b)Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Parent has all requisite power and authority necessary to own and operate its properties and to carry on its businesses as now conducted, except where the failure to hold such power and authority would not have a Purchaser Material

Adverse Effect.  Parent is qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Purchaser Material Adverse Effect.
(c)Parent has all requisite corporate power and authority to execute and deliver this Agreement for the limited purpose set forth herein.  The execution, delivery and performance of this Agreement by Parent for the purposes set forth herein have been duly and validly authorized by all requisite corporate action and any other actions required by Contract or Law, and no other proceedings on the part of Parent are necessary to authorize the execution, delivery or performance of this Agreement.  This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of each of the other Parties, constitutes a valid and binding obligation of Parent, enforceable in accordance with its terms, in each case, except as enforceability may be limited by the Enforceability Exceptions. Except for matters taken prior to the execution and delivery hereof, no other corporate proceedings on the part of Parent are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the transactions contemplated hereby or thereby.
10.24Financing Sources. None of the Financing Related Persons will have any liability to the Sellers relating to or arising out of this Agreement, the Debt Financing or the transactions contemplated hereby and thereby, whether at law or in equity, in contract, in tort or otherwise, and the Sellers will not have any rights or claims against any of the Financing Related Persons relating to or arising out of this Agreement, the Debt Financing or the transactions contemplated hereby and thereby. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (a) that any legal proceeding, whether at law or in equity, in contract, in tort or otherwise, against the Financing Related Persons arising out of, or relating to, the transactions contemplated by this Agreement, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such legal proceeding to the exclusive jurisdiction of such courts; (b) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any debt commitment letter will be effective service of process against them for any such legal proceeding brought in any such court; (c) (i) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such legal proceeding in any such court and (ii) to waive the right to trial by jury; (d) that the provisions of this Section 10.24 shall apply to any such legal action; (e) that any such legal proceeding will be governed by and construed in accordance with the laws of the State of New York (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)); and (f) that the Financing Related Persons are express third party beneficiaries of, and may rely upon and enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 10.24, and such provisions and the definitions of “Debt Financing”, “Financing Source” and “Financing Related Persons” (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) shall not be amended in any way materially adverse to the Financing Related Persons without the prior written consent of the Financing Related Persons (such consent not to be unreasonably withheld, conditioned or delayed) and each of such provisions shall expressly inure to the benefit of the Financing Related Persons and the Financing Related Persons shall be entitled to rely on and enforce such provisions.
* * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.
ARKA GROUP, L.P.

By: ARKA GP, LLC, its general partner

By: /s/ David Kaden
Name: David Kaden
Title: Authorized Signatory

BTO AMERGINT FEEDER PARENT L.P.

By: BLACKSTONE TACTICAL OPPORTUNITIES ASSOCIATES III – NQ L.P.,
its general partner

By: BTO DE GP – NQ L.L.C., its general partner

By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

ARKA HOLDCO L.P.

By: BTO HOLDINGS MANAGER – NQ L.L.C.,
its general partner

By: Blackstone Tactical Opportunities Associates –
NQ L.L.C., its managing member

By: BTOA – NQ L.L.C., its sole member

By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

CACI, INC. - FEDERAL

By: /s/ Jeffrey D. MacLauchlan
Name: Jeffrey D. MacLauchlan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

SPATIUM MERGER SUB, LLC

By: /s/ Jeffrey D. MacLauchlan
Name: Jeffrey D. MacLauchlan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

CACI INTERNATIONAL INC
(solely for purposes of Section 10.23)

By: /s/ Jeffrey D. MacLauchlan
Name: Jeffrey D. MacLauchlan
Title: Executive Vice President, Chief
Financial Officer and Treasurer